                                 LOAN AGREEMENT

                         Dated: As of February 19, 2003

                                      Among

                    SHELBOURNE PROPERTIES I L.P. , a Delaware
                              limited partnership,

                   SHELBOURNE PROPERTIES II L.P. , a Delaware
                              limited partnership,

                   SHELBOURNE PROPERTIES III L.P. , a Delaware
                              limited partnership,

                   SHELBOURNE RICHMOND COMPANY LLC, a Delaware
                           limited liability company,

                   SHELBOURNE MATTHEWS COMPANY LLC, a Delaware
                           limited liability company,

                  SHELBOURNE LAS VEGAS COMPANY LLC, a Delaware
                           limited liability company,

                    CENTURY PARK I JOINT VENTURE, a Delaware
                              general partnership,

                   SEATTLE LANDMARK JOINT VENTURE, a Delaware
                              general partnership,

                       TRI-COLUMBUS ASSOCIATES, a Delaware
                              general partnership,



                         FLEET NATIONAL BANK ("Agent"),

                                       and

  FLEET NATIONAL BANK and any other Lenders, if any, which are, or may become, parties to this Agreement ("Lenders")


                                ----------------

                       FLEET SECURITIES, INC. ("Arranger")

                                ----------------


                               $55,000,000.00 LOAN

                                                 TABLE OF CONTENTS
                                                 -----------------

                                                                                                     Page
                                                                                                     ----
1.   BACKGROUND........................................................................................1

     1.1      Defined Terms............................................................................1
     1.2      Loan Parties ............................................................................1
     1.3      Use of Loan Proceeds ....................................................................3
     1.4      Guaranties ..............................................................................3
     1.5      Loan ....................................................................................4

2.   LOAN PROVISIONS...................................................................................4

     2.1      Amount of Loan ..........................................................................4
     2.2      Term of Loan; Extension Rights ..........................................................4
     2.3      Interest Rate and Payment Terms .........................................................4
              2.3.1      Borrower's Options............................................................4
              2.3.2      Selection To Be Made..........................................................4
              2.3.3      Notice........................................................................4
              2.3.4      Conversion of Other Advances..................................................5
              2.3.5      Telephonic Notice.............................................................5
              2.3.6      Limits On Options, One Selection Per Month....................................5
              2.3.7      Payment and Calculation of Interest...........................................5
              2.3.8      Principal Payments............................................................5
              2.3.9      Mandatory Principal Payments..................................................6
              2.3.10     Prepayment....................................................................7
              2.3.11     Maturity......................................................................7
              2.3.12     Method of Payment; Date of Credit.............................................8
              2.3.13     Billings......................................................................8
              2.3.14     Default Rate..................................................................8
              2.3.15     Late Charges..................................................................8
              2.3.16     Breakage Fee..................................................................8
     2.4      Loan Fees; Agent's Fees .................................................................9
              2.4.1      Loan Fees.....................................................................9
              2.4.2      Agent's Fees..................................................................9
              2.4.3      Extension Fees................................................................9
     2.5      Acceleration ............................................................................9
     2.6      Conditions to Extending Loan ............................................................9
              2.6.1      No Default....................................................................9
              2.6.2      Notice From Borrower..........................................................9
              2.6.3      Covenant Compliance...........................................................9
              2.6.4      Conditions Satisfied..........................................................9
              2.6.5      Extension Fee.................................................................9
              2.6.6      Additional Documents.........................................................10
              2.6.7      Before End of Term...........................................................10
     2.7      Additional Provisions Related to Interest Rate Selection................................10
              2.7.1      Increased Costs..............................................................10
              2.7.2      Illegality...................................................................10
              2.7.3      Additional LIBO Rate Conditions..............................................11
              2.7.4      Variable Rate Advances.......................................................13

                                      (2)

3.   SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS...............................................13

     3.1      Security................................................................................13
              3.1.1      Mortgage/ Deed of Trust and Security Agreement...............................13
              3.1.2      Collateral Assignment of Leases and Rents....................................13
              3.1.3      Pledge and Security Agreement................................................13
              3.1.4      Guaranties...................................................................14
              3.1.5      Environmental Compliance and Indemnification Agreement.......................14
              3.1.6      Additional Documents.........................................................14
     3.2      Loan Documents and Security Documents...................................................14
     3.3      Removal of Specified Collateral Property................................................14
     3.4      Additional Collateral Property..........................................................15

4.   CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES...............................................16

5.   CONDITIONS PRECEDENT.............................................................................16

     5.1      Closing Loan and Funding Loan Advance...................................................16
               5.1.1     Satisfactory Loan Documents and Related Documents; Loan Agenda Items.........16
               5.1.2     Financial Information; No Material Change....................................16
               5.1.3     Warranties and Representations Accurate......................................17
               5.1.4     Validity and Sufficiency of Security Documents...............................17
               5.1.5     Payment Direction And Authorization..........................................17
               5.1.6     Litigation...................................................................17
               5.1.7     Formation Documents; Approvals...............................................18
               5.1.8     Compliance With Law..........................................................18
               5.1.9     Compliance With Financial Covenants..........................................18
               5.1.10    Collateral Property Due Diligence............................................18
               5.1.11    Condition of Property........................................................18
               5.1.12    Insurance....................................................................18
               5.1.13    Third Party Consents and Agreements..........................................19
               5.1.14    Management Agreement.........................................................19
               5.1.15    Cash Management..............................................................19
               5.1.16    Legal Opinions...............................................................19
               5.1.17    No Default...................................................................19

6.   WARRANTIES AND REPRESENTATIONS...................................................................19

     6.1      Formation...............................................................................19
     6.2      Proceedings; Enforceability.............................................................19
     6.3      Conflicts...............................................................................19
     6.4      Ownership and Taxpayer Identification Numbers...........................................20
     6.5      Litigation..............................................................................20
     6.6      Information.............................................................................20
     6.7      Taxes...................................................................................20
     6.8      Financial Information...................................................................20
     6.9      Management and Advisory Agreements......................................................20
     6.10     Control Provisions......................................................................21
     6.11     Formation Documents.....................................................................21
     6.12     Bankruptcy Filings......................................................................21
     6.13     Investment Company......................................................................21

                                      (3)

     6.14     Holding Company.........................................................................21
     6.15     Fraudulent Transfer.  ..................................................................21
     6.16     Collateral Properties...................................................................22
     6.17     Use of Proceeds.........................................................................23
     6.18     Insurance...............................................................................23
     6.19     Deferred Compensation and ERISA.........................................................23
     6.20     No Default..............................................................................23
     6.21     Related Documents.......................................................................23
     6.22     Qualification as a REIT.................................................................24
     6.23     Other Loan Parties' Warranties and Representations......................................24

7.   AFFIRMATIVE COVENANTS............................................................................24

     7.1      Notices.................................................................................24
     7.2      Financial Statements; Reports; Officer's Certificates...................................24
              7.2.1      Annual Statements............................................................24
              7.2.2      Periodic Statements..........................................................25
              7.2.3      Collateral Property Reports..................................................25
              7.2.4      SEC Reports..................................................................25
              7.2.5      Compliance Certificates......................................................25
              7.2.6      Data Requested...............................................................26
              7.2.7      Tax Returns..................................................................26
              7.2.8      Lease Notices................................................................26
              7.2.9      Entity Notices...............................................................26
              7.2.10     Property Acquisition or Sale.................................................26
              7.2.11     Notices Regarding Payment Direction Letters..................................26
              7.2.12     Notice of Termination of Payment Direction Letter............................26
              7.2.13     Notice of Litigation.........................................................26
              7.2.14     Notice of Hazardous Materials................................................26
     7.3      Existence...............................................................................27
     7.4      Payment of Taxes........................................................................27
     7.5      Insurance; Casualty, Taking.............................................................27
     7.6      Inspection..............................................................................27
     7.7      Loan Documents..........................................................................28
     7.8      Further Assurances......................................................................28
     7.9      Books and Records.......................................................................28
     7.10     Business and Operations.................................................................28
     7.11     Title...................................................................................28
     7.12     Estoppel................................................................................29
     7.13     ERISA...................................................................................29
     7.14     Depository Accounts.....................................................................29
     7.15     Cash Flow; Payment Direction Letters....................................................30
     7.16     Costs and Expenses......................................................................31
     7.17     Appraisals..............................................................................31
              7.17.1     Appraisal....................................................................31
              7.17.2     Costs of Appraisal...........................................................31
     7.18     Indemnification.........................................................................31
     7.19     Leasing Matters.........................................................................32
              7.19.1     Agent's Approval Required....................................................32
              7.19.2     Borrower's Requests..........................................................32
     7.20     Loan To Value Ratio Covenant............................................................33
              7.20.1     Value of the Collateral Property.............................................33
              7.20.2     LTV.  .......................................................................33

                                      (4)

     7.21     Debt Service Coverage Ratios............................................................33
              7.21.1     Certain Definitions..........................................................33
              7.21.2     Minimum Consolidated Debt Service Coverage...................................33
     7.22     Fixed Charge Ratio......................................................................34
     7.23     Minimum Net Worth.......................................................................34
     7.24     Cash Sweep Account Test.................................................................34
     7.25     Replacement Documentation...............................................................35
     7.26     Other Covenants.........................................................................35
     7.27     Related Documents.......................................................................35
     7.28     T/I CAPEX Fund Accounts.................................................................36
     7.29     Broadway Cash Collateral Account........................................................37
     7.30     Single-Purpose Entity...................................................................37
     7.31     Maintenance of REIT Status; Subsequent Conversion to Liquidating Trust..................37
     7.32     Maintenance of American Stock Exchange Listing..........................................37
     7.33     Lenders' Consultants....................................................................38
              7.33.1     Right to Employ.  ...........................................................38
              7.33.2     Functions....................................................................38
              7.33.3     Payment......................................................................38
              7.33.4     Access.......................................................................38
              7.33.5     No Liability.................................................................38

8.   NEGATIVE COVENANTS...............................................................................38

     8.1      No Changes to Borrower and other Shelbourne Entity......................................38
     8.2      Restrictions on Liens...................................................................38
     8.3      Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity...................39
     8.4      Restrictions on Debt....................................................................40
     8.5      Respecting Collateral Properties........................................................41
     8.6      Other Business..........................................................................41
     8.7      Change of Control.......................................................................41
     8.8      Forgiveness of Debt.....................................................................41
     8.9      Affiliate Transactions..................................................................41
     8.10     Management and Advisory Agreements......................................................41
     8.11     Amendments; Terminations of Related Documents...........................................41
     8.12     ERISA.     42
     8.13     Bankruptcy Filings......................................................................42
     8.14     Investment Company......................................................................42
     8.15     Holding Company.........................................................................42
     8.16     Use of Proceeds.........................................................................42
     8.17     Advances and Loans......................................................................42
     8.18     Distributions...........................................................................42
     8.19     Restrictions on Investments.............................................................42
     8.20     Contracts of a Material or Significant Nature...........................................43
     8.21     Negative Pledges, etc...................................................................43
     8.22     Collateral Property Transactions........................................................43
     8.23     Litigation..............................................................................43

9.   SPECIAL PROVISIONS...............................................................................43

     9.1      Legal Requirements......................................................................43
     9.2      Limited Recourse Provisions.............................................................44
              9.2.2      Certain Non-Recourse.........................................................44
              9.2.3      Additional Matters...........................................................44

                                      (5)

     9.3      Payment of Obligations..................................................................44

10.  EVENTS OF DEFAULT................................................................................44

     10.1     Default and Events of Default...........................................................44
              10.1.1     Failure to Pay the Loan......................................................44
              10.1.2     Failure to Make Other Payments...............................................44
              10.1.3     Note, Security Documents, and Other Loan Documents...........................45
              10.1.4     Default under Other Agreements...............................................45
              10.1.5     Representations and Warranties...............................................45
              10.1.6     Affirmative Covenants........................................................45
              10.1.7     Negative Covenants...........................................................45
              10.1.8     Financial Status and Insolvency..............................................45
              10.1.9     Loan Documents...............................................................46
              10.1.10    Default under Related Documents.  ...........................................46
              10.1.11    Judgments....................................................................46
              10.1.12    ERISA........................................................................46
              10.1.13    Change of Control............................................................46
              10.1.14    Indictment; Forfeiture.......................................................46
              10.1.15    Default of Other Obligations.................................................47
              10.1.16    Termination of Guaranty or Consent...........................................47
              10.1.17    Generally....................................................................47
     10.2     Grace Periods and Notice................................................................47
              10.2.1     No Notice or Grace Period....................................................47
              10.2.2     Nonpayment of Interest and Principal.........................................47
              10.2.3     Other Monetary Defaults......................................................47
              10.2.4     Nonmonetary Defaults.........................................................47

11.  REMEDIES.........................................................................................48

     11.1     Remedies................................................................................48
              11.1.1     Accelerate Debt..............................................................48
              11.1.2     Pursue Remedies..............................................................48
     11.2     Written Waivers.........................................................................48
     11.3     Power of Attorney.......................................................................48

12.  SECURITY INTEREST AND SET-OFF....................................................................48

     12.1     Security Interest.......................................................................48
     12.2     Set-Off.................................................................................49
     12.3     Application.............................................................................49
     12.4     Right to Freeze.........................................................................49
     12.5     Additional Rights.......................................................................50

13.  THE AGENT AND THE LENDERS........................................................................50

     13.1     Rights, Duties and Immunities of the Agent..............................................50
              13.1.1     Appointment of Agent.........................................................50
              13.1.2     Administration of Loan by Agent..............................................50
              13.1.3     Delegation of Duties.........................................................50
              13.1.4     Exculpatory Provisions.......................................................51
              13.1.5     Reliance by Agent............................................................51
              13.1.6     Notice of Default............................................................51


                                      (6)

              13.1.7     Lenders' Credit Decisions....................................................52
              13.1.8     Agent's Reimbursement and Indemnification....................................52
              13.1.9     Agent in its Individual Capacity.............................................52
              13.1.10    Successor Agent..............................................................52
              13.1.11    Duties in the Case of Enforcement............................................53
     13.2     Respecting Loans and Payments...........................................................53
              13.2.1     Procedures for Loans.........................................................53
              13.2.2     Nature of Obligations of Lenders.............................................54
              13.2.3     Payments to Agent............................................................54
              13.2.4     Distribution of Liquidation Proceeds.........................................54
              13.2.5     Adjustments..................................................................55
              13.2.6     Distribution by Agent........................................................55
              13.2.7     Delinquent Lender............................................................55
              13.2.8     Holders......................................................................56
     13.3     Assignment and Participation............................................................56
              13.3.1     Conditions to Assignment by Lenders..........................................56
              13.3.2     Certain Representations and Warranties.......................................57
              13.3.3     Register.....................................................................58
              13.3.4     Register.....................................................................58
              13.3.5     Participations...............................................................58
              13.3.6     Disclosure...................................................................58
              13.3.7     Miscellaneous Assignment Provisions..........................................58
     13.4     Administrative Matters..................................................................59
              13.4.1     Amendment, Waiver, Consent, Etc..............................................59
              13.4.2     Deemed Consent or Approval...................................................60
     13.5     Arranger................................................................................60

14.  CASUALTY AND TAKING..............................................................................60

     14.1     Casualty or Taking; Obligation To Repair................................................60
     14.2     Adjustment of Claims....................................................................60
     14.3     Payment and Application of Insurance Proceeds and Condemnation Awards...................60
     14.4     Conditions To Release of Insurance Proceeds.............................................62

15.  GENERAL PROVISIONS...............................................................................63

     15.1     Notices.................................................................................63
     15.2     Limitations on Assignment...............................................................64
     15.3     Further Assurances......................................................................65
     15.4     Payments................................................................................65
     15.5     Parties Bound...........................................................................65
     15.6     Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.....................65
              15.6.1     Substantial Relationship.....................................................65
              15.6.2     Place of Delivery............................................................65
              15.6.3     Governing Law................................................................65
              15.6.4     Exceptions...................................................................66
              15.6.5     Consent to Jurisdiction......................................................66
              15.6.6     JURY TRIAL WAIVER............................................................66
     15.7     Survival................................................................................67
     15.8     Cumulative Rights.......................................................................67
     15.9     Claims Against Agent or Lenders.........................................................67
              15.9.1     Borrower and Shelbourne OP Must Notify.......................................67

                                      (7)

              15.9.2     Remedies.....................................................................67
              15.9.3     Limitations..................................................................67
     15.10    Regarding Consents......................................................................68
     15.11    Obligations Absolute....................................................................68
     15.12    Table of Contents, Title and Headings...................................................68
     15.13    Counterparts............................................................................68
     15.14    Satisfaction of Commitment..............................................................68
     15.15    Time Of the Essence.....................................................................68
     15.16    No Oral Change..........................................................................68
     15.17    Monthly Statements......................................................................68




                                      (8)

                                    EXHIBITS:
                                    ---------

                                                                        Section
                                                                      Reference
                                                                         Number
                                                                      ---------

Exhibit A - Definitions.....................................................1.1

Exhibit B - Allocation of Proceeds .........................................1.3

Exhibit C - Note............................................................3.2

Exhibit D - Authorized Representatives........................................4

Exhibit E - Required Property, Hazard and Other Insurance...................7.5

Exhibit F - Ownership Interests and Taxpayer Identification Numbers.........6.4

Exhibit G - Compliance Certificate........................................7.2.5

Exhibit H - Management and Advisory Agreements..............................6.9

Exhibit I  - Form of Assignment and Acceptance...........................13.3.1

Exhibit J - Collateral Properties.....................................Exhibit A

Exhibit K - Commitment................................................Exhibit A

Exhibit L - Loan Agenda...............................................Exhibit A

Exhibit M - Non-Collateral Individual Properties......................Exhibit A




                                      (9)

                                    SCHEDULES


Schedule 5.1.2(i) ...........................................................16
Schedule 5.1.11 .............................................................18
Schedule 6.5.................................................................22
Schedule 6.16.2 .............................................................22
Schedule 6.21.4..............................................................23


                                      (10)

                                 LOAN AGREEMENT
                                 --------------

     This agreement ("Loan Agreement" or "Agreement") is made and entered into as of the 19th day of February, 2003, by and between (i) SHELBOURNE RICHMOND COMPANY LLC, a Delaware limited liability company, SHELBOURNE MATTHEWS COMPANY LLC, a Delaware limited liability company, SHELBOURNE LAS VEGAS COMPANY LLC, a Delaware limited liability company, CENTURY PARK I JOINT VENTURE, a Delaware general partnership, SEATTLE LANDMARK JOINT VENTURE, a Delaware general partnership, TRI-COLUMBUS ASSOCIATES, a Delaware general partnership, each having an address at Seven Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts (singly and collectively, and jointly and severally, as the "Borrower" or the "Borrowers"), (ii) SHELBOURNE PROPERTIES I L.P., a Delaware limited partnership ("Shelbourne I Guarantor"), SHELBOURNE PROPERTIES II L.P., a Delaware limited partnership ("Shelbourne II Guarantor") and SHELBOURNE PROPERTIES III L.P., a Delaware limited partnership ("Shelbourne III Guarantor), each having an address at Seven Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts, (iii) FLEET NATIONAL BANK, a national banking association, with a place of business at 100 Federal Street, Boston, Massachusetts, 02110 and the other lending institutions which are, or may become, parties to this Agreement pursuant to Section 13.3 (singly and collectively, the "Lenders"), and (iv) FLEET NATIONAL BANK, a national banking association, with a place of business at 100 Federal Street, Boston, Massachusetts, 02110, as agent for itself and such other lending institutions (the "Agent").

                                   WITNESSETH:

     1. BACKGROUND.

     1.1 Defined Terms. Capitalized terms used in this Agreement are defined in Exhibit A, or in specific sections of this Agreement, or in another Loan Document, as referenced in Exhibit A.

     1.2 Loan Parties.

         1.2.1 Shelbourne I Guarantor is a limited partnership organized under the laws of the State of Delaware of which (i) the sole general partner is Shelbourne Properties I GP, LLC, a Delaware limited liability company ("Shelbourne I GP") and (ii) the sole holder of the Common Interests is Shelbourne Properties I, Inc., a Delaware corporation ("Shelbourne I REIT"), with Shelbourne I REIT having the 100% ownership interest in Shelbourne I GP.

         1.2.2 Shelbourne II Guarantor is a limited partnership organized under the laws of the State of Delaware of which (i) the sole general partner is Shelbourne Properties II GP, LLC, a Delaware limited liability company ("Shelbourne II GP") and (ii) the sole holder of the Common Interests is Shelbourne Properties II, Inc., a Delaware corporation ("Shelbourne II REIT"), with Shelbourne II REIT having the 100% ownership interest in Shelbourne II GP.

         1.2.3 Shelbourne III Guarantor is a limited partnership organized under the laws of the State of Delaware of which (i) the sole general partner is Shelbourne Properties III GP, Inc., a Delaware corporation ("Shelbourne III GP") and (ii) the sole holder of the Common Interests is Shelbourne Properties III, Inc., a Delaware corporation ("Shelbourne III REIT"), with Shelbourne III REIT having the 100% ownership interest in Shelbourne III GP.

         1.2.4 Shelbourne Richmond Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne II Guarantor.

         1.2.5 Shelbourne Matthews Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne II Guarantor.

         1.2.6 Shelbourne Las Vegas Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne III Guarantor.

         1.2.7 Century Park I Joint Venture is a general partnership organized under the laws of the State of Delaware of which the partners are Shelbourne I Century Park Company LLC and Shelbourne II Century Park Company LLC. Shelbourne I Century Park Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne I Guarantor and Shelbourne II Century Park Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne II Guarantor.

         1.2.8 Seattle Landmark Joint Venture is a general partnership organized under the laws of the State of Delaware of which the partners are Shelbourne I Seattle Landmark Company LLC and Shelbourne II Seattle Landmark Company LLC. Shelbourne I Seattle Landmark Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne I Guarantor and Shelbourne II Seattle Landmark Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne II Guarantor.

         1.2.9 Tri-Columbus Associates is a general partnership organized under the laws of the State of Delaware of which the partners are Shelbourne II Tri-Columbus Company LLC and Shelbourne III Tri-Columbus Company LLC. Shelbourne II Tri-Columbus Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne II Guarantor and Shelbourne III Tri-Columbus Company LLC is a limited liability company organized under the laws of the State of Delaware of which the sole member and manager is Shelbourne III Guarantor.

         1.2.10 Shelbourne I GP, Shelbourne II GP, and Shelbourne III GP may be referred to herein sometimes, singly and collectively, as the "Shelbourne GP".

         1.2.11 Shelbourne I REIT, Shelbourne II REIT, and Shelbourne III REIT may be referred to herein sometimes, singly and collectively, as the "Shelbourne REIT".

         1.2.12 Shelbourne I Guarantor, Shelbourne II Guarantor, and Shelbourne III Guarantor may be referred to herein sometimes, singly and collectively, as the "Shelbourne OP".


         1.2.13 The term "Borrower" shall mean individually and collectively, with all representations, warranties and covenants herein contained to be applicable to Shelbourne Richmond Company LLC, Shelbourne Matthews Company LLC, Shelbourne Law Vegas

     Company LLC, Century Park I Joint Venture, Seattle Landmark Joint Venture, and Tri-Columbus Associates, singularly, as the context so provides. Without limiting the generality of the foregoing, (i) any representations contained herein of the Borrower shall be applicable to any such Person, as the context so provides, (ii) any affirmative covenants contained herein shall be deemed to be covenants of each such Person, and shall require performance by each such Person, (iii) any negative covenants contained therein shall be deemed to be covenants of each such Person, and shall be breached if any such Person fails to comply therewith, (iv) the occurrence of any Event of Default with respect to any such Person shall be deemed to be an Event of Default hereunder, and (v) any Obligations of the Borrower shall be deemed to include any Obligations of all of such Persons, or any Obligations of any of such Person.

     1.3 Use of Loan Proceeds. Borrower has applied to Lenders for a loan of FIFTY-FIVE MILLION DOLLARS ($55,000,000.00) (the "Loan"), the proceeds of which are being used to refinance the obligations of the Borrower and certain of the Guarantors under the Existing Secured Loan, and are being, or may be, used to provide funds to the Borrower and the Shelbourne Subsidiaries for working capital purposes, to facilitate the liquidation of real estate properties, to make Permitted Distributions, and to pay certain closing and all transactional costs as approved by the Agent, such proceeds to be advanced and allocated to each Borrower and the Shelbourne I Guarantor in accordance with the schedule annexed hereto as Exhibit B.

     1.4 Guaranties.

         1.4.1 As an inducement to Lenders to make the Loan, each of the following entities:
               (i)      Shelbourne Richmond Company LLC ,
               (ii)     Shelbourne Matthews Company LLC,
               (iii)    Shelbourne Las Vegas Company LLC,
               (iv)     Seattle Landmark Joint Venture,
               (v)      Tri-Columbus Associates,
               (vi)     each Shelbourne REIT,
               (vii)    each Shelbourne GP,
               (viii)   each Shelbourne OP,
               (ix)     Shelbourne I Century Park Company LLC,
               (x)      Shelbourne II Century Park Company LLC,
               (xi)     Shelbourne I Seattle Landmark Company LLC,
               (xii)    Shelbourne II Seattle Landmark Company LLC,
               (xiii)   Shelbourne II Tri-Columbus Company LLC, and
               (xiv)    Shelbourne III Tri-Columbus Company LLC.

     (severally and collectively, together with any other Person who may hereafter become a Guarantor in accordance with the terms and provisions hereof, the "Guarantor" or "Guarantors") have agreed to furnish guaranties to the Agent, on behalf of the Lenders. The establishment of the facility provided for herein and the making of the Loan is in the best interest of each of the Guarantors as the proceeds of the Loan are being used to refinance the obligations of the Borrower and certain of the Guarantors under the Existing Secured Loan, and are being, or may be, used to provide funds to the Borrower and certain of the Guarantors for working capital purposes and to provide funds to facilitate the liquidation of the Borrower and the Guarantors in accordance with the Plan of Liquidation. The Lenders have advised the Borrower that the Lenders will not establish this facility without the Guaranty from the Guarantors.

     1.5 Loan. Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, each of the Lenders agrees severally to make a loan to the Borrower an amount equal to such Lender's Commitment, and Borrower agrees to accept and, jointly and severally, repay the Loan.

     2. LOAN PROVISIONS.

     2.1 Amount of Loan. Subject to all of the terms and conditions hereof, the Lenders hereby agree to lend to Borrower, and Borrower hereby agrees to borrow the Loan. In no event shall the aggregate amount of the Loan and Total Commitment exceed $55,000,000.00. Any and all advances of proceeds of the Loan shall be made by the Lenders pro rata in accordance with each Lender's Commitment Percentage.

     2.2 Term of Loan; Extension Rights. The Loan shall be for a term (the "Initial Term") commencing on the date hereof and ending on February 19, 2006 (the "Maturity Date"). The Initial Term may be extended for one year (the "First Extended Term") until February 19, 2007 (the "First Extended Maturity Date") and thereafter may be further extended for an additional one year (the "Second Extended Term") until February 19, 2008 (the "Second Extended Maturity Date"), in each instance upon satisfaction of the conditions set forth in Section 2.6 (hereinafter, the First Extended Term and the Second Extended Term may be referred to herein sometimes as the "Extended Term" as may be applicable) (hereinafter, the First Extended Maturity Date and the Second Extended Maturity Date may be referred to herein sometimes as the "Extended Maturity Date" as may be applicable).

     2.3 Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of this Agreement and the Note. This Agreement also provides for interest at a Default Rate, Late Charges, Mandatory Principal Payments, and prepayment rights and fees. All payments for the account of Lenders shall be applied to the respective accounts of the Lenders in accordance with each Lender's Commitment Percentage of the Loan. The Agent will disburse such payments to the Lenders on the date of receipt thereof if received prior to 10:00 a.m. on such date and, if not, on the next Business Day. Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Agent and to be allocated on a pro rata basis to the portion of the balance due under the Note held by each Lender based upon such Lender's Commitment Percentage.

         2.3.1 Borrower's Options. Principal amounts outstanding under the Loan shall bear interest at the following rates, at Borrower's selection, subject to the conditions and limitations provided for in this Agreement:
     (i) Variable Rate or (ii) Effective LIBO Rate.

         2.3.2 Selection To Be Made. Borrower shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Agreement, by giving Agent a Notice of Rate Selection (in accordance with the requirements of Section 2.3.3, below): (i) prior to the Loan, (ii) prior to the end of each Interest Period applicable to an Effective LIBO Rate Advance, or (iii) on any Business Day on which Borrower desires to convert an outstanding Variable Rate Advance to an Effective LIBO Rate Advance.

         2.3.3 Notice. A "Notice of Rate Selection" shall be a written notice, given by cable, tested telex, telecopier (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an Authorized Representative of Borrower which: (i) is irrevocable; (ii) is received by Agent not later than 10:00 o'clock A.M. Eastern Time: (a) if an Effective LIBO Rate is selected, at least two (2) Business Days prior to the first day of the Interest Period to which such selection is to apply,
     (b) if a

     Variable Rate is selected, on the first day of the Interest Period to which it applies; and (iii) as to each selected interest rate option, sets forth the aggregate principal amount(s) to which such interest rate option(s) shall apply and the Interest Period(s) applicable to each Effective LIBO Rate Advance.

         2.3.4 Conversion of Other Advances. At the end of each applicable Interest Period, the applicable Effective LIBO Rate Advance shall be converted to an Effective LIBO Rate Advance with an Interest Period of thirty (30) days unless Borrower selects another option in accordance with the provisions of this Agreement.

         2.3.5 Telephonic Notice. Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, Agent may act without liability upon the basis of telephonic notice believed by Agent in good faith to be from Borrower prior to receipt of written confirmation. In each case Borrower hereby waives the right to dispute Agent's record of the terms of such telephonic Notice of Rate Selection in the absence of manifest error.

         2.3.6 Limits On Options, One Selection Per Month. Each Effective LIBO Rate Advance shall be in a minimum amount of $1,000,000.00. At no time shall there be outstanding a total of more than four (4) Effective LIBO Rate Advances combined at any time. If Borrower shall make more than one
     (1) interest rate selection in any thirty (30) day period, excluding conversions of outstanding advances made at the end of an applicable Interest Period of any previously outstanding Effective LIBO Rate Advance, Agent may impose and Borrower shall pay a reasonable processing fee for each such additional selection.

         2.3.7 Payment and Calculation of Interest. All interest shall be: (a) payable in arrears commencing March 1, 2003 and on the first Business Day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated on the basis of a 360 day year and the actual number of days elapsed. Each change in the Prime Rate shall simultaneously change the Variable Rate payable under this Agreement. Interest at the Effective LIBO Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.

         2.3.8 Principal Payments.

               (i) Commencing on September 1, 2004 and continuing on the first day of each calendar month thereafter through the Maturity Date (or as may be applicable, any Extended Maturity Date), the Borrower shall pay principal in equal monthly installments of $100,000.00, subject, however, to the provisions of Section 2.3.8(iii).

               (ii) The entire principal balance of the Loan shall be due and payable in full on the Maturity Date (or as may be applicable, any Extended Maturity Date).

               (iii) Notwithstanding the requirements regarding installment payments of principal set forth in Section 2.3.8(i), the Borrower shall no longer be required to make scheduled monthly installments of principal as herein provided during the periods indicated below so long as the following conditions exist, as determined solely by the Agent:

                    (a) No principal amortization payments shall be required
               during the period from September1, 2004 to the Initial Maturity date, if on or before September 1, 2004, (x) the total principal payments on the Loan shall be at least $10,000,000.00, and (y) the LTV is less than or equal to sixty (60%) percent; provided, however, if at any time during such principal payment deferment period the condition set forth in subsection (y) is no longer satisfied, the Borrower shall thereafter be required to resume the installment payments of principal set forth in Section 2.3.8(i);

                    (b) If the Initial Maturity Date is extended to the First
               Extended Maturity Date, no principal amortization payments shall be required during the period from the Initial Maturity Date to the First Extended Maturity Date, if on or before the Initial Maturity Date, (x) the total principal payments on the Loan shall be at least $15,000,000.00, and (y) the LTV is less than or equal fifty-five (55%) percent; provided, however, if at any time during such principal payment deferment period the condition set forth in subsection (y) is no longer satisfied, the Borrower shall thereafter be required to resume the installment payments of principal set forth in Section 2.3.8(i);

                    (c) If the First Extended Maturity Date is extended to the
               Second Extended Maturity Date, no principal amortization payments shall be required during the period from the First Extended Maturity Date to the Second Extended Maturity Date, if on or before the First Extended Maturity Date, (x) the total principal payments on the Loan shall be at least $20,000,000.00 and (y) the LTV is less than or equal to fifty (50%) percent; provided, however, if at any time during such principal payment deferment period the condition set forth in subsection (y) is no longer satisfied, the Borrower shall thereafter be required to resume the installment payments of principal set forth in Section 2.3.8(i).

         2.3.9 Mandatory Principal Payments.

               (i) In addition to the scheduled payments of principal, as provided in Section 2.3.8, the Borrower shall make the following mandatory prepayments of principal (singly and collectively, the "Mandatory Principal Payments") each of which shall be due and payable, except as otherwise provided for herein, on the later of (x) within five (5) Business Days of the event giving rise to such Mandatory Principal Prepayment obligation or (y) within three (3) Business Days of written demand therefor by the Agent; provided, however, at the request of the Borrower, the Agent agrees to hold the amount of any such Mandatory Principal Payment in an account in the name of Shelbourne OP pledged to the Agent (the "Mandatory Principal Payment Account"), on behalf of the Lenders, to secure the repayment of the Obligations, until the earlier of (x) the expiration of any relevant Interest Period so that the prepayment can be made without the Borrower incurring any costs under Section 2.3.16 or (y) ninety (90) days:

                    (a) If at any time the outstanding principal balance of the
               Loan shall be greater than the Maximum Collateral Property Loan Amount, then the Borrower shall make a principal payment to the Agent, on behalf of the Lenders, in the amount of such excess in immediately available funds

                    (b) Except with respect to the Net Proceeds resulting from the Seattle Tower Casualty, if at any time or from time to time
               (x) a Collateral Property Owner shall suffer a Major Event of Loss with respect to a Collateral Property or (y) any Collateral Property as to which an Event of Loss (other than a Major Event of Loss) has occurred is not, or ceases to be, a Restoration Property, then the Borrower shall prepay the Loan in an amount equal to the Release Price of such Collateral Property in immediately available funds; provided, however, such Mandatory Principal Payment shall be due and payable on the later of (1) within two (2) Business Days of the date on which the applicable Collateral Property Owner receives the initial payment of insurance proceeds or condemnation awards with respect to such Event of Loss or (2) within three (3) Business Days of written demand therefor by the Agent.

                    (c) In connection with the release of the Lien in favor of the Agent on behalf of the Lenders on any Collateral Property in accordance with Section 3.3, the Borrower shall prepay the Loan in an amount equal to the Release Price of the said Collateral Property in immediately available funds simultaneously with, or prior to, the release of the said Lien.

                    (d) If the Borrower or any Collateral Property Owner shall sell or otherwise transfer a Collateral Property, then the Borrower shall prepay the Loan in an amount equal to the Release Price of the said Collateral Property in immediately available funds.

               (ii) Any Mandatory Principal Payment shall be applied in reduction of the outstanding principal balance of the Loan; provided, however, that upon the occurrence and continuation of any Event of Default, any Mandatory Principal Payment shall be so applied in reduction of the Loan in such order and manner as determined solely by the Agent.

               (iii) Notwithstanding anything herein to the contrary, the entire principal balance of the Loan, if not payable sooner as and when provided herein, shall be due and payable in full on the Maturity Date (or as may be applicable, on the Extended Maturity Date).

         2.3.10 Prepayment. The Loan or any portion thereof may be prepaid in full or in part at any time upon fifteen (15) days prior written notice to the Agent, without premium or penalty with respect to Variable Rate Advances and, with respect to Effective LIBO Rate Advances subject to the payment of any additional amounts provided for in Section 2.3.16. Except as specifically provided in Section 2.3.9(ii), any Mandatory Principal Payment and any other partial prepayment of principal shall first be applied to the principal due in the reverse order of maturity, and no such partial prepayment shall relieve Borrower of the obligation to pay each installment of principal when due. Any amounts prepaid may not be reborrowed.

         2.3.11 Maturity. At maturity all accrued interest, principal and other charges due with respect to the Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall bear interest at the Default Rate until so paid.

         2.3.12 Method of Payment; Date of Credit. All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments: (a) by direct charge to an account of Borrower maintained with Agent (or the then holder of the Loan), (b) by wire transfer to Agent, (c) to such other bank or address as the Agent may designate in a written notice to Borrower, or (d) as provided in the Cash Management Agreement. Payments shall be credited on the Business Day on which immediately available funds are received prior to one o'clock P.M. Eastern Time; payments received after one o'clock P.M. Eastern Time shall be credited to the Loan on the next Business Day. Payments which are by check, which Agent may at its option accept or reject, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Agent, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payor bank.

         2.3.13 Billings. Agent may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of Agent to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full payment of all Borrower's payment obligations when due.

         2.3.14 Default Rate. Agent shall have the option of imposing, and Borrower shall pay upon billing therefor, an interest rate which is four and one half percent (4.5%) per annum above the Variable Rate ("Default Rate"): (a) following the occurrence and during the continuance of any Event of Default, and (b) after Maturity, Borrower's right to select pricing options shall cease following and during the continuance of any Event of Default.

         2.3.15 Late Charges. Borrower shall pay, upon billing therefor, a late charge (the "Late Charge") equal to five percent (5%) of the amount of any regularly scheduled payment of principal, interest, or both, which is not paid within ten (10) days of the due date thereof (other than with respect to any payment as to which the said ten (10) day period expires after the implementation of the Default Rate). Late Charges are: (a) except as provided above, payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Agent for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

         2.3.16 Breakage Fee. Borrower shall pay to Agent, immediately upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of Agent (in the absence of manifest error), compensate Agent and the Lenders for the loss, cost or expense which they may reasonably incur as a result of
     (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of an Effective LIBO Rate Advance on a date other than the last day of the applicable Interest Period of an Effective LIBO Rate Advance, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any Effective LIBO Rate Advance to a Variable Rate Advance on a date other than the last day of the applicable Interest Period, (iii) the failure of all or a portion of a Loan which was to have borne interest at the Effective LIBO Rate pursuant to the request of Borrower to be made under the Loan Agreement (except as a result of a failure by any Lender to fulfill such Lender's obligations to fund), or (iv) the failure of Borrower to borrow in accordance with any request submitted by it for an Effective LIBO Rate Advance. Such amounts payable by Borrower shall be equal to any administrative costs actually incurred plus any amounts required to compensate for any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Agent or any Lender to fund or maintain an Effective LIBO Rate Advance (herein, collectively, the "Breakage Fee").

     2.4 Loan Fees; Agent's Fees.

         2.4.1 Loan Fees. Borrower and the Shelburne OP shall pay Agent for its own account a "Commitment Fee" (so referred to herein) in accordance with the written agreement between the Borrower and the Agent.

         2.4.2 Agent's Fees. Borrower and the Shelbourne OP shall pay to the Agent for its own account an "Agent's Fee" in accordance with the written agreement between the Borrower and the Agent.

         2.4.3 Extension Fees. Borrower and Shelbourne OP shall pay to the Agent for the account of the Lenders "Extension Fees" (so referred to herein) in amounts representing one quarter of one percent (0.25%) of the then outstanding principal balance of the Loan at the Maturity Date (and at the First Extended Maturity Date, as applicable), on each occasion, in connection with Borrower's exercise of its extension rights, and as a condition precedent to the effectiveness thereof, in each instance, as provided in Section 2.6.

     2.5 Acceleration. The Agent may, and upon the request of the Required Lenders shall, accelerate the Loan, after the occurrence and during the continuance of an Event of Default. Upon such an acceleration, all principal, accrued interest, Breakage Fee, and costs and expenses shall be due and payable together with interest on such principal at the Default Rate and any applicable Breakage Fee and any amounts due under Section 2.3.16.

     2.6 Conditions to Extending Loan. Upon satisfaction of each of the following conditions, Borrower may extend the Loan until the First Extended Maturity Date, and thereafter, again upon satisfaction of each of the following conditions, Borrower may further extend the Loan until the Second Extended Maturity Date:

         2.6.1 No Default. No Default shall exist on the date of the Borrower's written notice for an extension as provided for below and on the Maturity Date (or as may be applicable, the First Extended Maturity Date).

         2.6.2 Notice From Borrower. Borrower shall have given Agent written notice of Borrower's request to exercise its extension right at least sixty
     (60) days, but no more than ninety (90) days, before the Maturity Date (or as may be applicable, the First Extended Maturity Date).

         2.6.3 Covenant Compliance. No breach of any covenants imposed upon Borrower or Guarantor shall exist including, without limitation, the Financial Covenants;

         2.6.4 Conditions Satisfied. All of the conditions set forth in Section
     5.1 of this Agreement, to the extent applicable, shall continue to be satisfied;

         2.6.5 Extension Fee. The Extension Fee of 0.25% of the Loan referred to in Section 2.4 shall have been paid at least five (5) days prior to the Maturity Date (or as may be applicable, the First Extended Maturity Date) and shall be returned to the Borrower if the Loan is not extended for any reason;

         2.6.6 Additional Documents. Borrower and Guarantor shall have executed and delivered to Agent such agreements and documents as Agent may reasonably require to effectuate the extension, provided, however, none of said requested agreements or documents shall provide for additional collateral or include any substantive modification of the terms and provisions of the Loan Documents; and

         2.6.7 Before End of Term. Each of the foregoing conditions are satisfied not later than, and on, the Maturity Date (or as applicable, the First Extended Maturity Date).

Within twenty (20) days following receipt by Agent of Borrower's written notice under clause 2.6.2 above requesting the extension accompanied by the items described in Section 2.6, Agent shall notify Borrower in writing if all of the conditions precedent to the extension, other than payment of the extension fee, have been satisfied, or if further information or documents set forth in Section
2.6 are required, specifying such missing information or documents. If Agent determines that the conditions to extension have been satisfied (or if the Agent notified the Borrower as provided above of any outstanding information or documents required by this Section 2.6, specifying such missing information or documents, and the Borrower provides outstanding information or documents prior to ten (10) days before the Maturity Date (or as may be applicable, the First Extended Maturity Date)), other than payment of the Extension Fee, Agent shall so notify Borrower and upon Agent's receipt of the Extension Fee not later than five (5) days prior to the Maturity Date (or as may be applicable, the First Extended Maturity Date), so long as no Default exists, the term of the Loan shall be extended until the First Extended Maturity Date (or as may be applicable, the Second Extended Maturity Date).

     2.7 Additional Provisions Related to Interest Rate Selection.

         2.7.1 Increased Costs. Subject to Section 2.7.3 hereafter, if, due to any one or more of: (i) the introduction of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements already referred to in the definition of Adjusted LIBO Rate) in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to any Lender of agreeing to make or making, funding or maintaining Effective LIBO Rate Advances, including without limitation changes which affect or would affect the amount of capital or reserves required or expected to be maintained by any Lender, with respect to all or any portion of the Loan, or any corporation controlling any Lender, on account thereof, then Borrower from time to time shall, upon written demand by Agent, pay additional amounts sufficient to indemnify any Lender against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by Agent, in the absence of manifest error, shall be conclusive and binding for all purposes.

         2.7.2 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or change in, or the interpretation of, any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful, for any Lender to make or maintain Effective LIBO Rate Advances or to continue to fund or maintain Effective LIBO Rate Advances then, on written notice thereof and demand by Agent to Borrower, (a) the obligation of Agent to make Effective LIBO Rate Advances and to convert or continue any Loan as Effective LIBO Rate Advances shall terminate and (b)

     Borrower shall convert all principal outstanding under this Agreement into Variable Rate Advances.

         2.7.3 Additional LIBO Rate Conditions. The selection by Borrower of an Effective LIBO Rate and the maintenance of the Loan at such rate shall be subject to the following additional terms and conditions:

               (i) Availability. If, before or after Borrower has selected to take or maintain an Effective LIBO Rate Advance, Agent notifies Borrower that:

                    (a) dollar deposits in the amount and for the maturity
               requested are not available to Lenders in the London interbank market at the rate specified in the definition of Effective LIBO Rate, or

                    (b) reasonable means do not exist for Agent to determine the
               Effective LIBO Rate for the amounts and maturity requested,

         then the principal which would have been an Effective LIBO Rate Advance shall be a Variable Rate Advance.

               (ii) Payments Net of Taxes. All payments and prepayments of principal and interest under this Agreement shall be made without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed upon or as a result of such payment by any political subdivision or taxing authority of any jurisdiction in which the Borrower is organized or doing business ("Withholding Taxes") unless the withholding or deduction of such Withholding Taxes is required by law. In that event, the Borrower will pay to the Agent such additional amounts as may be necessary in order that every net payment made hereunder, after deduction or withholding for or on account of any Withholding Taxes, will not be less than the amount to be paid hereunder, except that no such additional amounts shall be payable for or on account of any tax, assessment or other governmental charge:

                    (a) that would not have been imposed but for the existence of any present or former connection between the Agent or the applicable Lender and the jurisdiction imposing such Withholding Taxes including, without limitation, the Agent or the applicable Lender having engaged in a trade or business therein, or having or having had a permanent establishment therein (other than the mere ownership of a participation in the Loan or mere receipt of payment under this Agreement);

                    (b) that would not have been imposed but for the failure of the Agent or the applicable Lender to comply with income tax laws and regulations of any such jurisdiction or any political subdivision or taxing authority thereof or therein, if such compliance is required to establish entitlement to an exemption from such tax, assessment or other governmental charge;

                    (c) that is based on the net income of the Agent or the
               applicable Lender and would not have been imposed but for the mere ownership of a participation in the Loan or the mere receipt of payment under this Agreement;

                    (d) to which any person that is a transferee of the Agent or any Lender is subject immediately following the transfer or to which such transferee will become subject under a tax law, regulation or other legal pronouncement or holding that has been enacted, issued or announced as of the date of the transfer, in either case except to the extent that the transferor was or would have become subject to such Withholding Taxes;

                    (e) any combination of (a), (b), (c) and (d) above (the
               Withholding Taxes described in clauses (a) through (d) for which no additional amounts are payable, are hereinafter referred to as ("Excluded Taxes").

               (iii) Each Lender organized under the laws of a jurisdiction outside of the United States (a "Foreign Lender") shall provide to the Borrower and the Agent two properly completed and executed Internal Revenue Service Forms W-8BEN or other applicable forms, certificates or documents prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to exemption from United States withholding tax under an applicable statute or tax treaty with respect to payments to be made to such Foreign Lender hereunder ("Certificates of Exemption"). Each Foreign Lender shall provide such Certificates of Exemption on or before the Closing Date, and shall provide Certificates of Exemption on or before the first business day of each taxable year of such Foreign Lender thereafter. Each Foreign Lender that becomes a Lender pursuant to Section 13.3 after the Closing Date shall provide Certificates of Exemption on or before the date such Foreign Lender becomes a Lender and on or before the first business day of each taxable year of such Foreign Lender thereafter. Each Foreign Lender further agrees to provide the Borrower and the Agent with new Certificates of Exemption (x) upon the obsolescence of any letter, form, certificate or document previously delivered by the Foreign Lender to the Borrower and the Agent hereunder or (y) promptly after the occurrence of any event requiring a change in the status of the Foreign Lender or in any of the other information provided on the most recent letter, form, certificate or document previously delivered by the Foreign Lender to the Borrower and the Agent hereunder. If the Borrower shall provide written notice to the Foreign Lender that new Certificates of Exemption are required, and if the Foreign Lender does not submit them within 30 days following the receipt of such notice and if the failure to do so increases the amount the Borrower otherwise must pay to or on behalf of the Foreign Lender, then the Borrower is relieved of the liability to pay the Foreign Lender the increased amount caused solely by such Foreign Lender's failure to provide such Certificates and shall be permitted to deduct the increased withholding tax from the payment due to such Foreign Lender. Notwithstanding anything to the contrary in this clause (iii), the Borrower will remain liable to the Foreign Lender for all amounts not caused by such Foreign Lender's failure to provide new Certificates of Exemption.

               (iv) Notwithstanding the foregoing, if a Foreign Lender that originally provided Certificates of Exemption indicating that such Foreign Lender was exempt from United States withholding tax thereafter ceases to qualify for such exemption, the Borrower shall be obligated for the payment of all Withholding Taxes resulting from such subsequent non-exemption, but the Borrower shall have the right to require such Foreign Lender to assign its pro rata share of the Loan (including its pro rata share of the interest accrued thereon) to one or more

         Eligible Assignees identified by the Borrower at a purchase price equal to the principal of and accrued but unpaid interest, costs, and fees (to the date of purchase) on such Foreign Lender's pro rata share of the Loan. Until such Foreign Lender's pro rata share of the Loan is assigned to an Eligible Assignee, such Foreign Lender, if eligible for a partial exemption from or a reduction in the rate of United States withholding tax under an applicable statute or tax treaty with respect to payments to be made to such Foreign Lender hereunder, shall provide to the Borrower and the Agent two properly completed and executed Internal Revenue Service Forms W-8BEN or other applicable forms, certificates or documents prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to said partial exemption or reduction ("Certificates of Partial Exemption"), and the provisions of (iii) above shall continue to apply to such Foreign Lender substituting the words "Certificates of Partial Exemption" for "Certificates of Exemption" in (iii) above.

         2.7.4 Variable Rate Advances. Each Variable Rate Advance shall continue as a Variable Rate Advance until Maturity of the Loan, unless sooner converted, in whole or in part, to an Effective LIBO Rate Advance, subject to the limitations and conditions set forth in this Agreement.

     3. SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.

     3.1 Security. The Loan, together with interest thereon and all other charges and amounts payable by, and all other obligations of, Borrower and the other Loan Parties to the Agent and/or each of the Lenders, whenever incurred, direct or indirect, absolute or contingent, arising under or with respect to this Agreement, the Security Documents, or any other Loan Document, together with all other Obligations, shall be secured by the following Collateral which Borrower agrees to provide and maintain, or cause to be provided and maintained (whether provided for each in separate agreements or combined with various other agreements):

         3.1.1 Mortgage/ Deed of Trust and Security Agreement. A first priority mortgage/deed of trust (as applicable) and security agreement (singly and collectively, the "Mortgage") granted by each Collateral Property Owner to the Agent or a trustee on behalf of the Agent, as applicable, on behalf of the Lenders, on (i) each Collateral Property, (ii) all land, improvements, furniture, fixtures, equipment, and other assets (including, without limitation, property management agreements, contracts, contract rights, accounts, Licenses and Permits and general intangibles), including all after-acquired property, owned, or in which each Collateral Property Owner has or obtains any interest, in connection with each Collateral Property; and (iii) all insurance proceeds and other proceeds therefrom.

         3.1.2 Collateral Assignment of Leases and Rents. A first priority collateral assignment of leases and rents (singly and collectively, the "Assignment of Leases and Rents") granted by each Collateral Property Owner to the Agent, on behalf of the Lenders, with respect to all Leases of each Collateral Property and all income and profits to be derived from the operation and leasing of each Collateral Property.

         3.1.3 Pledge and Security Agreement.

               (i) A first priority Pledge and Security Agreement granted by the Shelbourne OP to the Agent, on behalf of the Lenders, respecting the Broadway Cash Collateral Account.

               (ii) A first priority Pledge and Security Agreement granted by the Shelbourne OP and the Collateral Property Owners to the Agent, on behalf of the Lenders, respecting the T/I CAPEX Fund Accounts, the Cash Sweep Cash Collateral Account, the Mandatory Principal Payment Account, and all other Accounts and Depository Accounts heretofore or hereafter maintained by such Persons at Fleet National Bank (or any successor thereto or affiliate thereof) (the Pledge and Security Agreements referred to in subparagraphs (i) and (ii), the "Pledge and Security Agreement").

         3.1.4 Guaranties. The unconditional, continuing guaranty from each Guarantor, pursuant to which each Guarantor shall unconditionally guaranty the prompt, punctual, and faithful payment of the Loan and the performance of all Borrower's other Obligations to the Agent and each of the Lenders under the Loan Documents; (such guaranties referred to this Section being referred to herein, singly and collectively, as the "Guaranty").

         3.1.5 Environmental Compliance and Indemnification Agreement. A compliance and indemnification agreement with respect to environmental matters ("Environmental Indemnity") from Borrower and the Guarantors in favor of the Agent and each of the Lenders.

         3.1.6 Additional Documents. Any other documents, instruments and agreements set forth on the Loan Agenda.

     3.2 Loan Documents and Security Documents.

         3.2.1 The Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the "Loan Documents", each as the same may be hereafter modified or amended, consisting of: (i) this Loan Agreement; (ii) a promissory note in the form of Exhibit C, annexed hereto, payable to the Agent on behalf of the Lenders in the original principal amount of up to FIFTY-FIVE MILLION DOLLARS ($55,000,000.00)(the "Note"); (iii) the various documents and agreements referenced in Section 3.1, above; (iv) the Interest Rate Protection Agreements, if any, that may be issued by Fleet National Bank; (v) the Cash Management Agreement, (vi) any Payment Direction Letters, and (vii) any other documents, instruments, or agreements heretofore or hereafter executed to further evidence, modify, supplement, or otherwise secure the Loan.

         3.2.2 Each of the Loan Documents listed above is dated as of the date hereof. The Loan Documents referenced in Section 3.1, together with any such other Loan Documents as may be executed in accordance with Section 3.4, as to any Collateral Property or other Collateral, are sometimes referred to herein, singly and collectively as the "Security Documents".

     3.3 Removal of Specified Collateral Property. From time to time during the term of this Agreement following (i) Borrower's written request ("Collateral Release Request") indicating that the Borrower intends to sell the subject Collateral Property and (ii) satisfaction of the Release Conditions, the Agent shall release such Collateral Property from the Lien held by the Agent and terminate the assignment made by such Collateral Property Owner pursuant to Sections 3.1.2 . The "Release Conditions" are the following conditions precedent:

         3.3.1 The Borrower shall make a Mandatory Principal Payment equal to the Release Price relative to the subject Collateral Property.

         3.3.2 Upon release of the Lien on the subject Collateral Property, the Financial Covenants shall remain satisfied (or be satisfied if the release cures a Default which resulted from the Financial Covenants not being satisfied).

         3.3.3 No Default or Event of Default shall exist under this Agreement or the other Loan Documents at the time of any such release, except for any Default or Event of Default which is cured or remedied by the removal of such Collateral Property.

         3.3.4 The Borrower shall execute and deliver to Agent such other and further certifications, representations, and warranties as the Agent shall reasonably require.

         3.3.5 The Borrower shall pay or reimburse the Agent for all appraisal fees, title insurance and recording costs, reasonable legal fees and expenses and other reasonable costs and expenses incurred by Agent in connection with the release.

Any failure of any removal and release requested by the Borrower to meet all of the Release Conditions, as determined solely by the Agent, shall be deemed a rejection of the proposed Collateral Release Request and such Collateral Property shall remain a Collateral Property hereunder and shall continue be included within the Collateral.

     3.4 Additional Collateral Property. From time to time during the term of this Agreement following Borrower's written request ("Additional Collateral Request"), in compliance with, and subject to, the provisions of this Section 3.4, the Agent may, in its sole discretion, accept one or more Individual Properties (as specifically identified by the Borrower in its Additional Collateral Request) as Collateral Properties to be held by the Agent as Collateral along with (or in substitution of one or more of) the other Collateral Properties. The Agent shall agree to the acceptance of the Individual Property as an additional Collateral Property only upon the satisfaction of the following conditions, in a manner reasonably acceptable to the Agent:

         3.4.1 The Borrower shall have obtained Preliminary Approval for the addition of such Individual Property.

         3.4.2 The Individual Property satisfies the Collateral Property Requirements.

         3.4.3 No Default or Event of Default by Borrower shall exist under this Agreement or the other Loan Documents at the time of any such Individual Property becoming a Collateral Property, except for any Default or Event of Default which is cured or remedied by such Individual Property becoming a Collateral Property.

         3.4.4 All representations and warranties contained herein or in the other Loan Documents shall be true and correct in all material respects as of the time of any such Individual Property becoming a Collateral Property.

         3.4.5 The Borrower shall pay or reimburse the Agent for all appraisal fees, title insurance and recording costs, reasonable legal fees and expenses and other costs and expenses incurred by Agent in connection with the additional Collateral Property.

         3.4.6 The Borrower, the subject Collateral Property Owner, and the subject Individual Property shall have satisfied all applicable conditions precedent set forth in Article 5 prior to the inclusion of the Individual Property as a Collateral Property.

     Any failure of the proposed Collateral Property to meet all of the foregoing conditions precedent shall be deemed a rejection of the proposed Collateral Property for that Additional

Collateral Request unless and until it is accepted by Agent and all of the foregoing conditions are satisfied or waived by the Agent. Notwithstanding anything herein to the contrary, the Borrower acknowledges that the approval by the Agent to accept an additional Collateral Property is in the sole and exclusive discretion of the Agent and that the Borrower WAIVES any right to claim that the Agent and/or the Lenders were not reasonable, commercially reasonable, or failed to act in good faith in making such determination regardless of whether the Borrower has otherwise complied with the requirements of this Section 3.4. Upon the acceptance of any additional Individual Property as a Collateral Property, the Agent and the Borrower shall establish the Partial Release Amount for such Collateral Property and adjust the Partial Release Amount for any other Collateral Properties. In the event that the Borrower and the Agent are unable to make such determination, the Agent shall, in its discretion, make such determination.

     4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES. Agent and each of the Lenders are authorized to rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated (the "Authorized Representatives") to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates, the submission of the request for the Loan Advance and certificates with regard thereto. Such authorization may be changed only upon written notice to Agent accompanied by evidence, reasonably satisfactory to Agent, of the authority of the person giving such notice. The present Authorized Representatives are listed on Exhibit D. The Agent shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Agent and each of the Lenders that each Authorized Representative is a responsible and senior official of Borrower.

     5. CONDITIONS PRECEDENT.

     5.1 Closing Loan and Funding Loan Advance. It shall be a condition precedent of Lenders' obligation to close the Loan and to fund the proceeds of the Loan (the "Loan Advance") that each of the following conditions precedent be satisfied in full (as determined by each Lender in its discretion which discretion shall be exercised in good faith having due regard for the advice of the Agent), unless specifically waived in writing by all of the Lenders at or prior to the date of the funding of the Loan Advance (the date of the closing of the Loan shall be referred to herein as the "Closing Date" and the date of the funding of the Loan shall be referred to herein as the "Funding Date"):

         5.1.1 Satisfactory Loan Documents and Related Documents; Loan Agenda Items. On the Funding Date, each of the Loan Documents and the Related Documents shall be satisfactory in form, content and manner of execution and delivery to Agent and Agent's counsel and all Loan Documents and Related Documents shall be in full force and effect. Without limiting the foregoing, the Agent shall have received each of the instruments, documents, and agreements itemized on the Loan Agenda, each executed and delivered in favor of, and/or in form and substance reasonably satisfactory to, the Agent.

         5.1.2 Financial Information; No Material Change.

               (i) Except for those matters listed on Schedule 5.1.2 hereof, no change shall have occurred in the financial condition, business, affairs, operations or control of Borrower and/or the other Loan Parties since the date of their respective financial statements or financial projections most recently delivered to Agent, which change has had or could reasonably be expected to have a Material Adverse Effect; and Borrower and the other Loan Parties shall have furnished Agent such other financial information, projections, and certifications as reasonably requested by the Agent.

               (ii) The absence of any material adverse change in the loan syndication, financial or capital market conditions generally from those currently in effect.

               (iii) The Borrower shall have provided to the Agent a copy certified by an officer of Borrower of a pro-forma balance sheet after giving effect to the Loan hereunder, to evidence that the Borrower and each of the Guarantors is solvent, has assets having a fair value in excess of the amount required to pay such Person's probable liabilities on such Person's existing Debts as such become absolute and mature, and has adequate capital for the conduct of such Person's business and the ability to pay such Person's Debts from time to time incurred in connection therewith as such Debts mature.

         5.1.3 Warranties and Representations Accurate. All warranties and representations made by or on behalf of any of the Borrower and the other Loan Parties, or any of them, to Agent or any of the Lenders shall be true, accurate and complete in all material respects and, to the best of the Borrower's and Shelbourne OP's Knowledge, shall not omit any material fact necessary to make the same not misleading.

         5.1.4 Validity and Sufficiency of Security Documents. The Security Documents shall create a valid and perfected lien on the property described therein (singly and collectively, the "Collateral") and each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Agent and Agent's counsel, including, without limitation, as follows:

               (i) On the Closing Date, the Borrower, the other Loan Parties, and any other Persons executing Loan Documents on the Closing Date shall have delivered to the Agent evidence of the completion of all recordings and filings of, or with respect to, the Security Documents or, in the case of UCC-1 financing statements, delivery of such financing statements in proper form for recording, and shall have taken all such other actions as may be necessary or, in the opinion of the Agent, desirable to perfect the Liens and security interests intended to be created by the Security Documents in the Collateral covered thereby. Such filings, recordings and other actions shall include, without limitation, the Mortgage, the Assignment of Leases and Rents, and the UCC-1 financing statements, and delivery to the Agent of the certificates, if any, representing the respective partnership and membership interests in each partnership and limited liability company, the partnership or membership interests in which are being pledged to Agent on behalf of the Lenders pursuant to the Security Documents.

               (ii) On or prior to the Closing Date, the Agent shall have received the results of a UCC, tax lien and judgment search as may be reasonably requested by the Agent with respect to the Borrower and any other Loan Parties, and the results of such search shall indicate there are no judgments or Liens not permitted under the Loan Documents or to be satisfied with the proceeds of the initial Loan Advance.

         5.1.5 Payment Direction And Authorization. Agent shall have received evidence of such Payment Direction Letters required by the Agent in order to evidence the intended management of the cash flow of the Borrower and certain of the Loan Parties in accordance with the Cash Management Agreement.

         5.1.6 Litigation. On the Funding Date, there shall not be any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of the Borrower's and Shelbourne OP's Knowledge, threatened with respect to the Loan, the transactions contemplated in the Loan Documents, the Collateral Properties, the Borrower, the Shelbourne Subsidiaries, or any other Loan Party, which the Agent shall have determined in good faith either (i) not to be fully covered by an insurance policy by a reputable and financially viable insurance company or (ii) to the extent it is not so covered, to be likely to have a Material Adverse Effect.

         5.1.7 Formation Documents; Approvals. On the Closing Date, the Agent shall have received a certificate of an officer of each Shelbourne GP and each Shelbourne REIT annexing and certifying as to (a) resolutions of such entity authorizing and approving the transactions contemplated by the Loan Documents, and the execution and delivery thereof by such entity in respect of the documents to which it is a party on its own behalf, or as a general partner or managing member of any Loan Party, in respect of any of the Loan Documents, (b) signatures and incumbency of all officers of such entity executing documentation on behalf of such entity or on behalf of any Loan Party as to which such entity is a general partner or managing member, as the case may be, in connection with the transactions contemplated by the Loan Documents, (c) the Formation Documents of such entity and the Loan Party which it is a managing member or general partner of, having been duly executed, delivered and filed (to the extent required by applicable Legal Requirements) and remaining in full force and effect and unmodified as of the date of such certificate (and annexing copies thereof), (d) such entity and the Loan Party which it is a managing member or general partner of, being in good standing and authorized to do business in each jurisdiction where the conduct of its business and ownership of its assets requires such qualification, and (e) the compliance of the Loan and the transactions contemplated herein with the Plan of Liquidation and the Restructuring Agreements.

         5.1.8 Compliance With Law. There are no Legal Requirements which prohibit or adversely limit the capacity or authority of the Borrower to enter into the Loan or any Loan Party to execute the Loan Documents to which it is a party, and perform the obligations of such Person with respect thereto.

         5.1.9 Compliance With Financial Covenants. Agent shall have received an Officer's Certificate reflecting the compliance with the Financial Covenants and the terms and conditions hereof.

         5.1.10 Collateral Property Due Diligence. Agent shall have received and completed a review of such due diligence as the Agent may require with respect to any Collateral Property, including, without limitation, satisfaction of the Collateral Property Requirements.

         5.1.11 Condition of Property. Except as set forth in Schedule 5.1.11 hereto, there shall have been no uninsured unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Collateral Properties which could reasonably be expected to have a Material Adverse Effect.

         5.1.12 Insurance. Borrower shall have provided to Agent and each of the Lenders with respect to each Collateral Property, the Borrower, the Guarantors, and the Collateral, evidence of: (i) insurance coverages which meet the property, hazard, terrorism and other insurance requirements set forth on Exhibit E of this Loan Agreement to the satisfaction of Agent.

         5.1.13 Third Party Consents and Agreements. The Agent shall have received such third party consents and agreements as the Agent may reasonably require with respect to the Loan.

         5.1.14 Management Agreement. The Agent shall have received a consent from each property manager of the Collateral Properties as to the collateral assignment of the applicable Management Agreement to the Agent, on behalf of the Lenders.

         5.1.15 Cash Management. The Borrower, the Shelbourne OP, the Shelbourne REIT, the Shelbourne GP, and each Property Owner shall open a Depository Account, as provided for herein, and the Borrower, the Shelbourne OP, and each Property Owner shall enter into a Cash Management Agreement with the Agent, in form and substance reasonably satisfactory to the Agent.

         5.1.16 Legal Opinions. Agent shall have received and approved legal opinion letters from counsel representing the Borrower and the other Loan Parties which meet Agent's legal opinion requirements and covering such matters incident to the transactions contemplated herein, as the Agent may reasonably request.

         5.1.17 No Default. There shall not be any Default under any of the Loan Documents.

     6. WARRANTIES AND REPRESENTATIONS. Borrower and Shelbourne OP warrant and represent to Agent and each of the Lenders for the express purpose of inducing Lenders to enter into this Agreement, to make the Loan Advance, and to otherwise complete all of the transactions contemplated hereby that upon the date of the Loan Advance and at all times thereafter until the Loan has been repaid and all Obligations have been satisfied as follows:

     6.1 Formation. Each Loan Party has been duly formed and is validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be, under the laws of the State of its formation. Each Loan Party has the requisite corporate, partnership or company power and authority, as applicable, to own its assets and conduct its businesses as currently conducted and owned, and to enter into and perform its obligations under each Loan Document to which it is a party. Each Loan Party is in good standing and authorized to do business in each jurisdiction where the ownership of its assets and/or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

     6.2 Proceedings; Enforceability. Each Loan Party has taken all requisite corporate, partnership or company action, as applicable, to authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party, including, without limitation, any such action required by the Plan of Liquidation. Each Loan Document which is required to be executed and delivered on or prior to the date on which this representation and warranty is being made has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     6.3 Conflicts. Neither the execution, delivery and performance of the Loan Documents by the Loan Parties or compliance by any Loan Party with the terms and provisions thereof (including, without limitation, the granting of Liens pursuant to the Security Documents), (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) of any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which any Loan Party is a party or by which it or any of its properties or assets is bound or to which it may be subject, or (iii) will violate any provision of any Formation Document of any Loan Party or any Related Document.

     6.4 Ownership and Taxpayer Identification Numbers. All of the partners, owners, stockholders, and members, respectively and as may be applicable, of each Borrower and Guarantor (other than the shareholders of the Shelbourne REIT and the holders of the Preferred Interests) are listed in Exhibit F. The exact correct name and organizational number(s) and federal employment identification number(s) of the Borrower and each Guarantor are accurately stated in Exhibit F. Each Shelbourne Entity which is not a Guarantor is listed in Exhibit F.

     6.5 Litigation. Except as set forth in Schedule 6.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of the Borrower's and Shelbourne OP's Knowledge, threatened with respect to the Loan, the transactions contemplated in the Loan Documents, or any other Shelbourne Subsidiary, which are not fully covered by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, could have or reasonably be expected to have a Material Adverse Effect.

     6.6 Information. All factual information furnished by or on behalf of the Borrower or any Loan Party to the Agent and/or any of the Lenders (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Loan Party to the Agent and/or any of the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided. There is no material fact presently known to the Borrower which has not been disclosed to Agent which could have or reasonably be expected to have a Material Adverse Effect.

     6.7 Taxes. All Loan Parties have made all required tax filings and are not delinquent in the payment of any federal, state and local taxes, assessments, impositions or other governmental charges applicable to them and/or their respective assets, except to the extent same are being contested in a manner which complies with the requirements of Section 9.1.

     6.8 Financial Information. The financial statements and financial projections of the Borrower and the Loan Parties delivered to the Agent present fairly the financial conditions of each at the dates of such statements of financial condition and the results of operations for the periods covered thereby. Except as set forth in Schedule 5.1.2, since the dates of the relevant financial statements, no change has occurred which could have or reasonably be expected to have a Material Adverse Effect. All financial statements and projections of the Borrower, the Shelbourne Subsidiaries, or any other Loan Parties hereafter furnished to Agent or any of the Lenders shall be true, accurate and complete in all material respects and shall fairly present the financial condition of Borrower and respective Loan Party as of the date thereof.

     6.9 Management and Advisory Agreements.

         6.9.1 True and correct copies of each Management Agreement has been delivered to the Agent and each is in full force and effect and no material default has occurred thereunder. There are no property management agreements respecting any of the Collateral Properties which provides for a payment of a fee for such services by the Borrower, any Loan Party, or any Shelbourne Subsidiary, except as set forth in Exhibit H. The basic payments required under any property management agreement relative to each Non-Collateral Individual Properties does not exceed three (3%) percent of gross revenue per year.

         6.9.2 True and correct copies of each Advisory Agreement and Kestrel Agreement have been delivered to the Agent and each is in full force and effect and no material default has occurred thereunder. There are no management agreements, advisory agreements, investment agreements or asset management agreements respecting the Shelbourne REIT, the Shelbourne OP, the Shelbourne GP, the Borrower or any Shelbourne Subsidiary which provides for a payment of a fee for such services by the Borrower, any Loan Party, or any Shelbourne Subsidiary, except as provided for in Section 6.9.1,
     8.10.1 and as set forth in Exhibit H.

     6.10 Control Provisions. The applicable Shelbourne OP controls, directly or indirectly, and without the requirement for consent of any other Person, the management of each Collateral Property Owner.

     6.11 Formation Documents. The Borrower has delivered or caused to be delivered to the Agent true and complete copies of all Formation Documents of the Loan Parties, and all amendments thereto.

     6.12 Bankruptcy Filings. No Loan Party is contemplating either a filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and the Borrower and the Shelbourne OP have no knowledge of any Person contemplating the filing of any such petition against any Loan Party.

     6.13 Investment Company. No Loan Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     6.14 Holding Company. No Loan Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.15 Fraudulent Transfer. None of the Loan Parties (i) has entered into the Loan or any Loan Document with the intent to hinder, delay, or defraud any creditor and (ii) has not received reasonably equivalent value in exchange of the respective Obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, to Borrower's and Shelbourne OP's Knowledge, the fair saleable value of each Loan Party's assets, inclusive of the value of any indemnification or contribution agreement from any other Loan Party, exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed the respective total liabilities of such Loan Party, including subordinated, unliquidated, disputed or contingent liabilities. To Borrower's and Shelbourne OP's Knowledge, the fair saleable value of each Loan Party's assets, together with value of any indemnification or contribution agreement from any other Loan Party, is and will, immediately following the execution and delivery of the Loan Documents, be greater than its probable liabilities, including the maximum amount of its contingent liabilities or its Debts as such Debts become absolute and matured. Each Loan Party's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry on its business as conducted or as proposed to be conducted. No Loan Party intends to incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

     6.16 Collateral Properties.

         6.16.1 Each of the Collateral Property Owners possesses such Licenses and Permits issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to own and operate each Collateral Property, except where the failure to possess any such License or Permit would not have a Material Adverse Effect. The Collateral Property Owners are in material compliance with the terms and conditions of all such Licenses and Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Licenses and Permits are valid and in full force and effect, except where the invalidity of such Licenses and Permits or the failure of such Licenses and Permits to be in full force and effect would not result in a Material Adverse Effect. Neither the Borrower nor any of the Collateral Property Owners has received any notice of proceedings relating to the revocation or modification of any such Licenses and Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         6.16.2 (i) The Collateral Property Owners have fee simple title to the Collateral Properties; (ii) the interest of the Collateral Property Owners in the Collateral Properties are not subject to any Liens except for those in favor of the Agent on behalf of the Lenders securing the repayment of Obligations and other Permitted Liens, (iii) neither the Borrower nor any of the Collateral Property Owners has received notice of the assertion of any claim by anyone adverse to any Loan Party's ownership, or leasehold rights in and to any Collateral Property; and (iv) except as set forth in
     Schedule 6.16.2 hereto, no Person has an option or right of first refusal to purchase all or part of any Collateral Property or any interest therein which has not been waived;

         6.16.3 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect or is disclosed in the Environmental Reports (as defined in the Environmental Indemnity), (i) each Collateral Property is free of any Hazardous Materials in violation of any Environmental Legal Requirements applicable to such property; (ii) none of the Collateral Property Owners or Borrower has received any notice of a claim under or pursuant to any Environmental Legal Requirements applicable to an Collateral Property or under common law pertaining to Hazardous Materials on or originating from any Collateral Property; and (iii) none of the Collateral Property Owners or Borrower has received any notice from any Governmental Authority claiming any material violation of any Environmental Legal Requirements that is uncured or unremediated;

         6.16.4 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) with respect to the Collateral Properties, each Major Lease is in full force and effect, (ii) none of the Collateral Property Owners is in default in the performance of any material obligation under any Major Lease and the Borrower has no knowledge of any circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by any party under any of the Major Leases, (iii) no tenant is in monetary default beyond 30 days or material nonmonetary default under any Major Lease, (iv) there are no actions, voluntary or involuntary, pending against any tenant under a Major Lease under any bankruptcy or insolvency laws, and (v) none of the Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered by any of the Collateral Property Owners or any other Person, except with respect to the Lien in favor of the Agent on behalf of the Lenders securing the repayment of Obligations.

         6.16.5 All matters described and set forth in Schedule 5.1.11 regarding the Seattle Tower Casualty are true, correct and compete in all material respects.

     6.17 Use of Proceeds. The proceeds of the Loan shall be used solely and exclusively as provided in Section 1.3 and the Plan of Liquidation. No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock or to extend credit to others for the purpose thereof or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or in inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations T, U and X thereof.

     6.18 Insurance. The Collateral Properties are insured by insurers of recognized financial responsibility against such losses and risks in compliance with the requirements of Exhibit E hereto. 6.19 Deferred Compensation and ERISA. Neither Borrower nor any other Loan Party, has any pension, profit sharing, stock option, insurance or other arrangement or Plan for employees covered by ERISA except as may be designated to Agent in writing by Borrower from time to time and, to the best of the Borrower's and Shelbourne OP's Knowledge, no Reportable Event has occurred and is now continuing with respect to any such ERISA Plan. The granting of the Loan, the performance by Borrower and/or any of the Loan Parties of their respective obligations under the Loan Documents and Borrower's and/or such other Loan Parties' conducting of their respective operations do not and will not violate any provisions of ERISA.

     6.20 No Default. There is no Default on the part of Borrower or any of the other Loan Parties under this Agreement or any of the other Loan Documents and no event has occurred and is continuing which would constitute a Default under any Loan Document.

     6.21 Related Documents.

         6.21.1 To the extent not provided for otherwise in this Article 6, true and correct copies of all other Related Documents have been delivered to the Agent, each of which is in full force and effect and no material default has occurred thereunder.

         6.21.2 The Plan of Liquidation has an Effective Time (as defined in the Plan of Liquidation) of October 29, 2002, and provides for the liquidation of the assets of the Shelbourne REIT by October 29, 2005.

         6.21.3 No event has occurred which has, or would solely with the passage of time, trigger a Put Event (as defined in the Restructuring Agreements).

         6.21.4 Except (i) for the direct or contingent obligations described in
     Schedule 6.21.4, (ii) for the payments due to Kestrel Management, L.P. provided for in the Kestrel Agreements, (iii) for Distributions, the payment of which are subject to the terms and provisions of Section 8.18, or (iv) for the contingent obligations provided for in the Accotel Guaranty, none of the Borrower, the Shelbourne REIT, the Shelbourne OP, the Shelbourne GP, any Shelbourne Subsidiary (other than Shelbourne JV LLC and any Subsidiaries of Shelbourne JV LLC), or any other Loan Party has, or may incur, any financial obligations, whether direct or contingent, by guaranty or otherwise, to any other Person under, or arising out of, any of the Advisory Agreements, the Purchase and Contribution Agreement, the

     Kestrel Agreements, the Restructuring Agreement, the Preferred Interests, or the ownership of the Accor Property.

     6.22 Qualification as a REIT. Each Shelbourne REIT is qualified as a REIT under the provisions of the Code. All appropriate federal income tax returns for the fiscal years through December 31, 2001 have been filed by Shelbourne REIT with the IRS and no previously filed return has been examined and reported on by the IRS. Shelbourne REIT has not incurred any liability for excise taxes pursuant to Section 4981 of the Code. Shelbourne REIT is organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and Shelbourne REIT's proposed method of operation consistent with Shelbourne REIT's business and the business activities contemplated by this Agreement will enable each to meet the requirements for qualification and taxation as a REIT under the Code.

     6.23 Other Loan Parties' Warranties and Representations. Borrower and Shelbourne OP have no reason to believe that any warranties or representations made in writing by any of the Loan Parties to the Agent or any of the Lenders are untrue, incomplete or misleading in any material respect.

     7. AFFIRMATIVE COVENANTS. Borrower and Shelbourne OP covenant and agree that from the date hereof and so long as any indebtedness is outstanding hereunder, or any of the Loan or other Obligations remains outstanding, as follows:

     7.1 Notices. Borrower and Shelbourne OP shall, with reasonable promptness, but in all events within five (5) days after it has actual Knowledge thereof, notify Agent and each of the Lenders in writing of the occurrence of any act, event or condition which constitutes a Default or Event of Default under any of the Loan Documents or any Related Document. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake and/or to cause any of the other Loan Parties to undertake to cure or remedy such Default or Event of Default.

     7.2 Financial Statements; Reports; Officer's Certificates. Borrower and Shelbourne OP shall furnish or cause to be furnished to Agent as set forth herein from time to time, the following financial statements, reports, certificates, and other information, all in form, manner of presentation and substance acceptable to Agent and each of the Lenders:

         7.2.1 Annual Statements.

               (i) Within ninety (90) days after the close of each fiscal year of the Shelbourne REIT, the consolidated audited statements of financial condition of the Shelbourne REIT and each other Shelbourne Entity as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case, commencing with the Fiscal Year ending December 31, 2002, setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of such Party, which audit was conducted in accordance with GAAP, consistently applied, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; such financial statements to include and to be supplemented by such detail and supporting data and schedules as Agent may from time to time reasonably determine;

               (ii) The Shelbourne REIT, no sooner than ninety (90) days nor later than sixty (60) days prior to the end of each of the Shelbourne REIT's Fiscal Years, shall provide the Agent with (i) an updated and extended business plan which shall go out at least through the end of the then next Fiscal Year and shall include an income statement, balance sheet, and statement of cash flow, by month, each prepared, on a Consolidated basis and consistent with the Shelbourne REIT's then current practices and otherwise in form and substance satisfactory to the Agent, and (ii) a proposed budget respecting anticipated tenant improvement and capital expenditures for the then next Fiscal Year of the Shelbourne REIT and all Collateral Property Owners (the Agent, following the receipt of any of such proposed budget, may, but shall not be under any obligation to, provide its written sign-off on such budget, in which event, such budget shall become the "T/I and Capital Expenditure Budget" so referred to herein).

         7.2.2 Periodic Statements Within sixty (60) days after the close of each calendar quarter (except for the quarter ending on December 31), the following: (i) the consolidated statements of financial condition of the Shelbourne REIT and each other Shelbourne Entity, internally prepared in accordance with GAAP, consistently applied, as at the end of such quarterly period and the related consolidated statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case commencing with the Fiscal Year ending December 31, 2002, setting forth comparative figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustments, all in form and manner of presentation acceptable to Agent, such financial statements to include and to be supplemented by such detail and supporting data and schedules as Agent may from time to time reasonably determine, and (ii) an Officer's Certificate from the Shelbourne REIT certifying that such financial statements are true, accurate, and complete in all material respects and that no Default or Event of Default has occurred and is continuing.

         7.2.3 Collateral Property Reports. Quarterly and annually, upon delivery of each of the financial statements required pursuant to Sections
     7.2.1 and 7.2.2, above, the following financial statements for each of the Collateral Property Owners internally prepared by Borrower and certified by the Shelbourne REIT to be true, accurate and complete: (i) an operating statement showing the results of operation for the prior quarter and on a year-to-date basis for the period just ended and, annually, an operating statement for the year just ended; (ii) a detailed, current rent roll of the subject Collateral Property, containing such details as Agent may reasonably request, and (iii) cash flows for the quarter just ended;

         7.2.4 SEC Reports. Within ten (10) days of being filed, copies of all filings by Shelbourne OP, Shelbourne GP, or Shelbourne REIT with the SEC, and within ten (10) days of being received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

         7.2.5 Compliance Certificates. Within sixty (60) days after the close of each quarterly accounting period in each fiscal year of the Borrower (except within ninety (90) days at the close of each fiscal year) , a Compliance Certificate in form of Exhibit G, annexed hereto, together with an Officer's Certificate from the Shelbourne OP providing (i) that no Default or Event of Default has occurred and is continuing and (ii) otherwise certifying the compliance or non-compliance with the Financial Covenants, with such supporting detail as is reasonably deemed necessary by the Agent to verify the calculations incorporated therein.

         7.2.6 Data Requested. Within a reasonable period of time and from time to time such other financial data or information as Agent or the Lenders may reasonably request with respect to the Collateral Properties, the Shelbourne OP and/or the other Loan Parties including, but not limited to, rent rolls, aged receivables, aged payables, leases, budgets, forecasts, reserves, cash flow projections, deposit accounts, mortgage information, physical condition of the Collateral Properties and pending lease proposals.

         7.2.7 Tax Returns. Upon Agent's request, copies of all federal and state tax returns of the Shelbourne OP and the other Loan Parties.

         7.2.8 Lease Notices. Concurrently with the giving thereof, and within ten (10) Business Days of receipt thereof, copies of all notices, other than routine correspondence, given or received by the Borrower or any other Loan Party with respect to any Major Lease.

         7.2.9 Entity Notices. Concurrently with the issuance thereof, copies of all material written notices (excluding routine correspondence) given to the partners, owners, stockholders, and/or members, respectively, of the Shelbourne OP or the Shelbourne REIT.

         7.2.10 Property Acquisition or Sale. Within ten (10) Business Days of receipt thereof, copies of all contracts or agreements entered into relating to a proposed sale or acquisition of any material asset by the Borrower or any other Loan Party. With respect to the acquisition of any Individual Property, the Borrower shall also provide to the Agent such Payment Direction Letters and other documents and agreements as may be necessary to effectuate the cash management arrangements set forth in
     Section 7.15.

         7.2.11 Notices Regarding Payment Direction Letters. Within ten (10) Business Days of receipt thereof, copies of all notices (excluding routine correspondence) received by the Borrower or any other Loan Party from any Person who has agreed to the direction of the payment of funds as provided for in a Payment Direction Letter.

         7.2.12 Notice of Termination of Payment Direction Letter. Promptly, and in any event within ten (10) Business Days after an officer of the Borrower or the Shelbourne OP obtains Knowledge thereof, written notice of the termination of any Payment Direction Letter, together with evidence of the satisfactory reinstatement or replacement thereof in accordance with the terms and conditions hereof.

         7.2.13 Notice of Litigation. Promptly and in any event within ten (10) Business Days after an officer of either Borrower or Shelbourne OP obtains Knowledge thereof, written notice of any pending or, to the best of the Borrower's and Shelbourne OP's Knowledge, threatened action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) relating in any way to the Loan, the transactions contemplated in the Loan Documents, or the transactions contemplated in any documentation executed in connection therewith, or the Borrower or any other Loan Party, which could have or reasonably be expected to have a Material Adverse Effect.

         7.2.14 Notice of Hazardous Materials Promptly, and in any event within ten (10) Business Days after Borrower or Shelbourne OP obtains Knowledge thereof, written notice of (i) any Release (as defined in the Environmental Indemnity) or Threat of Release (as defined in the Environmental Indemnity) of Hazardous Materials on, in, under or affecting all or any portion of any Collateral Property or (ii) the violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect.

     7.3 Existence. Except as otherwise permitted herein, Borrower and Shelbourne OP shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect (x) the partnership, company or corporate existence, as applicable, of each Loan Party and (y) the material rights, licenses, permits and franchises of each Loan Party, (ii) comply with the terms and provisions of the Plan of Liquidation and all laws and other Legal Requirements applicable to it and its assets, business and operations, the non-compliance with which could have or reasonably be expected to have a Material Adverse Effect, (iii) to the extent applicable, at all times maintain, preserve and protect all material franchises and trade names and all the remainder of its property used or useful in the conduct of its business, and
(iv) to keep and cause each Loan Party to keep, its assets in good working order and repair, ordinary wear and tear and damage by casualty or taking by condemnation excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

     7.4 Payment of Taxes. Borrower and Shelbourne OP shall duly pay and discharge, and cause each Loan Party to duly pay and discharge, before the same shall become overdue, all taxes, assessments, impositions, and other governmental charges payable by it or with respect to the Collateral Properties, to the extent that same are not paid by the tenants under the respective Leases; provided, however, the failure of any Loan Party to pay such taxes, assessments, impositions, or other governmental charges shall not constitute a Default or Event of Default as long as same are being contested in a manner which complies with the requirements of Section 9.1.

     7.5 Insurance; Casualty, Taking.

         7.5.1 Borrower and Shelbourne OP shall at all times maintain or cause the appropriate Person to maintain in full force and effect the following insurance: (i) the Collateral Properties shall be insured by insurers of recognized financial responsibility against such losses and risks in compliance with the Major Leases and the requirements set forth in Exhibit E, hereto, and (ii) all other assets of the Borrower and the Shelbourne Subsidiaries shall be insured with such insurance as is reasonable and usual for Persons conducting business operations similar to those of the Borrower and Shelbourne OP and in compliance with the terms of any secured financing with respect thereto.

         7.5.2 All insurance premiums shall be paid in a timely fashion in accordance with the requirements of the applicable insurance company, and Agent shall be provided with evidence of such payment of insurance premiums upon request.

         7.5.3 In the event of any damage or destruction to any Collateral Property by reason of fire or other hazard or casualty, Borrower shall give immediate written notice thereof to Agent. With respect to any such damage or destruction, the Borrower shall make the Mandatory Principal Payment, if any is required, set forth herein. If there is any condemnation for public use of any Collateral Property Borrower shall give immediate written notice thereof to Agent. With respect to any such condemnation, the Borrower shall make the Mandatory Principal Payment, if any is required, set forth herein. Further, Borrower shall upon the request of the Agent provide to the Agent a report as to the status of any insurance adjustment, condemnation claim, or restoration resulting from any casualty or taking.

     7.6 Inspection. Borrower and Shelbourne OP shall (and shall cause the other Loan Parties to) permit the Agent and the Lenders and its/their agents, representatives and employees to inspect the Collateral Properties, the Collateral, and any and all other assets of the Borrower, the Shelbourne OP or any of the Loan Parties, at reasonable hours upon reasonable notice.

     7.7 Loan Documents. Borrower and Shelbourne OP shall (and shall cause the other Loan Parties to) observe, perform and satisfy all the terms, provisions, covenants and conditions to be performed by it under, and to pay when due all costs, fees and expenses, and other Obligations to the extent required under, the Loan Documents.

     7.8 Further Assurances. Borrower and Shelbourne OP shall (and shall cause the other Loan Parties to) execute and deliver to the Agent and the other Lenders such documents, instruments, certificates, assignments and other writings, and do such other acts, necessary or desirable in the reasonable judgment of the Agent, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations or for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents.

     7.9 Books and Records. Borrower and Shelbourne OP shall and shall cause the other Loan Parties to keep and maintain in accordance with GAAP (or such other accounting basis reasonably acceptable to the Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and such other Loan Parties and all items of income and expense in connection with their respective business and operations and in connection with any services, equipment or furnishings provided in connection with the operation of the business of the Borrower, the Shelbourne OP and the other Loan Parties, whether such income or expense is realized thereby or by any other Person. The Agent shall have the right, not more than once each quarter (unless an Event of Default shall have occurred and be continuing in which case as often as the Agent shall determine), during normal business hours and upon reasonable notice, to examine such books, records and accounts at the office of the Person maintaining such books, records, correspondence, and accounts and to make such copies or extracts thereof as the Agent shall desire. Borrower shall maintain all of its business records at the address specified at the beginning of this Agreement. The Agent may discuss the financial and other affairs of the Borrower, the Shelbourne OP and the other Loan Parties with any of its partners, owners, and any accountants hired by Borrower or the Shelbourne OP, it being agreed that Agent and each of the Lenders shall use reasonable efforts to not divulge information obtained from such examination to others except in connection with Legal Requirements and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein). Any assignee or transferee of the Loan, co-lender, or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

     7.10 Business and Operations. Borrower and the Shelbourne OP shall (and shall cause the other Loan Parties to) (i) continue to engage in the type of businesses presently conducted by them as of the Closing Date, respectively,
(ii) limit its operations to such matters as are in conformity with the Plan of Liquidation, and (iii) be qualified to do business and in good standing under the laws of each jurisdiction, and otherwise to comply with all Legal Requirements, as and to the extent the same are required for the ownership, maintenance, management and operation of the assets of such Person except where the failure to be so qualified could not have or reasonably be expected to have a Material Adverse Effect.

     7.11 Title. Borrower and the Shelbourne OP shall (and shall cause the other Loan Parties to) (i) warrant and defend (x) the title to each item of Collateral owned by such Person and every part thereof, subject only to the Liens (if any) permitted hereunder, (y) the validity and priority of the Liens and security interests held by the Agent pursuant to the Loan Documents, in each case against the claims of all Persons whomsoever, and (z) the title to and in the Collateral Properties, and (ii) Borrower and the other Loan Parties shall be responsible, jointly and severally, to reimburse Agent and the Lenders for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by the Agent and/or any of the Lenders if an interest in any item of Collateral, other than as permitted hereunder, is claimed by another Person.

     7.12 Estoppel. Borrower and the Shelbourne OP shall (and shall cause the other Loan Parties to), within ten (10) Business Days after a request therefor from the Agent, which request shall not be made by Agent more than once each quarter during each Fiscal Year, furnish to the Agent a statement, duly acknowledged and certified, setting forth (i) the amount then owing by Borrower in respect of the Obligations, (ii) the date through which interest on the Loan has been paid, (iii) to Borrower's and Shelbourne OP's Knowledge, any offsets, counterclaims, credits or defenses to the payment by any Loan Party to the Obligations and (iv) whether any written notice of Default from Agent to the Borrower or any of the other Loan Parties is then outstanding and acknowledging that this Agreement and the other Loan Documents are in full force and effect and unmodified, or if modified, giving the particulars of such modification.

     7.13 ERISA. Borrower and the Shelbourne OP shall (and shall cause each of the other Loan Parties to) as soon as possible and, in any event, within ten
(10) days after any Loan Party or any ERISA Affiliate knows of the occurrence of any of the following which could have or reasonably be expected to have a Material Adverse Effect, deliver to Agent a certificate of an executive officer of the Borrower setting forth details as to such occurrence and the action, if any, that the applicable Borrower or other Loan Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Borrower, Loan Party, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred; (ii) that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; (iii) that a contribution required to be made to a Plan has not been timely made; (iv) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (v) that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; (vi) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; (vii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; (viii) that such Borrower, Loan Party, or ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; (ix) or that such Borrower or the Loan Party may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon the request of the Agent, the Borrower and the Shelbourne OP shall (and shall cause the other Loan Parties to) deliver to Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to Agent pursuant to the first sentence hereof, copies of any material notices received by any Borrower or Loan Party or any ERISA Affiliate with respect to any Plan shall be delivered to Agent no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such notice has been received by such Borrower or Loan Party or ERISA Affiliate, as applicable.

     7.14 Depository Accounts. The Borrower and the Shelbourne OP shall (and shall cause the Shelbourne REIT, the Shelbourne GP and each Property Owner to)
(i) maintain all operating and
other depository accounts, if any, with Fleet National Bank (or any successor thereto) (singly and collectively, including the Depository Accounts, the "Accounts"), unless otherwise agreed by Agent in writing, (ii) maintain a minimum of one depository account with Fleet National Bank (or any successor thereto) (singly and collectively, the "Depository Accounts"), unless otherwise agreed by Agent in writing, and (iii) to the extent requested by the Agent, execute and deliver such cash management agreements (singly and collectively "Cash Management Agreement") as Agent shall deem customary and appropriate to provide for terms and conditions satisfactory to the Agent with respect to the use and disbursement of funds in any Account. Each of the Accounts (other than those Accounts in the name of the Shelbourne REIT, the Shelbourne GP or any Non-Collateral Individual Property Owner) shall at all times be pledged to the Agent, on behalf of the Lenders, as security for the Obligations pursuant to the Pledge and Security Agreement.

     7.15 Cash Flow; Payment Direction Letters.

         7.15.1 The Borrower and the Shelbourne OP agree that appropriate procedures satisfactory to the Agent will be put in place such that any revenues, Distributions, or other payments received by any Property Owner shall be directly deposited in a designated Depository Account in the name of such Person.

         7.15.2 The Borrower and the Shelbourne OP agree that appropriate procedures satisfactory to the Agent will be put in place such that during any period in which the Cash Sweep Account Test is not complied with, withdrawals shall be permitted from such Depository Accounts only for the purpose of payment of such costs and other obligations approved by the Agent in accordance with the Cash Management Agreement. The Borrower and the Shelbourne OP agree that appropriate procedures satisfactory to the Agent will be put in place such that during any period in which the Cash Sweep Account Test is not complied with, any funds in the Depository Accounts of any Property Owner shall be transferred to a designated Cash Sweep Cash Collateral Account in the name of the applicable Shelbourne OP.

         7.15.3 The Borrower agrees that appropriate procedures satisfactory to the Agent will be put in place such that after the occurrence and during the continuance of an Event of Default: (i) any funds in the Depository Accounts of any Non-Collateral Individual Property Owner shall be transferred to a designated Depository Account in the name of the applicable Shelbourne OP or as otherwise directed by the Agent, and (ii) any Distributions by any Property Owner payable to any Shelbourne OP shall be directly deposited in the designated Depository Account in the name of the applicable Shelbourne OP or as otherwise directed by the Agent. Further, after the occurrence and during the continuance of an Event of Default, Agent shall have the right to receive any and all such Distributions or other revenues and make application thereof to the Obligations.

         7.15.4 Borrower and the Shelbourne OP shall (and shall cause each Property Owner to) maintain in place during the term of the Loan such direction letters as the Agent may from time to time require in order to effectuate the terms and provisions hereof relating to the management of the cash flow of such Person ("Payment Direction Letters"), including, without limitation, to each tenant under a Lease for any Individual Property to pay rent and any other amounts payable under such Lease into the applicable designated Deposit Account.

         7.15.5 The use and disbursement of all funds in the Depository Accounts and the Accounts shall be subject to the terms and provisions hereof and the Cash Management Agreement.

         7.15.6 The Borrower and the Shelbourne OP agree that to the extent that the Borrower, the Shelbourne OP or any Property Owner receives directly any revenues, Distributions or other payments which are required to be deposited as provided for herein, the Borrower and the Shelbourne OP shall, and shall cause any such other Person to, deposit such funds in the applicable designated Depository Account.

     7.16 Costs and Expenses. Borrower shall pay all costs and expenses (excluding salaries or wages of employees of Agent) reasonably incurred by Agent in connection with the implementation and syndication of the Loan and the administration of the Loan, and reasonably incurred by the Agent or any of the Lenders in connection with the enforcement of the Agent's and Lenders' rights under the Loan Documents, including, without limitation, legal fees and disbursements, appraisal fees, inspection fees, plan review fees, travel costs, fees and out-of-pocket costs of independent engineers and consultants. Borrower's obligations to pay such costs and expenses shall include, without limitation, all reasonable attorneys' fees and other costs and expenses for preparing and conducting litigation or dispute resolution arising from any breach by Borrower or the Loan Parties of any covenant, warranty, representation or agreement under any one or more of the Loan Documents. Unless an Event of Default has occurred and is then continuing, the Agent shall use its best efforts to notify the Borrower prior to the incurrence of any such cost or expense if the aggregate amount of such costs and expenses in any one calendar year will exceed $25,000.00; provided, however, that the failure shall provide such notice shall not affect in any manner whatsoever on the Borrower's Obligations hereunder.

     7.17 Appraisals

         7.17.1 Appraisal. Agent shall have the right at its option, from time to time, to order an appraisal of one or more of the Collateral Properties prepared at Agent's direction by an appraiser selected by Agent (the "Appraisal"). An appraiser selected by Agent shall be an MAI member with not less than ten (10) years experience appraising commercial properties in the respective area(s) of the Individual Properties and otherwise qualified pursuant to provisions of applicable laws and regulations under and pursuant to which Agent operates).

         7.17.2 Costs of Appraisal. Borrower shall pay for the costs of each Appraisal and each updated Appraisal only (i) after the occurrence and during the continuance of an Event of Default and (ii) prior to the occurrence of an Event of Default, not for more than one (1) Appraisal of each Individual Property in any twelve (12) month period.

     7.18 Indemnification. Borrower shall at all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless Agent and each of the Lenders and all those claiming by, through or under Agent and each of the Lenders ("Indemnified Party") (to the extent not paid by Borrower in this Section 7.18 or under the applicable provisions of this or any other Loan Document) against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, attorneys, fees and experts' fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Security Documents) be imposed upon, incurred by or asserted or awarded against the Indemnified Party and arising from or out of:

               (i) any liability for damage to person or property arising out of any violation of any Legal Requirement, or

               (ii) any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder's fees in respect of the Loan arising from any act or course of dealing by the Borrower, the Shelbourne OP or any Loan Party, or

               (iii) any act, omission, negligence or conduct at any Collateral Property, or arising or claimed to have arisen, out of any act, omission, negligence or conduct of Borrower, the Shelbourne OP, any Shelbourne Subsidiary, or any tenant, occupant or invitee thereof which is in any way related to any Collateral Property.

Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of claims arising from acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party.

     7.19 Leasing Matters.

         7.19.1 Agent's Approval Required.

               (i) Except as provided for herein, the Loan Parties may enter into any Lease for a Collateral Property without the approval of the Agent or the Lenders.

               (ii) Agent's prior written approval shall be required in each instance as to any Major Lease, which approval shall not unreasonably withheld if (x) such Major Lease contains rental and payment terms no less favorable than the Lease in effect as of the date hereof for such leased premises and (y) is with a tenant of similar or better financial condition than the tenant as of the date hereof for such leased premises, each as determined by the Agent.

               (iii) For any Major Lease requiring approval hereunder, the approval shall relate to: (i) the economic and other terms of the Major Lease; (ii) each tenant under a proposed Major Lease; (iii) each guarantor of a tenant's obligations under a proposed Major Lease; (iv) any modification or amendment to the Major Lease, and (v) any optional termination, cancellation or surrender of any Major Lease by the Loan Party thereto.

         7.19.2 Borrower's Requests. Any request by Borrower for an approval from Agent with respect to leasing matters shall be sent to the Agent and shall be accompanied, at a minimum, by the following: (i) the proposed lease or amendment or modification thereof complete with all applicable schedules and exhibits; (ii) a complete copy of any proposed guaranty;
     (iii) comprehensive financial information with respect to the proposed tenant and, if applicable, the proposed guarantor (as to new leases or amendments or modifications to existing leases involving material economic changes); and (iv) an executive summary of the terms and conditions of the proposed lease and, if applicable, the proposed guaranty.

         7.19.3 Response. The Agent shall act on requests from Borrower for any approval required under Section 7.19.1 in a commercially reasonable manner and shall use commercially reasonable efforts to respond to any such request within ten (10) Business Days, in each instance following Agent's receipt thereof with all required supporting information. Agent's response may consist of an approval or disapproval of the request, or a conditional approval thereof subject to specified conditions, or a request for further data or information, or any combination thereof. If Agent fails to respond to any such request within such prescribed time period, such request shall be deemed approved by the Agent (and the Required Lenders, as applicable).

         7.19.4 Advance Information. In order to expedite the processing of requests for such approvals, Borrower agrees to provide Agent with as much advance information as is possible in a commercially reasonable manner in advance of Borrower's formal request for an approval.

         7.20 Loan To Value Ratio Covenant.

         7.20.1 Value of the Collateral Property. "Value of the Collateral Property" shall mean, with respect to any Collateral Property (a) on the Closing Date, the initial Adjusted Appraised Value of such Collateral Property, and (b) subsequently, the lesser of (1) the Adjusted Appraised Value of such Collateral Property if the Appraisal thereof is within 12 months of the determination date, as determined solely by the Agent or (2) the Adjusted Capitalized Value of such Collateral Property, as determined solely by the Agent; provided, however, if there is no Appraisal of such Collateral Property within 12 months of the determination date, the Adjusted Capitalized Value of such Collateral Property shall be used for the purpose of determining the Value of the Collateral Property.

         7.20.2 LTV. At all times, the ratio (the "LTV") obtained by dividing:
     (i) the outstanding principal balance of the Loan by (ii) the aggregate of the Value of the Collateral Property for all of the Collateral Properties, expressed as a percentage, shall not be greater than sixty-five (65%), all as determined solely by the Agent.

     7.21 Debt Service Coverage Ratios.

         7.21.1 Certain Definitions.

               (i) "Consolidated Debt Service Coverage" shall mean the ratio as of each Calculation Date of (A) the aggregate of the Adjusted Net Operating Income for all of the Collateral Properties for the subject Calculation Period to (B) Debt Service on the Loan for the subject Calculation Period.

               (ii) "Debt Service on the Loan" shall mean the greater of (i) the outstanding principal balance of the Loan as of the Calculation Date multiplied by a constant of eight and one-half (8.5%) percent per annum or (ii) the projected payments of principal and interest for a twelve
         (12) month period calculated utilizing: (x) the outstanding principal balance of the Loan as of the Calculation Date, (y) that rate equal to the sum of (A) the 10-Year Treasury Rate (or if said 10-Year Treasury Rate at any time is less than five (5.00%) percent per annum, then the 10-Year Treasury Rate will be deemed to equal five (5.00%) percent per annum), plus (B) two and one-half (2.5%) percent per annum; and (z) an amortization schedule having a period of three hundred (300) months, all of the foregoing as determined solely by the Agent.

         7.21.2 Minimum Consolidated Debt Service Coverage.

               (i) The Consolidated Debt Service Coverage, as determined solely by the Agent on each Calculation Date, shall be not less than 1.40:1.

               (ii) The Consolidated Debt Service Coverage covenant shall be tested by the Agent on each Calculation Date with results based upon the results for the most recent Calculation Period, such calculation and results to be as determined solely by the Agent.

     7.22 Fixed Charge Ratio. The Fixed Charge Ratio as determined on each Calculation Date shall be not less than 1.30:1. The Fixed Charge Ratio covenant shall be tested by the Agent on each Calculation Date with results based upon the results for the most recent Calculation Period, such calculation and results to be as determined solely by the Agent.

     7.23 Minimum Net Worth. The Net Worth as determined on each Calculation Date shall be equal to or greater than $30,000,000.00; provided, however, that for so long as no Default shall have occurred and be continuing said $30,000,000.00 amount shall be deemed to be reduced by $0.50 for each $1.00 of principal reduction on the Loan from and after the Closing Date through the Calculation Date; provided further, however, that in no event shall the amount of such minimum Net Worth required hereunder be less than $20,000,000.00. The Net Worth covenant shall be tested by the Agent on each Calculation Date, such calculation and results to be as determined solely by the Agent.

     7.24 Cash Sweep Account Test.

         7.24.1 Without limiting the obligation to satisfy the Consolidated Debt Service Coverage covenant, in accordance with the provisions of Section 7.21.2, and the Fixed Charge Ratio covenant, in accordance with the provisions of Section 7.22, the Agent, in determining the compliance with each of the Consolidated Debt Service Coverage covenant and the Fixed Charge Ratio covenant, shall also determine whether the following tests have been complied with (each such test being referred to, singly and collectively, as the "Cash Sweep Account Test"), all as determined solely by the Agent:

               (i) The Consolidated Debt Service Coverage determined on each Calculation Date shall be not less than 1.75:1; or

               (ii) The Fixed Charge Ratio determined on each Calculation Date shall be not less than 1.50:1.

         7.24.2 If at any time the Agent determines that the Cash Sweep Account Test has not been complied with, then immediately thereafter and continuing until the Borrower's compliance with the Cash Sweep Account Test, (i) all rents and other cash proceeds received or otherwise payable to any Loan Party on account of the Collateral Properties, less any reasonable operating expenses approved in writing by the Agent, and (ii) all other cash, funds, Distributions, or other amounts received by, or otherwise payable to, any Loan Party shall be deposited in an Account with Fleet National Bank (or any successor thereto) in the name of the Shelbourne OP designated by Agent as the "Cash Sweep Cash Collateral Account" (so referred to herein), such Cash Sweep Cash Collateral Account to be pledged to the Agent, on behalf of the Lenders, as security for the Loan pursuant to the Pledge and Security Agreement; provided, however, that the Borrower, at its option, may elect at any time to apply amounts maintained in the Cash Sweep Cash Collateral Account in reduction of the Loan (with any such application to be in such order and manner as the Agent in its sole discretion may determine appropriate). So long as no Default or Event of Default shall occur and be continuing, if and to the extent the Cash Sweep Account Test is thereafter satisfied, as and when determined solely by the Agent, the Agent, upon Borrower's written request, shall release or otherwise make available to the Shelbourne OP some or all of the amounts maintained in the Cash Sweep Cash Collateral Account (however, such release agreement specifically shall not relate to any funds in the T/I CAPEX Fund Accounts).

     7.25 Replacement Documentation. Upon receipt of an affidavit of an officer of Agent as to the loss, theft, destruction or mutilation of the Note or any other Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Security Document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount and otherwise of like tenor upon receipt by Borrower of a suitable indemnity.

     7.26 Other Covenants. The Borrower and the Shelbourne OP hereby represent and warrant that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that the Borrower and/or any of the other Loan Parties, after the date hereof, intends to store or otherwise deliver any Collateral or other personal property in which the Agent has been granted a security interest to such a bailee, then the Borrower shall receive the prior written consent of the Agent and such bailee must acknowledge in writing that the bailee is holding such Collateral or such other personal property for the benefit of the Agent and the Lenders.

     7.27 Related Documents.

         7.27.1 The Borrower and the Shelbourne OP will, or will cause each respective Loan Party to, perform in a timely manner all its obligations under any of the Related Documents. The Borrower and the Shelbourne OP will, or will cause each respective Loan Party to, maintain the Related Documents to which it is a party in full force and effect, and shall, in a timely manner, take all action necessary to preserve the rights of such party, and it successors and assigns, thereunder, and pay all amounts due thereunder and will not cause or consent to any amendment, modification, termination, or endorsement to the Related Documents without the prior written approval of the Agent.

         7.27.2 Without limiting the generality of the foregoing, the Borrower and the Shelbourne OP will, or will cause each respective Loan Party to:

               (i) perform in a timely manner all its obligations under the Restructuring Agreement and the Purchase and Contribution Agreement;

               (ii) not take any action, or allow the sufferance of any action, which would trigger a Put Event (as defined in the Restructuring Agreement);

               (iii) after the occurrence of an Event of Default, not pay to any Person any amount the payment of which was triggered by the occurrence of a Put Event (as defined in the Restructuring Agreement), including, without limitation, the Reacquisition Price (as defined in the Restructuring Agreement);

               (iv) not amend, terminate, distribute, transfer, or otherwise dispose of any of the Advisory Agreements,

               (v) not make any payments under the Advisory Agreements,

               (vi) provide to the Agent immediately upon the receipt thereof a copy of any notice received alleging a default under the Restructuring Agreement and/or the Purchase and Contribution Agreement or of the occurrence, or alleged occurrence, of a so called Put Event under the Restructuring Agreement;

               (vii) provide to the Agent immediately upon the receipt thereof a copy of any New Acquisition Notice (as defined in the Restructuring Agreement) or notice received relative to the exercise of the New Acquisition Right (as defined in the Restructuring Agreement);

               (viii) not acquire any New Property (as defined in the Restructuring Agreement) without (x) providing to the Agent thirty (30) days written notice thereof and copies of all documents and agreements relating to the acquisition and ownership thereof and (y) executing such documentation as may be reasonably requested by the Agent to provide that thereafter, the owner of the Accor Property shall be deemed to be a Shelbourne Subsidiary and the Accor Property shall be deemed to be a Non-Collateral Individual Property; and

               (ix) not acquire the Accor Property pursuant to the Put Right (as defined in the Restructuring Agreement) without (x) providing to the Agent thirty (30) days written notice thereof and copies of all documents and agreements relating to the acquisition and ownership thereof, (y) the Agent's prior written approval of any guaranty to be issued in connection therewith, and (z) executing such documentation as may be reasonably requested by the Agent to provide that thereafter, the owner of the Accor Property shall be deemed to be a Shelbourne Subsidiary and the Accor Property shall be deemed to be a Non-Collateral Individual Property.

     7.28 T/I CAPEX Fund Accounts.

         7.28.1 Each Shelbourne OP shall create for the benefit of Agent (on behalf of the Lenders) a reserve Account (the "T/I CAPEX Fund Accounts") for the purpose of creating a reserve for projected tenant improvements and capital expenditures (pursuant to a T/I and Capital Expenditure Budget) for the Collateral Property Owners (singly and collectively, the "Permitted T/I CAPEX Costs").

         7.28.2 The Shelbourne OP shall deposit with Agent in the T/I CAPEX Fund Accounts on the Funding Date an aggregate amount of no less than Five-Million ($5,000,000.00) Dollars.

         7.28.3 Provided that (i) no Default or Event of Default exists and is continuing, and (ii) the Borrower is in compliance with the Cash Sweep Account Test, the Shelbourne OP may request disbursements from the applicable T/I CAPEX Fund Account from time to time as necessary, provided:

               (i) The Shelbourne OP shall have delivered a written request for the disbursement to the Agent, which request shall (1) specify the Permitted T/I CAPEX Costs for the period in which the disbursement is requested, (2) set forth the amount of the requested disbursement, (3) the specific T/I CAPEX Fund Account out of which the disbursement is to funded, and (4) if the requested disbursement exceeds Fifty Thousand Dollars ($50,000), include an invoice or signed contract specifying that the work has been done or the cost incurred;

               (ii) Such disbursement is used to pay the actual cost of a Permitted T/I CAPEX Cost; and

               (iii) The Permitted T/I CAPEX Cost is generally in compliance with the then current overall T/I and Capital Expenditure Budget.

         7.28.4 The T/I CAPEX Fund Accounts shall be an interest bearing Account maintained at the Agent. The T/I CAPEX Fund Accounts shall be pledged to the Agent, on behalf of the Lenders, as security for the Loan pursuant to the Pledge and Security Agreement.

         7.28.5 Provided no Event of Default shall have occurred and be continuing, upon the satisfaction in full of all the Obligations, Agent shall release the sums remaining in the T/I CAPEX Fund Accounts, if any, to Shelbourne OP.

     7.29 Broadway Cash Collateral Account.

         7.29.1 Shelbourne OP shall create for the benefit of Agent (on behalf of the Lenders) the Broadway Cash Collateral Account and on the Funding Date, Shelbourne OP shall deposit with Agent in the Broadway Cash Collateral Account the sum of Ten-Million ($10,000,000.00) Dollars.

         7.29.2 Provided that no Default or Event of Default exists and is continuing, the funds in the Broadway Cash Collateral Account shall be released to Shelbourne OP and the interest of the Agent, on behalf of the Lenders, in and to the Broadway Cash Collateral Account shall be terminated, upon the earlier of (i) the discharge of the Broadway Mortgage and the satisfaction in full of the Broadway Debt, (ii) the sale by the applicable Shelbourne Entities of the Broadway Property and in connection therewith, the release of all applicable Shelbourne Entities from any obligation to pay the Broadway Debt, or (iii) the satisfaction in full of the Obligations.

         7.29.3 The Broadway Cash Collateral Account shall be an interest bearing Account maintained at the Agent. The Broadway Cash Collateral Account shall be pledged to the Agent, on behalf of the Lenders, as security for the Loan pursuant to the Pledge and Security Agreement.

     7.30 Single-Purpose Entity. The Borrower and the Shelbourne OP shall cause each Collateral Property Owner to be a Single-Purpose Entity and to comply with the terms and provisions hereof with respect thereto.

     7.31 Maintenance of REIT Status; Subsequent Conversion to Liquidating Trust. At all times prior to later of (i) October 29, 2004 or (ii) the conversion of the Shelbourne REIT to a liquidating trust as provided for herein and in the Plan of Liquidation, Shelbourne REIT shall engage in such business activities, and shall refrain from engaging in such activities, so as to continue to meet the requirements for qualification and taxation as a REIT under the Code. At any time prior to October 29, 2004, the Shelbourne REIT may convert to a liquidating trust as required by the Plan of Liquidation. The right set forth herein to convert to a liquidating trust shall be subject to (i) the Shelbourne REIT providing to the Agent sixty (60) days written notice of the establishment of such liquidating trust, (ii) Agent's approval of all amended Formation Documents and other documentation with respect thereto and (iii) the Borrower and each Loan Party executing and delivering such documents and agreements as shall may be reasonably requested by the Agent to evidence and confirm the term of the Loan provided for herein and in the Loan Documents, including, without limitation, (x) satisfactory replacement guarantees for any guaranty which would be of no further value, force or effect, (y) confirmation as to the Lien held by the Agent, for the benefit of the Lenders, in the Collateral, and (z) confirmation and, to extent required, establishment of cash management arrangements in accordance with the terms and provisions hereof.

     7.32 Maintenance of American Stock Exchange Listing. Shelbourne REIT shall engage in such business activities, and shall refrain from engaging in such activities, so as to continue to be listed on the American Stock Exchange until such date as it is converted into a liquidating trust.

     7.33 Lenders' Consultants.

         7.33.1 Right to Employ. The Borrower agrees that the Agent shall have the right to employ on its behalf and on behalf of the Lenders, its own personnel, or one or more engineers, architects, environmental advisors, scientists, accountants, and attorneys to act as an advisor to Agent and the Lenders in connection with the Loan (each of which shall be a "Lenders' Consultant").

         7.33.2 Functions. The functions of a Lenders' Consultant shall include, without limitation: (i) inspection and physical review of any Collateral Property; (ii) review and analysis of environmental matters; (iii) review and analysis of financial and legal matters; and (iv) providing usual inspection and review services in the event of the use of Net Proceeds for any Repair Work.

         7.33.3 Payment. Subject to Section 7.17.2, the reasonable costs and fees of Lenders' Consultants shall be paid by Borrower upon billing therefor and, if not so paid within thirty (30) days, may be paid directly by the Agent on behalf of the Lenders.

         7.33.4 Access. Borrower shall and the Shelbourne OP (and shall cause the Loan Parties to) provide Lenders' Consultants with reasonable access to all Collateral Properties.

         7.33.5 No Liability. Neither Agent nor any Lender shall have liability to Borrower, the Shelbourne OP, any Loan Party, Guarantor, or third party on account of: (i) services performed by Lenders' Consultant; or (ii) any failure or neglect by Lenders' Consultant to properly perform services. Borrower and the Shelbourne OP shall have no rights under or relating to any agreement, report, or similar document prepared by any Lenders' Consultant for Agent or Lenders. No Lenders' Consultant shall have liability to Borrower, the Shelbourne OP, any Loan Party, Guarantor, or third party on account of: (i) services performed by such Lenders' Consultant; or (ii) any failure or neglect by such Lenders' Consultant to properly perform services, except for its gross negligence or willful misconduct.

     8. NEGATIVE COVENANTS. Borrower and the Shelbourne OP covenant and agree that from the date hereof and so long as any indebtedness is outstanding hereunder, or any of the Loan or other obligation remains outstanding, the Borrower and the Shelbourne OP shall not (and shall not suffer or permit the other Shelbourne Entity) do any of the following:

     8.1 No Changes to Borrower and other Shelbourne Entity. Without the prior written consent of the Agent, which consent will not be unreasonably withheld if such action is consistent with the Plan of Liquidation, after not less than thirty (30) days' prior written notice (with reasonable particularity of the facts and circumstances attendant thereto):(i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change the organizational number (if any) assigned by its jurisdiction of formation or its federal employer identification number (if any).

     8.2 Restrictions on Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible, including, without limitation, the Collateral Properties), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, or grant rights with respect to, or otherwise encumber or create a security interest in, such property or assets (including, without limitation, any item of Collateral) or any portion thereof or any other revenues therefrom or the proceeds payable upon the sale, transfer or other disposition of such property or asset or any portion thereof, or permit or suffer any such action to be taken, except the following (but only to the consistent, or allowed under, with the Plan of Liquidation) (singly and collectively, "Permitted Liens"):

         8.2.1 Liens created by the Loan Documents;

         8.2.2 Liens for taxes, assessments or other governmental charges not yet delinquent or which are being diligently contested in good faith and by appropriate proceedings, if (x) to the extent such contest concerns a Collateral Property, reasonable reserves in an amount not less than the tax, assessment or governmental charge being so contested shall have been established in a manner satisfactory to the Agent or deposited in cash (or cash equivalents) with the Agent to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable law, (y) no risk of sale, forfeiture or loss of any interest in any Collateral Property or the Collateral or any part thereof arises during the pendency of such contest and (z) such contest does not have and could not reasonably be expected to have a Material Adverse Effect;

         8.2.3 Liens in respect of property or assets imposed by law, which do not secure Debt, such as judgment Liens (provided such judgment Liens do not cause the occurrence of an Event of Default hereunder), carriers', warehousemen's, material men's and mechanics' liens and other similar Liens arising in the ordinary course of business, (x) which, except for such judgment Liens, do not in the aggregate materially detract from the value of any property or assets or have, and could not reasonably be expected to have, a Material Adverse Effect, (y) which, except for such judgment Liens, are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and (z) which as to any Collateral Property do not have a lien priority prior to the Lien in favor of the Agent, for the benefit of the Lenders, with respect to the Obligations;

         8.2.4 The Lien on the Accotel Property as set forth in Exhibit M;

         8.2.5 The Broadway Mortgage; and

         8.2.6 Personal property financing leases entered into in the ordinary course of business with respect to equipment, fixtures, furniture, furnishings and similar assets.

     8.3 Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity.
(i) Dissolve, terminate, liquidate, consolidate with or merge with or into any other Person, (ii) issue, sell, lease, transfer or assign to any Persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired) or any equity interests in itself, including, without limitation, any securities, membership or partnership interests, or other interests of any kind in itself or any other Loan Party, directly or indirectly (whether by the issuance of rights of, options or warrants for, or securities convertible into, any such security, membership or partnership interests or other interests of any kind), (iii) permit another Person to merge with or into it, (iv) acquire all or substantially all the capital stock, membership or partnership interests or assets of any other Person, or (v) take any action which could have the effect, directly or indirectly, of diluting the economic interest of any holder of ownership interest in the Borrower or any holder of the Common Interests in the Shelbourne OP or the holder of any ownership interest in any other Loan Party; except the following (but only to the consistent with, or allowed under, the Plan of Liquidation):

         8.3.1 Transfers pursuant to the Security Documents and other agreements in favor of Agent on behalf of the Lenders;

         8.3.2 Any such dissolution, liquidation, or termination which does not involve a Loan Party;

         8.3.3 Any consolidation, merger, transfer or sale between and among Loan Parties; provided that (x) the Borrower will be in compliance with the Financial Covenants considering the consequences of such event, (y) no such event shall cause a Change of Control, and (z) each Collateral Property Owner will continue to be a Wholly-Owned Subsidiary of Shelbourne OP, Shelbourne GP, or Shelbourne REIT;

         8.3.4 Sales of any Collateral Property, provided the Release Conditions are satisfied with respect thereto;

         8.3.5 Leases of all or any portion of any Collateral Property which either (i) are permitted by the terms of this Agreement without Agent's or Lenders' consent or approval or (ii) are approved as provided for in this Loan Agreement;.

         8.3.6 Sales, leases, transfers or assignments of Non-Collateral Individual Properties or other assets of any Shelbourne Entity which are not within the Collateral, provided that the Borrower will be in compliance with the Financial Covenants considering the consequences of the sale;

         8.3.7 Sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced;

         8.3.8 Transactions contemplated by the Restructuring Agreement; and

         8.3.9 Transactions, whether outright or as security, for which Agent's prior written consent has been obtained.

     8.4 Restrictions on Debt. (i) Create, incur or assume any Debt, or make any voluntary prepayments of any Debt in respect of which it is an obligor, (ii) enter into, acquiesce, suffer or permit any amendment, restatement or other modification of the documentation evidencing and/or securing any Debt under which it is an obligor, (iii) increase the amount of any Debt existing as of the Closing Date; except with respect to the following (but only to the consistent, or allowed under, with the Plan of Liquidation) (singly and collectively, "Permitted Debt"):

         8.4.1 The Obligations;

         8.4.2 The Debt of the owner of the Accor Property secured by the Accor Property as set forth in Exhibit M;

         8.4.3 The Broadway Debt;

         8.4.4 The Accotel Guaranty;

         8.4.5 To the extent set forth in Schedule 6.21.4, obligations incurred pursuant to the terms of the Restructuring Agreement;

         8.4.6 Indebtedness incurred in the ordinary course of business for the purchase of goods or services which are payable, without interest, within thirty (30) days of billing; and

         8.4.7 Transactions, whether secured or unsecured, for which Agent's prior written consent has been obtained.

     8.5 Respecting Collateral Properties. Permit or otherwise suffer to occur any event such that the representations and warranties of the Borrower set forth in Section 6.16 would be untrue or misleading in any material respect.

     8.6 Other Business. Enter into any line of business or make any material change in the nature of its business, purposes or operations, except as otherwise specifically permitted by this Agreement, the other Loan Documents and the Plan of Liquidation.

     8.7 Change of Control. Permit or otherwise suffer to occur any Change of Control.

     8.8 Forgiveness of Debt. Cancel or otherwise forgive or release any Debt owed to it by any Person, except upon receipt of adequate consideration.

     8.9 Affiliate Transactions. Enter into, or be a party to, any transaction with any Person which is an Affiliate of any Loan Party, except transactions (a) involving the offering or sale of a Person's equity interests on an arm's length basis, (b) entered into in the ordinary course of business and on terms which are no less favorable to such Loan Party than would be obtained in a comparable arm's-length transaction with an unrelated third party, (c) respecting any property management agreement for an Individual Property with a management fee not to exceed three (3%) percent of gross revenue per year, (d) any construction management contract for improvements to be made to any Individual Property with a construction management fee not to exceed five (5%) percent of the gross cost of the construction of improvements, provided that this clause shall not apply to transactions between and among Loan Parties, (e) as provided for in the Plan of Liquidation, respecting the agreement by each Shelbourne REIT to pay an amount not to exceed $200,000.00 each per annum (not to exceed $600,000.00 per annum in the aggregate) to Kestrel Management, L.P. for supervisory, management and investor services (the "Kestrel Agreements"), and (f) respecting the payment of fees to the Independent Directors (as defined in the Plan of Liquidation) of the Shelbourne REIT not to exceed an annual payment of $10,000.00 for each such Independent Director, plus $500.00 for each committee meeting.

     8.10 Management and Advisory Agreements.

         8.10.1 Enter into any property management agreement relative to any Individual Property other than as set forth in Exhibit H, except for a property management agreement which provides for a management fee that does not exceed three (3%) percent of gross revenue per year and is with a property management company reasonably acceptable to the Agent.

         8.10.2 Enter into any other management agreement, advisory agreement, investment agreement or asset management agreements which provides for a payment of a fee for such services by the Borrower, any Loan Party, or any Shelbourne Subsidiary, other than as set forth in Exhibit H.

     8.11 Amendments; Terminations of Related Documents. Enter into, acquiesce in, suffer or permit any amendment, restatement or other modification or termination of any of the Related Documents, without the express prior written consent of the Agent.

     8.12 ERISA. Except for Code Section 401(k) plans, establish or be obligated to contribute to any Plan.

     8.13 Bankruptcy Filings. File, or suffer to permit any Loan Party to file, a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property.

     8.14 Investment Company. Become, or suffer to permit any Loan Party to become, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     8.15 Holding Company. Become, or suffer to permit any Loan Party to become, a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     8.16 Use of Proceeds. Permit the proceeds of the Loan, or any other accommodation at any time made hereunder, to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board of Governors of the Federal Reserve, or for any purpose other than those set forth in Section 1.3 and in a manner consistent with the Plan of Liquidation.

     8.17 Advances and Loans. Except for loans from the Borrower to any Shelbourne Subsidiary or loan attributable to disproportionate payments of amounts due under the Loan, directly or indirectly, lend money or credit or make advances to any Person.

     8.18 Distributions. Authorize, declare, or pay any Distributions on behalf of the Shelbourne OP or the Shelbourne REIT, except for Permitted Distributions. The term "Permitted Distributions" shall mean, only to the extent permitted by the Plan of Liquidation (i) any Distributions by a Shelbourne Subsidiary to the Shelbourne OP, (ii) the Distribution of a portion of the proceeds of the Loan as provided for in Section 1.3, hereof, (ii) so long as (x) no Default or Event of Default exists and is continuing, or would be created thereby, (y) the Financial Covenants and the Cash Sweep Account Test are complied with and will remain in compliance after the said Distribution, and (z) all payments then due have been paid into the T/I CAPEX Fund Accounts, subject to requirements set forth in
Section 7.28.1, hereof, any Distributions by the Shelbourne OP and the Shelbourne REIT and/or (iii) at any time after and during the continuance of any Default or Event of Default (other than a monetary Event of Default), such Distributions as are necessary for Shelbourne REIT to maintain its REIT status (measured on a rolling four quarter basis).

     8.19 Restrictions on Investments. Make or permit to exist or to remain outstanding any Investment except which is or results in (but only to the consistent, or allowed under, with the Plan of Liquidation) ("Permitted Investments"):

               (i) marketable direct or guaranteed general obligations of the United States of America which mature within one year from the date of purchase;

               (ii) bank deposits, certificates of deposit and banker's acceptances, or other obligations in or of the Lenders or banks located within and chartered by the United States of America or a state and having assets of over $500,000,000.00;

               (iii) the Shelbourne Subsidiaries, subject in all instances to the terms of this Agreement; and

               (iv) the acquisition of a member's interest in Accotel Remainder LLC by Shelbourne JV LLC for a balance due of $3,000.00 pursuant to the terms of the Option Agreement, with the prior written consent of the Agent.

     All such Investments shall be made by the Borrower in a manner which assures that Agent shall have and maintain a perfected first lien security interest therein.

     8.20 Contracts of a Material or Significant Nature. Except for contracts otherwise complying with this Agreement, entered into in the normal course of business or contemplated in the business plan delivered pursuant to Section 7.2.1(ii), not enter into any other contracts, agreements or purchase orders which would involve the expenditure of more than $1,000,000.00 in any instance or $1,000,000.00 in the aggregate without Agent's prior written consent, which consent shall not be unreasonably withheld or delayed, but which consent may be conditioned upon a demonstration by Borrower to Agent's reasonable satisfaction that the contract, agreement or purchase order is reasonable and that the Party entering into such contract has adequate resources to pay and perform the same.

     8.21 Negative Pledges, etc. Enter into any agreement subsequent to the Closing Date (other than a Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document, or
(c) could reasonably be expected to have a Material Adverse Effect.

     8.22 Collateral Property Transactions. Conduct any business activities that relate, directly or indirectly, to the Collateral Property Owners or the Collateral Properties through any Person other than a Shelbourne Subsidiary, except pursuant to the structure of ownership existing as of the Closing Date and disclosed to the Agent in writing.

     8.23 Litigation. Consent or agree to any settlement of the litigation set forth in Schedule 6.5, if such settlement involves the payment of any funds or the occurrence of any monetary liability by the Borrower, the Shelbourne OP, or any Loan Party, or the agreement to any undertaking or term that could have or reasonably be expected to have a Material Adverse Effect, without the prior written consent of the Agent.

     9. SPECIAL PROVISIONS.

     9.1 Legal Requirements. Borrower or any other Loan Party may contest in good faith any claim, demand, levy or assessment under any Legal Requirements by any person or entity if: (i) the contest is based upon a material question of law or fact raised by Borrower in good faith; (ii) such Person properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful; (iv) if the contest concerns a Collateral Property or a Collateral Property Owner, reasonable reserves in an amount necessary to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary shall have been established in a manner satisfactory to the Agent or deposited in cash (or cash equivalents) with the Agent to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable law; (vi) no Event of Default exists; (vii) if the contest relates to an Environmental Legal Requirement, the conditions set forth in the Environmental Indemnity relating to such contests shall be satisfied; (viii) no risk of sale, forfeiture or loss of any interest in any Collateral Property or the Collateral or any part thereof arises during the pendency of such contest; and (ix) such contest does not have and could not reasonably be expected to have a Material Adverse Effect.

     9.2 Limited Recourse Provisions.

         9.2.1 Fully Liable. Borrower and the Shelbourne OP shall be fully liable for the Loan and the Obligations of Borrower to each of the Lenders.

         9.2.2 Certain Non-Recourse. The Loan shall be on a non-recourse basis to all partners, members, or shareholders of Borrower and the other Loan Parties, except to the extent provided for in any Loan Document executed by any such member or partner on its own behalf.

         9.2.3 Additional Matters. Nothing contained in this non-recourse provisions or elsewhere shall: (i) limit the right of Agent or any of the Lenders to obtain injunctive relief or to pursue equitable remedies under any of the Loan Documents, excluding only any injunctive relief ordering payment of obligations by any Person or entity for which personal liability does not otherwise exist; or (ii) limit the liability of any attorney, law firm, accountant or other professional who or which renders or provides any written opinion or certificate to Agent or any of the Lenders in connection with the Loan even though such person or entity may be a member, partner or shareholder of Borrower, the Shelbourne OP or any Loan Party.

     9.3 Payment of Obligations. Upon the payment in full of the Obligations, in immediately available funds, including, without limitation, all unreimbursed costs and expenses of the Agent and of each Lender for which the Borrower is responsible, the Agent shall release any security and other collateral interests, including, without limitation, the Payment Direction Letters, rights of setoff and right to freeze granted to the Agent as provided for herein and under the other Loan Documents and shall execute and deliver such documents and termination statements as Borrower or any other Loan Party reasonably requests to evidence such termination and release. However, such release by the Agent shall not be deemed to terminate or release any Person from any obligation or liability under the Loan Documents which specifically by its terms survives the payment in full of the Obligations.

     10. EVENTS OF DEFAULT. The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Agent following an Event of Default.

     10.1 Default and Events of Default. The term "Default" as used herein or in any of the other Loan Documents shall mean an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. The occurrence of any of the following events, respectively, shall, subject to the giving of any notice or the expiration of any applicable grace period referred to in Section 10.2 without the cure thereof, constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10.1.8, any and all Obligations shall become due and payable without any further act on the part of the Agent. Upon the occurrence of any other Event of Default, the Agent may declare any and all Obligations immediately due and payable. The occurrence and continuance of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent and/or the Lenders and the Borrower and instruments and papers heretofore, now, or hereafter given the Agent and/or the Lenders by the Borrower.

         10.1.1 Failure to Pay the Loan. The failure by the Borrower to pay when due any principal of, interest on, or fees in respect of, the Loan.

         10.1.2 Failure to Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Obligation other than any payment Obligation on account of the principal of, or interest on, or fees in respect of, the Loan.

         10.1.3 Note, Security Documents, and Other Loan Documents. Any other default in the performance of any term or provision of any Note, or of the Security Documents, or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Note, the Security Documents, or any other Loan Document, regardless of whether any then undisbursed portion of the Loan is sufficient to cover any payment of money required thereby, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured.

         10.1.4 Default under Other Agreements. The occurrence of any breach of any covenant or Obligation imposed by, or of any default under, any agreement (including any Loan Document) between the Agent and/or the Lenders and the Borrower and/or any other Loan Parties or instrument given by the Borrower and such Persons to the Agent and/or the Lenders and the expiry, without cure, of any applicable grace period (notwithstanding that the Agent and/or the Lenders may not have exercised all or any of its/their rights on account of such breach or default).

         10.1.5 Representations and Warranties. If any representation or warranty made by the Borrower or by any of the other Loan Parties in the Loan Documents, including, without limitation, as set forth in Article 6 herein, was untrue or misleading in a manner which could reasonably be expected to have a Material Adverse Effect.

         10.1.6 Affirmative Covenants. The breach of any covenant contained in
     Article 7 herein, including, without limitation, the Financial Covenants.

         10.1.7 Negative Covenants. The breach of any covenant contained in
     Article 8 herein.

         10.1.8 Financial Status and Insolvency. A. Any Borrower or Shelbourne OP shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of such Borrower or Shelbourne OP, or of the whole or any substantial part of the property or assets of such Borrower or Shelbourne OP, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of such Borrower or Shelbourne OP of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; or (ix) have an attachment or execution levied against any substantial portion of the property of such Borrower or Shelbourne OP or against any substantial portion of the Collateral which is not discharged or dissolved by a bond within thirty (30) days; or

         B. any such event set forth in subsection A above shall occur with respect to any Loan Party;

         10.1.9 Loan Documents. If any Loan Document for any reason other than the satisfaction in full of all Obligations shall cease to be in full force and effect (other than in accordance with its terms), thereby preventing the Agent and/or the Lenders from obtaining the practical realization of the benefits thereof, or if any Loan Document shall be declared null and void or any Loan Party shall claim or declare any such Loan Document to no longer be in full force and effect or is null and void, or if the Liens and security interests purported to be created by any of the Loan Documents shall cease to be valid, perfected, first priority (except as otherwise expressly provided herein) security interests;

         10.1.10 Default under Related Documents.

               (i) Borrower and/or any other Loan Party defaults under any of the Related Documents and such default is not cured within the grace period applicable thereto.

               (ii) The occurrence of a Put Event (as defined in the Restructuring Agreement).

         10.1.11 Judgments. One or more judgments or decrees shall be entered against Borrower or any other Loan Party involving a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments exceeds $250,000.00;

         10.1.12 ERISA. (i) If any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Borrower or any Loan Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
     401(a)(29), 4971, 4975 or 4980 of the Code, or the Borrower or any Loan Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) and any of the foregoing could have a Material Adverse Effect; (ii) if there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability which could have, or reasonably be expected to have, a Material Adverse Effect; or (iii) if which lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Agent could have, or reasonably be expected to have, a Material Adverse Effect.

         10.1.13 Change of Control. If a Change of Control shall occur.

         10.1.14 Indictment; Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower or any other Loan Party under any applicable law where the relief, penalties, or remedies sought or available include the forfeiture of any property of Borrower and/or any other such Person and/or the imposition of any stay or other order, the effect of which could reasonably be expected to have a Material Adverse Effect.

         10.1.15 Default of Other Obligations. Any failure by the Borrower or any other Loan Party to pay at maturity, or within any applicable grace period, any obligation for borrowed money, or in respect of any capitalized lease, or any failure to observe or perform any material term, covenant or agreement relative to the Broadway Debt or contained in any agreement by which the Borrower and/or such other Loan Party is bound, evidencing or securing borrowed money, or in respect of any capitalized lease, such that the holder or holders thereof or of any obligations issued thereunder have accelerated the maturity thereof.

         10.1.16 Termination of Guaranty or Consent. The termination or attempted termination of any Guaranty by any Guarantor of the Obligations;

         10.1.17 Generally. A default by Borrower or any other Loan Party in the performance of any term, provision or condition of this Agreement to be performed by Borrower and/or such other Loan Party, or a breach, or other failure to satisfy, any other term provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, or as set forth in Section 10.2. below;

     10.2 Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

         10.2.1 No Notice or Grace Period. Except for any grace or notice period specifically provided for in any referenced section of this Agreement, there shall be no grace period and no notice provision with respect to the payment of principal at maturity and no grace period and no notice provision with respect to defaults related to the voluntary filing of bankruptcy or reorganization proceedings or an assignment for the benefit of creditors, or with respect to a breach of warranty or representation as set forth in Section 10.1.5, or with respect to the breach of any of the Financial Covenants.

         10.2.2 Nonpayment of Interest and Principal. As to the nonpayment of interest, installments of principal, and in connection with a Mandatory Principal Prepayment prior to maturity there shall be a ten (10) Business Day grace period without any requirement of notice from Agent.

         10.2.3 Other Monetary Defaults. All other monetary defaults shall have a five (5) Business Day grace period following notice from Agent.

         10.2.4 Nonmonetary Defaults.

               (i) As to non-monetary default under Section 7.2, 7.5.1, or 7.19, or with respect to the breach of any of the negative covenants set forth in Article 8, there shall be a ten (10) day grace period following notice from Agent of such default;

               (ii) As to non-monetary default under Section 7.28 there shall be a five (5) day grace period following notice from Agent of such default;

               (iii) As to any other non-monetary default, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a thirty (30) day grace period following notice from Agent or, if such default would reasonably require more than thirty (30) days to cure or remedy, such longer period of time not to exceed a total of ninety (90) days from Agent's notice as may be reasonably required so long as Borrower shall commence reasonable actions to remedy or cure the default within thirty
         (30) days following
         such notice and shall diligently prosecute such curative action to completion within such ninety (90) day period. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible. As to breaches of warranties and representations (other than those related to financial information) there shall be a thirty (30) day grace period following notice from Agent.

     11. REMEDIES.

     11.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, whether or not the indebtedness evidenced by the Note and secured by the Security Documents shall be due and payable or Agent shall have instituted any foreclosure or other action for the enforcement of the Security Documents or the Note, Agent may, and shall upon the direction of the Required Lenders, in addition to any other remedies which Agent may have hereunder or under the other Loan Documents, or otherwise, and not in limitation thereof, and in Agent's sole and absolute discretion:

         11.1.1 Accelerate Debt. Agent may, and with the direction of the Required Lenders shall, declare the indebtedness evidenced by the Note and secured by the Security Documents immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or an involuntary petition in bankruptcy filed against Borrower (after expiration of the grace period, if any, set forth in Section 10.1.8), such acceleration shall be automatic).

         11.1.2 Pursue Remedies. Agent may, and with the direction of the Required Lenders shall, pursue any and all remedies provided for hereunder, under any one or more of the other Loan Documents, and/or otherwise.

     11.2 Written Waivers. Except as otherwise provided in Section 13.4, if a Default or an Event of Default is waived by the Required Lenders, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of Agent, the Default or Event of Default so waived shall be deemed to have never occurred.

     11.3 Power of Attorney. For the purpose of exercising the rights granted by this Article 11, as well as any and all other rights and remedies of Agent under the Loan Documents, Borrower and the Shelbourne OP hereby irrevocably constitutes and appoints Agent (or any agent designated by Agent) its true and lawful attorney-in-fact, with full power of substitution, upon the occurrence and during the continuance of any Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of Borrower or the Shelbourne OP. In connection with the foregoing power of attorney, the Borrower and the Shelbourne OP hereby grant unto the Agent (acting through any of its officers) full power to do any and all things after the occurrence and during the continuance of an Event of Default necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower or the Shelbourne OP might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. The foregoing power of attorney shall not be affected by any disability or incapacity suffered by the Borrower or the Shelbourne OP and shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

     12. SECURITY INTEREST AND SET-OFF.

     12.1 Security Interest. Borrower and the Shelbourne OP hereby grant to the Agent and each of the Lenders, a continuing lien, security interest and right of setoff as security for all of the

Obligations to Agent and each of the Lenders, whether now existing or hereafter arising, upon and against all Depository Accounts, Accounts (including, without limitation, the Cash Sweep Cash Collateral Account and the T/I CAPEX Fund Accounts), deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any of the Lenders or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them.

     12.2 Set-Off. After the occurrence and during the continuance of any Event of Default, any such Depository Accounts, Accounts, deposits, balances or other sums credited by or due from Agent, any affiliate of Agent or FleetBoston Financial Corporation or any of the Lenders, or from any such affiliate of any of the Lenders, to Borrower or the Shelbourne OP may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, appropriated and applied by Agent against any or all of the Obligations irrespective of whether demand shall have been made, in such manner as Agent in its sole and absolute discretion may determine. Within three (3) Business Days of making any such set off, appropriation or application, Agent agrees to notify Borrower or the Shelbourne OP, as applicable, thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application. ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY OF THE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     12.3 Application Each of the Lenders agrees with each other Lender that with respect to this Agreement or under any other Loan Document (a) if an amount to be set off is to be applied to indebtedness of the Borrower or any other Loan Party to such Lender, other than the Obligations evidenced by the Note due to such Lender, such amount shall be applied ratably to such other indebtedness and to the Obligations evidenced by the Note due to such Lender, and (b) if such Lender shall receive from the Borrower or any other Loan Party, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note due to such Lender by proceedings against the Borrower or any other Loan Party at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note due to such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to Obligations under the Note due to all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Note its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     12.4 Right to Freeze. The Agent and each of the Lenders shall also have the right, at its option, upon the occurrence and during the continuance of any event which would entitle the Agent and each of the Lenders to set off or debit as set forth in Section 12.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower and/or any other applicable Loan Party may not access, control or draw upon the same.

     12.5 Additional Rights. The rights of Agent, the Lenders and each affiliate of Agent and each of the Lenders under this Article 12 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Agent or any of the Lenders may have.

     13. THE AGENT AND THE LENDERS

     13.1 Rights, Duties and Immunities of the Agent.

         13.1.1 Appointment of Agent. Each Lender hereby irrevocably designates and appoints Fleet National Bank as Agent of such Lender to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes the Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to or conferred upon the Agent by the terms of this Loan Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Article 13. The Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or otherwise exist against the Agent. The provisions of this Article 13 are solely for the benefit of the Agent and the Lenders, and the Borrower and the Shelbourne OP shall not have any rights as a third party beneficiary of any of the provisions hereof.

         13.1.2 Administration of Loan by Agent. The Agent shall be responsible for administering the Loan on a day-to-day basis. In the exercise of such administrative duties, the Agent shall use the same diligence and standard of care that is customarily used by the Agent with respect to similar loans held by the Agent solely for its own account.

     Each Lender delegates to the Agent the full right and authority on its behalf to take the following specific actions in connection with its administration of the Loan:

         (i) to fund the Loan in accordance with the provisions of the Loan Documents, but only to the extent of immediately available funds provided to the Agent by the respective Lenders for such purpose;

         (ii) to receive all payments of principal, interest, fees and other charges paid by, or on behalf of, the Borrower and, except for fees to which the Agent is entitled pursuant to the Loan Documents or otherwise, to distribute all such funds to the respective Lenders as provided for hereunder;

         (iii) to keep and maintain complete and accurate files and records of all material matters pertaining to the Loan, and make such files and records available for inspection and copying by each Lender and its respective employees and agents during normal business hours upon reasonable prior notice to the Agent; and

         (iv) to do or omit doing all such other actions as may be reasonably necessary or incident to the implementation, administration and servicing of the Loan and the rights and duties delegated hereinabove.

         13.1.3 Delegation of Duties. The Agent may execute any of its duties under this Loan Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         13.1.4 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Loan Agreement or the other Loan Documents, except for its or their gross negligence or willful misconduct. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any recital, statement, representation or warranty made by the Borrower or the Shelbourne OP, or any of its officers or agents contained in this Loan Agreement or the other Loan Documents or in any certificate or other document delivered in connection therewith; (ii) the performance or observance of any of the covenants or agreements contained in, or the conditions of, this Loan Agreement or the other Loan Documents; (iii) the state or condition of any properties of the Borrower, any Loan Party, or any other obligor hereunder constituting Collateral for the Obligations, or any information contained in the books or records of the Borrower or any Loan Party; (iv) the validity, enforceability, collectibility, effectiveness or genuineness of this Loan Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

         13.1.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Borrower and the Shelbourne OP), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of the taking or failing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Loan Documents in accordance with any written request of the Required Lenders, and each such request of the Required Lenders, and any action taken or failure to act by the Agent pursuant thereto, shall be binding upon all of the Lenders; provided, however, that the Agent shall not be required in any event to act, or to refrain from acting, in any manner which is contrary to the Loan Documents or to applicable law.

         13.1.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actual knowledge of the same or has received notice from a Lender or the Borrower referring to this Loan Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         13.1.7 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on the financial statements prepared by the Borrower, the Shelbourne OP or any Loan Party, and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrower or any Loan Party and has made its own decision to enter into this Loan Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to Closing any Loan hereunder have been satisfied and in taking or not taking any action under this Loan Agreement and the other Loan Documents.

         13.1.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent, ratably in proportion to their respective Commitments, for (i) any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under this Loan Agreement or the other Loan Documents, (ii) any other expenses incurred by the Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Loan Agreement and the other Loan Documents, and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Loan Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.

         13.1.9 Agent in its Individual Capacity. With respect to its Commitment as a Lender, and the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its subsidiaries and affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrower, the Shelbourne REIT, the Shelbourne GP, the Shelbourne OP, any Shelbourne Subsidiary , any Shelbourne Entity, or other Loan Party as if it were not the Agent hereunder.

         13.1.10 Successor Agent. The Agent may resign at any time by giving thirty (30) days' prior written notice to the Lenders and Borrower. The Required Lenders, for good cause, may remove Agent at any time by giving thirty (30) days' prior written notice to the Agent, the Borrower and the other Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or the Required Lenders' giving notice of removal, as the case may be, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Each such successor Agent shall be a financial institution which meets the requirements of an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor

     Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

         13.1.11 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, at the request, or may, upon the consent, of the Required Lenders, and provided that the Lenders have given to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Loan Agreement and the other Loan Documents respecting the foreclosure, the sale, or other disposition of all or any part of the Collateral and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Loan Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Required Lenders. The Agent shall be fully protected in so acting or refraining from acting upon the instruction of the Required Lenders, and such instruction shall be binding upon all the Lenders. The Required Lenders may direct the Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim actions as it believes necessary to preserve the rights of the Lenders hereunder and in and to any Collateral securing the Obligations, including but not limited to petitioning a court for injunctive relief, appointment of a receiver or preservation of the proceeds of any Collateral. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, including without limitation the Note, other than through the Agent.

     13.2 Respecting Loans and Payments.

         13.2.1 Procedures for Loans. Agent shall give written notice to each Lender of each request for a Loan or conversion of an existing Loan from a Variable Rate Advance to an Effective LIBO Rate Advance or from an Effective LIBO Rate Advance to a Variable Rate Advance to, by facsimile transmission, hand delivery or overnight courier, not later than 11:00 a.m. (Boston time) (i) two (2) Business Days prior to any Effective LIBO Rate Advance or conversion to an Effective LIBO Rate Advance, or (ii) one (1) Business Day prior to any Variable Rate Advance. Each such notice shall be accompanied by a written summary of the request for a Loan and shall specify (a) the date of the requested Loan, (b) the aggregate amount of the requested Loan, (c) each Lender's pro rata share of the requested Loan, and
     (d) the applicable interest rate selected by Borrower with respect to such Loan, or any portion thereof, together with the applicable Interest Period, if any, selected, or deemed selected, by Borrower. Each Lender shall, before 11:00 a.m. (Boston time) on the date set forth in any such request for a Loan, make available to Agent, at an account to be designated by Agent at Fleet National Bank in Boston, Massachusetts, in same day funds, each Lender's ratable portion of the requested Loan. After Agent's receipt of such funds and upon Agent's determination that the applicable conditions to making the requested Loan have been fulfilled, Agent shall make such funds available to Borrower as provided for in this Loan

     Agreement. Within a reasonable period of time following the making of each Loan, but in no event later than ten (10) Business Days following such Loan, Agent shall deliver to each Lender a copy of Borrower's request for Loan. Promptly after receipt by Agent of written request from any Lender, Agent shall deliver to the requesting Lender the accompanying certifications and such other instruments, documents, certifications and approvals delivered by or on behalf of Borrower to Agent in support of the requested Loan.

         13.2.2 Nature of Obligations of Lenders. The obligations of the Lenders hereunder are several and not joint. Failure of any Lender to fulfill that its obligations hereunder shall not result in any other Lender becoming obligated to advance more than its Commitment Percentage of the Loan, nor shall such failure release or diminish the obligations of any other Lender to fund its Commitment Percentage provided herein.

         13.2.3 Payments to Agent. All payments of principal of and interest on the Loans or the Note shall be made to the Agent by the Borrower or any other obligor or guarantor for the account of the Lenders in immediately available funds as provided in the Note and this Loan Agreement. Except as otherwise expressly provided herein, the Agent agrees promptly to distribute to each Lender, on the same Business Day upon which each such payment is made, such Lender's proportionate share of each such payment in immediately available funds excluding Liquidation Proceeds which shall be distributed in accordance with Section 13.2.4 below. The Agent shall upon each distribution promptly notify Borrower of such distribution and each Lender of the amounts distributed to it applicable to principal of, and interest on, the proportionate share held by the applicable Lender. Each payment to the Agent under the first sentence of this Section shall constitute a payment by the Borrower to each Lender in the amount of such Lender's proportionate share of such payment, and any such payment to the Agent shall not be considered outstanding for any purpose after the date of such payment by the Borrower to the Agent without regard to whether or when the Agent makes distribution thereof as provided above. If any payment received by the Agent from the Borrower is insufficient to pay both all accrued interest and all principal then due and owing, the Agent shall first apply such payment to all outstanding interest until paid in full and shall then apply the remainder of such payment to all principal then due and owing, and shall distribute the payment to each Lender accordingly.

         13.2.4 Distribution of Liquidation Proceeds. Subject to the terms and conditions hereof, the Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:

     First: To the Agent, towards any fees and any expenses for which the Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Agent.

     Second: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all expenses which such Lenders have previously paid to the Agent and not theretofore paid to such Lenders.

     Third: To all Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Loan, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loan.

     Fourth: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan including, without limitation, any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Loan Documents.

     Fifth: To Fleet National Bank (or any successor thereto) with respect to the Obligations specifically arising on account of the Interest Rate Protection Agreement, if issued by Fleet National Bank.

     Sixth: To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.

         13.2.5 Adjustments. If, after Agent has paid each Lender's proportionate share of any payment received or applied by Agent in respect of the Loan and other Obligations, that payment is rescinded or must otherwise be returned or paid over by Agent, whether pursuant to any bankruptcy or insolvency law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Agent's request, promptly return its proportionate share of such payment or application to Agent, together with the Lender's proportionate share of any interest or other amount required to be paid by Agent with respect to such payment or application.

         13.2.6 Distribution by Agent. If in the opinion of the Agent distribution of any amount received by it in such capacity hereunder or under the Note or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders. In addition, the Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such Persons as shall be determined by such court.

         13.2.7 Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under this Loan Agreement, including without limitation its obligation to make available to Agent its pro rata share of any Loans, expenses or setoff (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agent, other Lenders, the Borrower or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Loan Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders' respective pro rata shares of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

     The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Future Commitment"). Upon any such purchase of the pro rata share of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

         13.2.8 Holders. The Agent may deem and treat the Lender designated in the Register as the proportionate owner of such interest in the Note for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any designated interest in the Note shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such interest in the Note or of any Note or Notes issued in exchange therefor.

     13.3 Assignment and Participation.

         13.3.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Loan Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the portion of the Note held by it), upon satisfaction of the following conditions: (a) each of the Agent and the Shelbourne OP shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, delayed or conditioned by either the Agent or the Shelbourne OP (provided that, in the case of the Shelbourne OP, such consent shall not be required if a Default or Event of Default shall have occurred and be continuing and provided, further, such consent shall not be required from either the Agent or the Shelbourne OP in connection with any assignment as to which (i) the assignee is an existing Lender (other than a Delinquent Lender) or (ii) an Affiliate or a Related Fund of the assigning Lender);
     (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Loan Agreement, (c) each assignment shall be in an amount that is at least $1,000,000.00 and is a whole multiple of $1,000,000.00 (provided, such minimum amount shall not apply if the assigning Lender is assigning its entire remaining interest in the Loan), (d) each Lender which is a Lender at the time of such assignment shall retain, free of any such assignment, an amount of its Commitment of not less than $1,000,000.00 (provided, such minimum amount shall not apply if the assigning Lender is assigning its entire remaining interest in the Loan), (e) unless an Event of Default shall have occurred and be continuing, the Agent, in its individual capacity as a Lender, shall retain, free of any such assignment, an amount of its Commitment of not less than $2,000,000.00, and (f) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit I hereto (an "Assignment and

     Acceptance"). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (or such shorter period of time as may be agreed to by the Agent), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 13.3.3, be released from its obligations under this Loan Agreement.

         13.3.2 Certain Representations and Warranties. Limitations, Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

         (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, unless specifically agreed in writing otherwise by the assigning Lender, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

         (b) unless specifically agreed in writing otherwise by the assigning Lender, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Loan Party and its affiliates, related entities or subsidiaries or any other person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Loan Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

         (c) such assignee confirms that it has received a copy of this Loan Agreement, together with copies of the most recent financial statements provided by any Person as required by the terms of this Loan Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

         (d) unless specifically agreed in writing otherwise by the assigning Lender, such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement;

         (e) such assignee represents and warrants that it is an Eligible Assignee;

         (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

         (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Loan Agreement are required to be performed by it as a Lender; and

         (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         13.3.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Shelbourne OP, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of ($3,500.00), except there shall be no such registration fee if the assignment is to an Affiliate or Related Fund of the assigning Lender.

         13.3.4 Register. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender).

         13.3.5 Participations. Each Lender may sell participations to one or more banks or other financial institutions in all or a portion of such Lender's rights and obligations under this Loan Agreement and the other Loan Documents; provided that (a) each such participation shall be in a minimum amount of $1,000,000.00 (provided, such minimum amount shall not apply to participations with Affiliates or Related Funds of the assigning Lender), (b) each participant shall meet the requirements of an Eligible Assignee, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower or the Shelbourne OP, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         13.3.6 Disclosure. The Borrower and the Shelbourne OP agree that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Loan Agreement to assignees, pledgees, or participants and potential assignees, pledgees, or participants hereunder (other than a competitor of the Shelbourne OP); provided that such assignees, pledgees, or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         13.3.7 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 7.18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent Certificates of Exemption, as provided in Section
     2.7.3. Anything contained in this Section 13.3.7 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Loan Agreement (including all or any portion of its Notes) (i) to any of the twelve Federal Reserve Banks organized underss.4 of the Federal Reserve Act, 12 U.S.C.ss.341, (ii) in case of any Lender that is a fund, to any holders of obligations owed or securities issued by such Lender or to any trustee for or other representative of such holders, or (iii) as approved by the Agent. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

     13.4 Administrative Matters.

         13.4.1 Amendment, Waiver, Consent, Etc. Except as otherwise provided herein or as to any term or provision hereof which provides for the consent or approval of the Agent, no term or provision of this Loan Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Loan Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders.

     Notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Defaulting Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

         (i) has the effect of (a) extending the final scheduled maturity or the date of any amortization payment of any Loan or Note, (b) reducing the rate or extending the time of payment of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder,

         (ii) releases or discharges any material portion of the Collateral other than in accordance with the express provisions of the Loan Documents,

         (iii) amends, modifies or waives any provisions of this Section 13.4,

         (iv) amends, modifies or waives any of the Financial Covenants,

         (v) reduces the percentage specified in the definition of Required Lenders,

         (vi) except as otherwise provided in the Loan Agreement, changes the amount of any Lender's Commitment or Commitment Percentage or percentage interest in the Loan,

         (vii) releases or waives any guaranty of the Obligations or indemnifications provided in the Loan Documents,

         (viii) modifies any prepayment events (mandatory or optional) or the application of proceeds from such events, or

         (ix) modifies the provisions of Section 13.2.4 as to the disposition of Liquidation Proceeds, and provided, further, that without the consent of the Agent, no such action shall amend, modify or waive any provision of this Article or any other provision of any Loan Document which relates to the rights or obligations of the Agent.

         13.4.2 Deemed Consent or Approval. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be, in accordance with the terms of this Loan Agreement, or if the Agent is required hereunder to seek, or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct. The Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type, a legend substantially to the following effect:

     "THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE SHELBOURNE OP OR THE COURSE OF CONDUCT PROPOSED BY THE AGENT AND RECITED ABOVE,"

and if the foregoing legend is included by the Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Agent within ten (10) calendar days of such Lender's receipt of such notice.

     13.5 Arranger. Notwithstanding the provisions of this Agreement or of the other Loan Documents, the Arranger shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents. To the extent requested by the Agent, the Arranger has coordinated, or will coordinate, the initial syndication of the Loan and the assignment of interests in the Loan.

     14. CASUALTY AND TAKING.

     14.1 Casualty or Taking; Obligation To Repair. In the event of the occurrence of an Event of Loss as to any Collateral Property, Borrower shall give immediate written notice thereof to Agent and proceed with reasonable diligence, in full compliance with all Legal Requirements and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected Collateral Property (each, the "Repair Work").

     14.2 Adjustment of Claims. All insurance claims or condemnation or similar awards shall be adjusted or settled by Shelbourne OP, at Shelbourne OP's sole cost and expense, but subject to Agent's prior written approval which approval shall not be unreasonably withheld; provided, however, that (i) the Agent shall have the right to participate in any adjustment or settlement with respect to which the Net Proceeds in the aggregate are equal to or greater than Two Hundred and Fifty Thousand Dollars ($250,000.00) (ii) if any Default exists under any of the Loan Documents, Agent shall have the right to adjust, settle, and compromise such claims without the approval of Borrower or the Shelbourne OP.

     14.3 Payment and Application of Insurance Proceeds and Condemnation Awards.

         14.3.1 All Net Proceeds shall be paid to Agent, on behalf of the Lenders, and except as otherwise provided for herein, at Agent's option, be applied to Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, "Cost To Repair"). If any Net Proceeds are received directly by any Loan Party, such Loan Party shall hold such Net Proceeds in trust for the Agent and shall promptly deliver such Net Proceeds in kind to the Agent.

         14.3.2 Notwithstanding the terms and provisions hereof, if the Net Proceeds do not exceed Two Hundred and Fifty Thousand Dollars ($250,000.00) and the Insurance/Taking Release Conditions have been satisfied in a manner reasonably acceptable to the Agent, Agent shall release so much of the Net Proceeds as may be required to pay for the actual Cost to Repair and the applicable Loan Party shall commence and diligently prosecute to completion, the Repair Work relative to the subject Collateral Property.

         14.3.3 Notwithstanding the terms and provisions hereof, any Net Proceeds relative to the Seattle Tower Casualty shall be released to the Borrower to be used for the actual Cost to Repair relating thereto.

         14.3.4 Except as provided for in Sections 14.3.2 and 14.3.3, if either
     (i) the Net Proceeds are equal to or greater than Two Hundred and Fifty Thousand Dollars ($250,000.00) or (ii) the Net Proceeds do not exceed Two Hundred and Fifty Thousand Dollars ($250,000.00), but the Insurance/Taking Release Conditions have not been satisfied with respect to such Event of Loss, the Agent shall release so much of the Net Proceeds as may be required to pay for the actual Cost To Repair in accordance the limitations and procedures set forth in Section 14.4, if the following conditions are satisfied in a manner acceptable to the Agent:

               (i) no Default or Event of Default shall have occurred and be continuing under the Loan Documents;

               (ii) in Agent's good faith judgment such Net Proceeds together with any additional funds as may be deposited with and pledged to Agent, on behalf of the Lenders, are sufficient to pay for the Cost To Repair. In order to make this determination, Agent shall be furnished by the Borrower with an estimate of the Cost to Repair accompanied by an independent architect's certification as to such Cost to Repair and appropriate plans and specifications for the Repair Work;

               (iii) the subject Event of Loss was not a Major Event of Loss;

               (iv) Agent in the exercise of its reasonable discretion, shall have determined that all rents from Leases of the subject Collateral Property which are to abate pursuant to their terms are to be payable to the Collateral Property Owner, subject to deductibles, if any, permitted pursuant to the insurance policies to be maintained pursuant to this Agreement, from Rent Loss Proceeds;

               (v) in Agent's good faith judgment, the Repair Work can reasonably be completed on or before the earliest to occur of (A) the earliest date required for such completion under the terms of any Major Lease and (B) such time as may be required under applicable Legal Requirements; and

               (vi) each tenant under a Major Lease which might otherwise have a right to terminate its lease on account of such Event of Loss shall have waived its right to so terminate conditioned only upon the Repair Work being completed within a reasonable period of time acceptable to Agent.

     14.4 Conditions To Release of Insurance Proceeds. If Agent elects or is required to release insurance proceeds, except with respect to the Net Proceeds resulting from the Seattle Tower Casualty, Agent may impose reasonable conditions on such release which shall include, but not be limited to, the following:

         14.4.1 Prior written approval by Agent, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the Repair Work;

         14.4.2 Waivers of lien, architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as Agent may reasonably require;

         14.4.3 The funds shall be released upon final completion of the Repair Work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to (i) 90% of the costs of the work completed prior to the certification by the applicable Lender's Consultant and if there is no Lender's Consultant, an independent architect retained by the Borrower, that the Repair Work is 50% completed, and thereafter (ii) 100% of the costs of the work completed thereafter (such that the effective retainage upon completion of the Repair Work would be 5%), and then (iii) upon final completion of the Repair Work as certified by such Lender's Consultant or independent architect, and the receipt by Agent of satisfactory evidence of payment and release of all liens, the balance of the funds shall be released;

         14.4.4 Determination by Agent that the undisbursed balance of such Net Proceeds on deposit with Agent, together with additional funds deposited for the purpose, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien;

         14.4.5 All work to comply with the standards, quality of construction and Legal Requirements applicable to the construction of the Improvements; and

         14.4.6 The absence of any Default or Event of Default under any Loan Documents.

     14.5 Except with respect to the Net Proceeds resulting from the Seattle Tower Casualty, the Agent shall have the right to hire, at the cost and expense of the Borrower, a Lender's Consultant to assist the Agent in the determination of the satisfaction of the conditions provided for herein for the release of the Net Proceeds to pay the Costs to Repair and to periodically inspect the status of the construction of any Repair Work.

     14.6 Except with respect to the Net Proceeds resulting from the Seattle Tower Casualty, in the event that the Agent makes any Net Proceeds available to any Loan Party for the payment of Costs to Repair as provided for herein, upon the completion of the Repair Work as certified by the applicable Lender's Consultant and if there is no Lender's Consultant, an independent architect retained by the Borrower, and receipt by Agent of satisfactory evidence of payment and release of all liens, any excess Net Proceeds still held by the Agent shall be remitted by the Agent to the Borrower provided that no Event of Default shall have occurred and be continuing;

     14.7 The terms and provisions of this Article 14 shall be subject to the terms and provisions of any Lease as to which the Agent has agreed otherwise with respect to the use and disbursement of Net Proceeds in any agreement entered into between the tenant under such Lease and the Agent.

     14.8 The Agent acknowledges that provided that no Event of Default has occurred and is then continuing, all Rent Loss Proceeds shall be payable to the Borrower or the applicable Loan Party.

     15. GENERAL PROVISIONS.

     15.1 Notices. Any notice or other communication in connection with this Loan Agreement, the Note, the Security Documents, or any of the other Loan Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission if a FAX Number is designated below addressed:

If to Borrower
or Shelbourne OP:
                           [Such Person]
                           Seven Bulfinch Place, Suite 500
                           P.O. Box 9507
                           Boston, Massachusetts 02114
                           Attention: Carolyn Tiffany, Chief Financial Officer FAX Number: (617) 570-4710

with copies by regular mail or such hand delivery or overnight delivery or facsimile transmission to:

                           Post & Heymann, LLP
                           100 Jericho Quadrangle, Suite 214
                           Jericho, New York 11753
                           Attention: David J. Heymann, Esquire
                           FAX Number: (516) 433-2777

If to Agent:
                           Fleet National Bank, N.A.
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention: Scott C. Dow, Director
                           FAX Number: (617) 434-0645

                           And

                           Attention: Jeffry M. Morrison, Director
                           FAX Number: (617) 434-0645

with copies by regular mail or such hand delivery or overnight delivery or facsimile transmission to:

                           Riemer & Braunstein LLP
                           Three Center Plaza
                           Boston, Massachusetts 02108
                           Attention: Steven J. Weinstein, Esquire
                           FAX Number: (617) 880-3456

If to Fleet National Bank:

                           Fleet National Bank, N.A.
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention: Scott C. Dow, Director
                           FAX Number: (617) 434-0645

                           And

                           Attention: Commercial Real Estate Loan
                                      Administration Manager,

with copies by regular mail or such hand delivery or overnight delivery or facsimile transmission to:

                           Riemer & Braunstein LLP
                           Three Center Plaza
                           Boston, Massachusetts 02108
                           Attention: Steven J. Weinstein, Esquire
                           FAX Number: (617) 880-3456

If to Lender other than Fleet National Bank, to the addresses set forth on the signature page or to such addresses as set forth in the Assignment and Acceptance.

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

     A notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if so mailed, on the date of actual receipt as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

     In the event of a notice being provided by means of a facsimile transmission, the Person providing such notice shall use its best efforts to provide a copy of such notice by one of the other notification methods provided for herein; provided, however, the failure to provide such other copy of the said notice shall have no impact whatsoever on the receipt, timing, validity or effectiveness of the original facsimile notice.

     15.2 Limitations on Assignment. Borrower may not assign this Agreement or the monies due thereunder without the prior written consent of all of the Lenders in each instance, but in such event Lenders may nevertheless at their option make the Loan under this Agreement to Borrower or to those who succeed to the title of Borrower and all sums so advanced by Lenders shall be deemed a Loan Advance under this Agreement and not to be modifications thereof and shall be secured by all of the Collateral given at any time in connection herewith.

     15.3 Further Assurances. Borrower shall upon request from Agent from time to time execute, seal, acknowledge and deliver such further instruments or documents which Agent may reasonably require to better perfect and confirm its rights and remedies hereunder, under the Note, under the Security Documents and under each of the other Loan Documents.

     15.4 Payments.

         (i) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Agent (excluding principal and interest) and, to the extent reimbursement is provided for herein, the Lenders, then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default, Liquidation Proceeds will be applied to the Obligations of Borrower to Agent and the Lenders as otherwise provided for herein.

         (ii) Any payments required by this Agreement, the Note or any of the other Loan Documents, or any other instruments or agreements executed in connection herewith or therewith, may (but not before the due date thereof) be deducted by each Lender from the amount, if any, not already advanced, and the same shall be deemed to be a Loan Advance, or may be deducted from any Loan Advance due hereunder. Any attorneys' fees, appraisal charge, inspection fee, or any other expense payable by Borrower as herein provided for, or incurred in connection with the drafting of the Loan Documents and other instruments evidencing or securing the Obligations and all other Loan Documents may if not paid within thirty (30) days of written demand therefor, be likewise deducted from the amounts, if any, not already advanced or from any Loan Advance payable to Borrower and, in any event, charged as a Loan Advance hereunder.

     15.5 Parties Bound. The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of the Shelbourne OP, the Borrower and the Agent and each of the Lenders and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

     This Agreement is a contract by and among Borrower, the Shelbourne OP, the Agent and each of the Lenders for their mutual benefit, and no third person shall have any right, claim or interest against either Agent, any of the Lenders, the Shelbourne OP, or Borrower by virtue of any provision hereof.

     15.6 Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

         15.6.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in The Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

         15.6.2 Place of Delivery. Borrower agrees to furnish to Agent at the Agent's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

         15.6.3 Governing Law. This Agreement, except as otherwise provided in
     Section 15.6.4, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

         15.6.4 Exceptions. Notwithstanding the foregoing choice of law:

               (i) Matters relating to the creation, perfection, priority and enforcement of the liens on and security interests in each Collateral Property, including by way of illustration, but not in limitation, actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of the State in which such Collateral Property is located;

               (ii) Agent shall comply with applicable law of such State to the extent required by the law of such jurisdiction in connection with the foreclosure of the security interests and liens created under the Security Documents and the other Loan Documents with respect to each Collateral Property or other assets situated in such State; and

               (iii) provisions of Federal law and the law of such State shall apply in defining the terms Hazardous Materials, Environmental Legal Requirements and Legal Requirements applicable to each Collateral Property as such terms are used in this Loan Agreement, the Environmental Indemnity and the other Loan Documents.

     Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of any other State shall apply to any parties, rights and obligations under any of the Loan Documents, which, except as expressly provided in clauses (i), (ii) and
     (iii) of this Section 15.6.4., are and shall continue to be governed by the substantive law of Commonwealth of Massachusetts, except as set forth in clauses (i) , (ii) and (iii) of this Section 15.6.4. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of any other State is not intended, nor shall it be deemed, in any way, to derogate the parties, choice of law as set forth or referred to in this Loan Agreement or in the other Loan Documents. The parties further agree that the Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Borrower or to collect any outstanding indebtedness in accordance with applicable law.

         15.6.5 Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within The Commonwealth of Massachusetts.

         15.6.6 JURY TRIAL WAIVER. BORROWER, AGENT, AND EACH OF THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, INDIRECT, SPECULATIVE, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER

     CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

     15.7 Survival. All representations, warranties, covenants and agreements of Borrower, or a Loan Party, herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower or a Loan Party pursuant hereto are significant and shall be deemed to have been relied upon by Agent and each of the Lenders notwithstanding any investigation made by Agent or any of the Lenders or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan pursuant thereto. No review or approval by Agent or the Lenders or any of their representatives, of any opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower or a Loan Party, or any one or more of them, under any one or more of the Loan Documents.

     15.8 Cumulative Rights. All of the rights of Agent and the Lenders hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Agent may determine in its sole good faith judgment.

     15.9 Claims Against Agent or Lenders.

         15.9.1 Borrower and Shelbourne OP Must Notify. The Agent and each of the Lenders shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower and/or Shelbourne OP shall have been given to Agent and each of the Lenders within thirty (30) days after Borrower or Shelbourne OP first had actual Knowledge or actual notice of the occurrence of the event which Borrower or Shelbourne OP alleges gave rise to such claim and Agent or any of the Lenders does not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual Knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in Exhibit D as Authorized Representatives.

         15.9.2 Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Agent or any of the Lenders has breached any of its obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, Agent's and each of the Lenders' responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower's reasonable costs and expenses including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings; and (ii) the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Agent or any of the Lenders, where it is also so determined that Agent or any of the Lenders acted in bad faith, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings.

         15.9.3 Limitations. In no event, however, shall Agent and each of the Lenders be liable to Borrower or to any Loan Party or anyone else for other damages such as, but not limited to, indirect, speculative, special, exemplary, punitive or consequential damages whatever the nature of the breach by Agent or any of the Lenders of its obligations under this Loan Agreement or under any of the other Loan Documents. In no event shall Agent or any of the Lenders be liable to Borrower or to any Loan Party or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Agent and each of the Lenders within the time period specified above.

     15.10 Regarding Consents. Except to the extent expressly provided herein, any and all consents to be made hereunder by the Agent, Required Lenders, or Lenders shall be in the discretion of the Party to whom consent rights are given hereunder.

     15.11 Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower and the obligations of the Guarantor and the other Loan Parties under the Loan Documents shall be joint and several, absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents to which such Loan Party is a party under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower or any Loan Party may have at any time against Agent or any of the Lenders whether in connection with the Loan or any unrelated transaction.

     15.12 Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of its or their provisions.

     15.13 Counterparts. This Loan Agreement and each other Loan Document may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought.

     15.14 Satisfaction of Commitment. The Loan being made pursuant to the terms hereof and of the other Loan Documents is being made in satisfaction of Agent's and each of the Lenders' obligations under the Commitment dated December 19, 2002. The terms, provisions and conditions of this Agreement and the other Loan Documents supersede the provisions of the Commitment.

     15.15 Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.

     15.16 No Oral Change. This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

     15.17 Monthly Statements. While Agent may issue invoices or other statements on a monthly or periodic basis (a "Statement"), it is expressly acknowledged and agreed that: (i) the failure of Agent to issue any Statement on one or more occasions shall not affect Borrower's obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lenders and so Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lenders' rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

     IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument at Boston, Massachusetts, as of the date first written above.

BORROWER:                    SHELBOURNE RICHMOND COMPANY LLC

                             By:  Shelbourne Properties II L.P., member manager

                                By:  Shelbourne Properties II GP, LLC,
                                     General Partner

                                     By:
                                        ----------------------------------------



BORROWER:                    SHELBOURNE MATTHEWS COMPANY LLC

                             By:  Shelbourne Properties II L.P., member manager

                                By:  Shelbourne Properties II GP, LLC,
                                     General Partner

                                     By:
                                        ----------------------------------------


BORROWER:                    SHELBOURNE LAS VEGAS COMPANY LLC

                             By:  Shelbourne Properties III L.P., member manager

                                By:  Shelbourne Properties III GP, Inc.,
                                     General Partner

                                     By:
                                        ----------------------------------------



BORROWER:                    CENTURY PARK I JOINT VENTURE

                             By:  Shelbourne I Century Park Company LLC

                                By:  Shelbourne Properties I L.P, member manager

                                     By:  Shelbourne Properties I GP, LLC,
                                          General Partner

                                     By:
                                        ----------------------------------------


                             By:  Shelbourne II Century Park Company LLC

                             By:  Shelbourne Properties II L.P, member manager

                                By:  Shelbourne Properties II GP, LLC,
                                     General Partner

                                     By:
                                        ----------------------------------------

BORROWER:             TRI-COLUMBUS ASSOCIATES

                      By:  Shelbourne II Tri-Columbus Company LLC

                           By:  Shelbourne Properties II L.P, member manager

                                By:  Shelbourne Properties II GP, LLC,
                                     General Partner

                                     By:
                                        ----------------------------------------

                      By:  Shelbourne III Tri-Columbus Company LLC

                           By:  Shelbourne Properties III L.P, member manager

                                By:  Shelbourne Properties III GP, Inc.,
                                     General Partner

                                     By:
                                        ----------------------------------------



BORROWER:             SEATTLE LANDMARK JOINT VENTURE

                      By:  Shelbourne I Seattle Landmark Company LLC

                           By:  Shelbourne Properties I L.P, member manager

                                By:  Shelbourne Properties I GP, LLC,
                                     General Partner

                                     By:
                                        ----------------------------------------


                      By:  Shelbourne II Seattle Landmark Company LLC

                           By:  Shelbourne Properties II L.P, member manager

                                By:  Shelbourne Properties II GP, LLC,
                                     General Partner

                                     By:
                                        ----------------------------------------

SHELBOURNE OP:      SHELBOURNE PROPERTIES I L.P.

                    By:  Shelbourne Properties I GP, LLC, its General Partner

                         By:
                            --------------------------------------------------


                    SHELBOURNE PROPERTIES II L.P.

                    By:  Shelbourne Properties II GP, LLC, its General Partner

                         By:
                            --------------------------------------------------


                    SHELBOURNE PROPERTIES III L.P.

                    By:  Shelbourne Properties III GP, Inc. its General Partner

                         By:
                            --------------------------------------------------



AGENT:              FLEET NATIONAL BANK


                    By:
                       --------------------------------------
                           Scott C. Dow
                           Duly Authorized



LENDER:             FLEET NATIONAL BANK


                    By:
                       --------------------------------------
                           Scott C. Dow
                           Duly Authorized

                           EXHIBIT A TO LOAN AGREEMENT
                           ---------------------------

                                   DEFINITIONS
                                   -----------


Accor Property shall mean the motel property portfolio acquired on or about January15, 2003, by Shelbourne JV LLC, an entity as to which (i) 32.51% of the beneficial interest is owned directly or indirectly by Shelbourne I Guarantor,
(ii) 40.60% of the beneficial interest is owned directly or indirectly by Shelbourne II Guarantor, and (iii) 26.89% of the beneficial interest is owned directly or indirectly by Shelbourne III Guarantor.

Accotel Guaranty shall mean that certain Guaranty dated as of January 15, 2003, executed and delivered by the Shelbourne REIT in favor of AP/RH Holdings LLC, Richard H. Ader, David M. Ledy, Laurie A. Hawkes, David Silvers, Jonathan M. Molin and Jack Genende.

Accounts as defined in Section 7.14.

Additional Collateral Request as defined in Section 3.4.

Adjusted Appraised Value. With respect to any Individual Property that is the subject of an Appraisal, the appraised value set forth in such Appraisal, as such may be reviewed and adjusted from time to time by the Agent.

Adjusted Capitalized Value. With respect to any Collateral Property, based upon the most recent four (4) fiscal quarters Adjusted Net Operating Income for such Collateral Property, annualized, divided by a ten and one-quarter (10.25%) percent capitalization rate.

Adjusted LIBO Rate. The Term "Adjusted LIBO Rate" means for each Interest Period the rate per annum obtained by dividing (i) the LIBO Rate for such Interest Period, by (ii) a percentage equal to one hundred percent (100%) minus the maximum reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements (including, without limitation, any basic, supplemental, marginal and emergency reserve requirements) for Agent (or of any subsequent holder of a Note which is subject to such reserve requirements) in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interest Period.

Adjusted Net Operating Income: For any period of determination, for any Individual Property (i) Net Operating Income less (ii) allowances for capital expenditures in the amount of (x) $0.25 per rentable square foot of commercial properties and (y) $300.00 per unit for multifamily properties

Advisory Agreement shall mean (i) the Advisory Agreement entered into by the Shelbourne I REIT and the Shelbourne I GP with Shelbourne Management LLC dated as of April 17, 2001, (ii) the Advisory Agreement entered into by the Shelbourne II REIT and the Shelbourne II GP with Shelbourne Management LLC dated as of April 17, 2001, and (iii) the Advisory Agreement entered into by the Shelbourne III REIT and the Shelbourne III GP with Shelbourne Management LLC dated as of April 17, 2001.

Affiliate shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Agent. Fleet National Bank, acting as agent for the Lenders.

Agent's Fee as defined in Section 2.4.

Agreement as defined in the Preamble.

Appraisal as defined in Section 7.17.1 .

Arranger as defined in the Preamble.

Authorized Representatives as defined in Section 4 and listed on Exhibit D.

Banking Day. The term "Banking Day" means a day on which banks are not required or authorized by law to close in the city in which Agent's principal office is situated.

Borrower as defined in the Preamble.

Breakage Fees as defined in Section 2.3.16.

Broadway Cash Collateral Account shall mean an interest bearing account established with Fleet National Bank (or any successor thereto) in the name of the Shelbourne OP, which Broadway Collateral Account shall at all times be subject to a Pledge and Security Agreement.

Broadway Debt shall mean the obligations of 568 Broadway Joint Venture (but no other Shelbourne Entity) under that certain Promissory Note in the original principal amount of $10,000,000.00.

Broadway Mortgage shall mean the first mortgage held by the holder of the Broadway Debt on the Broadway Property, which Broadway Mortgage shall secure the payment of the Broadway Debt.

Broadway Property shall mean that Individual Property owned by 568 Broadway Joint Venture located at 568 Broadway, New York, New York.

Business Day shall mean any day of the year on which offices of Agent are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

Calculation Date shall mean the last day of each calendar quarter commencing with March 31, 2003.

Calculation Period shall mean each successive twelve (12) month period ending on a Calculation Date

Capital Stock shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including without limitation, each class or series of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all investment units, partnership, membership or other equity interests of such Person.

Cash Management Agreement as defined in Section 7.14.

Cash Sweep Account Test as defined in Section 7.24.

Cash Sweep Cash Collateral Account as defined in Section 7.24.2, which Cash Sweep Cash Collateral Account shall at all times be subject to a Pledge and Security Agreement.

Certificates of Exemption as defined in Section 2.7.3.

Certificates of Partial Exemption as defined in Section 2.7.3.

Change of Control shall mean the occurrence of any of the following, as determined solely by the Agent:

     (a) The acquisition by any Person, or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the outstanding shares of voting stock of any Shelbourne REIT;

     (b) During any period of twelve (12) consecutive calendar months, individuals (other than any director who is an Independent Director (as defined in the Plan of Liquidation) and is replaced with a similarly situated Independent Director):

          (1) who were directors of any Shelbourne REIT, any Shelbourne OP, or any Shelbourne GP on the first day of such period; or

          (2) whose election or nomination for election to the board of directors of any Shelbourne REIT, any Shelbourne OP, or any Shelbourne GP was recommended or approved by at least a majority of the directors then still in office who were directors of such Shelbourne REIT, Shelbourne OP, or Shelbourne GP on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of such Shelbourne REIT, Shelbourne OP, or Shelbourne GP.

     (c) Each respective Shelbourne GP shall cease to be the sole general partner of the respective Borrower; or

     (d) Each respective Shelbourne REIT shall cease to own at least one-hundred percent (100%) of the Common Interests in the respective Shelbourne OP and at least one-hundred percent (100%) of the beneficial ownership interest in the respective Shelbourne GP; or

     (e) The removal or replacement of the general partner or managing member of any Collateral Property Owner such that the sole general partner or managing member thereof is not the Shelbourne OP, the Shelbourne REIT, or a Wholly-Owned Subsidiary of the Shelbourne OP or the Shelbourne REIT; or

     (f) With respect to any Collateral Property Owner, the transfer of any ownership interest therein such that such Collateral Property Owner is not a Wholly-Owned Subsidiary of the Shelbourne OP or the Shelbourne REIT; or

     (g) The death or disability of both of Michael Ashner and Peter Braverman, or the failure of both of Michael Ashner and Peter Braverman, at any time to serve as a director of each Shelbourne REIT, each Shelbourne OP, and each Shelbourne GP, and exercise that authority and discharge those management responsibilities with respect to the Shelbourne OP, the Shelbourne REIT, and the Shelbourne GP, as are exercised and discharged by such Person at the execution of this Agreement; provided, however, the death or disability of both Michael Ashner and Peter Braverman shall not be a default hereunder if within thirty (30) days of the death or disability of the second to die or become disabled, the Borrower provides the Agent with evidence satisfactory to the Agent of acceptable replacement or substitute management of the Shelbourne Entities.

Closing Date as defined in Section 5.1.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

Collateral as defined in Section 5.1.4.

Collateral Property or Collateral Properties shall mean, singly and collectively, the Individual Properties initially listed in Exhibit J hereto, plus any Individual Property which subsequently becomes a Collateral Property in accordance with Section 3.4 hereof, less any Collateral Property which is released as Collateral in accordance with Section 3.3 hereof.

Collateral Property Owner or Collateral Property Owners shall mean, singly and collectively, each of those Persons listed on Exhibit J who owns the respective Collateral Properties, together with the owners of any other Individual Properties which become Collateral Properties hereunder.

Collateral Property Requirements.

     (a) The Individual Property satisfies all Eligibility Criteria.

     (b) The Borrower (or applicable Loan Party) has executed all Security Documents in connection with such Individual Property, including, without limitation, the Security Documents set forth in Sections 3.1 hereof and the Guaranty/Co-Borrower Agreement by the applicable Collateral Property Owner.

     (c) The Individual Property is owned by Shelbourne OP or a Wholly-Owned Subsidiary of the Shelbourne OP.

     (d) Agent shall have received and completed a satisfactory review of such due diligence as the Agent may require with respect to any Individual Property, including, without limitation:

         (1) A mortgagee's title insurance policy naming the Agent, on behalf of the Lenders, as the first mortgagee, which meets Agent's title insurance requirements (including with respect to endorsements) heretofore or hereafter furnished to Borrower to the reasonable satisfaction of Agent and Agent's counsel; and (2) such other evidence of the perfection of its security interests as Agent and Agent's counsel may reasonably require;

         (2) A current, on site instrument survey of the Individual Property containing a certification thereon, or on a separate surveyor's certificate, of a land surveyor acceptable to Agent which meets Agent's survey requirements previously furnished to Borrower to the reasonable satisfaction of Agent and its counsel;

         (3) If the Individual Property is ground leased by the Collateral Property Owner, a copy of the Ground Lease.

         (4) The Borrower has obtained executed estoppel certificates and subordination, nondisturbance and attornment agreements from tenants under Major Leases;

         (5) Copies of all Major Leases and, to the extent required by the Agent, copies of other Leases;

         (6) A copy of the property management agreement with respect to the Individual Property, if any, and, if requested by the Agent, a consent by the property manager to the collateral assignment of the property management agreement to the Agent, on behalf of the Lenders;

         (7) Evidence of existence of all Licenses and Permits to evidence compliance with Legal Requirements with respect to the use and operation of the Individual Property;

         (8) Evidence of insurance complying with the requirements of Exhibit E, hereto;

         (9)   A current Appraisal;

         (10) A current environmental Phase I Site Assessment performed by a firm acceptable to the Agent, which indicates the property is free from recognized hazardous materials or substances apparent from the inspection, or affected by such environmental matters as may be acceptable to the Agent in its sole and absolute discretion;

         (11) A current structural report relative to any improvements on the Individual Property; and

         (12) Such other real estate documents reasonably deemed appropriate for commercially reasonable underwriting by the Agent in respect of the Collateral Property.

Collateral Release Request as defined in Section 3.3.

Combined EBITDA shall mean the sum of the EBITDA for all of the Shelbourne Entities, without duplication.

Commitment shall mean, with respect to each Lender, the amount set forth on Exhibit K hereto as the amount of such Lender's commitment to make advances to the Borrower, as may be amended from time to time by the Agent as provided in
Article 13.

Commitment Fee as defined in Section 2.4.

Commitment Percentage shall mean, with respect to each Lender, the percentage set forth on Exhibit K hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, as may be amended from time to time by the Agent as provided in Article 13.

Common Interests shall mean all limited partnership interests in each of Shelbourne OP other than the Preferred Interests.

Consolidated or Consolidating means consolidated or consolidating as defined in accordance with GAAP.

Consolidated Debt Service Coverage as defined in Section 7.21.1(i).

Cost to Repair as defined in Section 14.3.1.

Debt shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been, or should be, in accordance with generally accepted accounting principles, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all Debt in the nature of that referred to in clauses (i) through (vi) above which is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, (viii) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness referred to in clause (i) through (iv) above of any Person, either directly or indirectly, and (ix) all Debt referred to in clauses (i) through (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

Debt Service on the Loan as defined in Section 7.21.1(viii).

Default as defined in Section 10.1.

Default Rate as defined in Section 2.3.14.

Delinquent Lender as defined in Section 13.2.7.

Depository Accounts as defined in Section 7.14.

Distribution shall mean, with respect to any Person, that such Person has paid a dividend or returned any equity capital to its stockholders, members or partners or made any other distribution, payment or delivery of property (other than common stock or partnership or membership interests of such Person) or cash to its stockholders, members or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any membership or partnership interests (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests), or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any membership or partnership interests of such Person (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans, and any proceeds of a dissolution or liquidation of such Person. Further, without limiting the foregoing, "Distributions" with respect to the Borrower or the Shelbourne REIT shall also include any payments of any nature whatsoever due and payable on account of a Preferred Interest.

Dollars shall mean lawful money of the United States.

EBITDA shall mean for any Shelbourne Entity the sum of (i) net income (or loss), plus (ii) actual interest paid or payable respecting all Debt to the extent included as an expense in the calculation of net income, plus (iii) total Tax Expenses to the extent included as an expense in the calculation of net income, plus (iv) total depreciation and amortization expense, whether paid or accrued, to the extent included as an expense in the calculation of net income, plus (v) losses from extraordinary items, nonrecurring items, asset sales, write-ups or forgiveness of debt, to the extent included as an expense in the calculation of net income, minus (vi) gains from extraordinary items, nonrecurring items, asset sales, write-ups or forgiveness of debt, to the extent included as income in the calculation of net income, minus (vii) an assumed replacement reserve in an amount equal to (x) $0.25 per annum multiplied by the average rentable square footage of commercial properties and (y) $300.00 per unit for multifamily properties on any applicable Individual Property, all of the foregoing as determined in accordance with GAAP and acceptable to the Agent.

Effective LIBO Rate. The term "Effective LIBO Rate" means the per annum rate equal to the aggregate of (x) the Adjusted LIBO Rate, plus (y) 275 basis points.

Effective LIBO Rate Advance. The term "Effective LIBO Rate Advance" means any principal outstanding under this Agreement which pursuant to this Agreement bears interest at the Effective LIBO Rate.

Eligibility Criteria shall mean the following criteria which must be satisfied in a manner acceptable to the Agent for each Collateral Property:

     (a) the Borrower provides reasonably acceptable historical operating and leasing information;

     (b) the Borrower provides a certification as to the absence of any material environmental issues;

     (c) the Borrower provides certification as to the absence of any material structural issues; and

     (d) no liens or encumbrances shall exist on the Collateral Property upon its inclusion as a Collateral Property, other than Permitted Liens.

Eligible Assignee shall mean any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other assignee that, in the reasonable judgment of the Agent, is a reputable institutional investor with substantial experience in lending and originating loans similar to the Loan, or in purchasing, investing in or otherwise holdings such loans, having a financial net worth of at least $100,000,000 and (f) any Lender Affiliate or a Related Fund of a Lender. For the purposes hereof, "Lender Affiliate" shall mean, (a) with respect to any Person who would otherwise be an Eligible Assignee under clauses (a) - (e), above (a "Qualified Assignee"), (i) an Affiliate of such Qualified Assignee or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered (including as placement agent therefor) or managed by a Qualified Assignee or an Affiliate of such Qualified Assignee and
(b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor(i.e., a Related Fund of such Lender). Neither the Borrower, an Affiliate of the Borrower, Carl Icahn, an Affiliate of Carl Icahn, Northstar Capital Investment Corp., nor an Affiliate of Northstar Capital Investment Corp. shall be Eligible Assignee.

Environmental Indemnity as defined in Section 3.1.5.

Environmental Legal Requirements as defined in the Environmental Indemnity.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

ERISA Affiliate shall mean each person (as defined in Section 3(9) of ERISA) which together with either the Shelbourne REIT, Shelbourne GP, Shelbourne OP, Borrower or a Subsidiary of any such Person would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

Event of Default as defined in Section 10.1.

Event of Loss shall mean, with respect to any Collateral Property, any of the following: (a) any loss or destruction of, or damage to, such Collateral Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Collateral Property, or confiscation of such Collateral Property or the requisition of such Collateral Property by a Governmental Agency or any Person having the power of eminent domain, or any voluntary transfer of such Collateral Property or any portion thereof in lieu of any such condemnation, seizure or taking.

Excluded Taxes as defined in Section 2.7.3.

Extended Maturity Date as defined in Section 2.2.

Extended Term as defined in Section 2.2.

Extension Fee as defined in Section 2.4.

Financial Covenants shall mean, singly and collectively, those covenants of the Borrower set forth in Sections 7.20, 7.21, 7.22, 7.23, and 7.24.

First Extended Maturity Date as defined in Section 2.2.

First Extended Term as defined in Section 2.2.

Fiscal Year shall mean each twelve month period commencing on January 1 and ending on December 31.

Fixed Charges shall mean the aggregate for all Shelbourne Entities of all (a) Interest Expenses, (b) all regularly scheduled principal amortization payments on all Debt,(c) all preferred dividend payments paid or payable by the Shelbourne OP or the Shelbourne REIT, (d) all Tax Expenses, and (e) all Ground Lease Payments, all of the foregoing as determined in accordance with GAAP and acceptable to Agent.

Fixed Charge Ratio shall mean, as of each Calculation Date, the ratio of (a) Combined EBITDA for the subject Calculation Period to (b) Fixed Charges for the subject Calculation Period, as determined solely by the Agent.

Foreign Lender as defined in Section 2.7.3.

Formation Documents shall mean, singly and collectively, the partnership agreements, joint venture agreements, limited partnership agreements, limited liability company or operating agreements and certificates of limited partnership and certificates of formation, articles (or certificate) of incorporation and by-laws and any similar agreement, document or instrument of any Person.

Funding Date as defined in Section 5.1.

GAAP shall mean generally accepted accounting principles in the United States of America as of the date applicable.

Governmental Authority shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

Ground Leases shall mean, from time to time, any ground lease relative to an Individual Property as to which a Loan Party is the ground lessee.

Ground Lease Payments shall mean, as may be applicable, the sum of payments made under Ground Leases.

Guaranty as defined in Section 3.1.4.

Guarantor as defined in Section 1.4.1.

Hazardous Materials shall mean and include asbestos, mold, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rules, codes or regulations.

Indemnified Party as defined in Section 7.18.

Indianapolis Property shall mean the Super Value Store site located in Indianapolis, Indiana, owned by Indiana Market, Ltd., an entity as to which fifty (50%) of the beneficial interest is owned directly or indirectly by Shelbourne III Guarantor.

Individual Property and Individual Properties shall mean, from time to time, all real estate property owned or ground leased by the Shelbourne OP, the Shelbourne REIT, the Shelbourne GP or a Wholly-Owned Subsidiary of any such Person, together with all improvements, fixtures, equipment, and personalty relating to such property, except for the Accor Property or the real estate property owned by Indiana Market, Ltd..

Initial Term as defined in Section 2.2.

Interest Expense shall mean the sum of the aggregate actual interest (including capitalized interest) paid or payable respecting all Debt by Shelbourne Entities.

Interest Period.

     (A) The term "Interest Period" means with respect to each Effective LIBO Rate Advance: a period of one (1), two (2), or three (3) consecutive months, subject to availability, as selected, or deemed selected, by Borrower at least two (2) Business Days prior to the initial date of such Effective LIBO Rate Advance, or if an advance is already outstanding, at least two (2) Business Days prior to the end of the current Interest Period. Each such Interest Period shall commence on the Business Day so selected, or deemed selected, by Borrower and shall end on the numerically corresponding day in the first, second, third, or sixth month thereafter, as applicable; provided, however: (i) if there is no such numerically corresponding day, such Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; but (iii) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

     (B) The term "Interest Period" shall mean with respect to each Variable Rate Advance consecutive periods of one (1) day each.

     (C) No Interest Period may be selected which would end beyond the then Maturity Date of the Loan (including as may actually be extended to any Extended Maturity Date). If the last day of an Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except as provided above in clause (A) relative to an Effective LIBO Rate Advance.

Interest Rate Protection Agreement shall mean, as heretofore or hereafter may be applicable from time to time any interest rate protection agreements, now or hereafter executed by and between Borrower, Shelbourne REIT, Shelbourne GP, or Shelbourne OP and Fleet National Bank, and any and all existing or future extensions, renewals, modifications and amendments thereto, including, without limitation, the ISDA Master Agreement, the Schedule to the Master Agreement, and any and all confirmations for individual transactions executed under the foregoing agreements, or any other interest rate agreement related in any way to the Loan.

Investment shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

Kestrel Agreements as defined in Section 8.9.

Knowledge shall mean with respect to the Borrower, Shelbourne OP, Shelbourne GP, the Shelbourne REIT, or the Subsidiaries of any such Person, the knowledge of any of Michael Ashner, Peter Braverman, Lara Sweeney, or Carolyn Tiffany, or any Person who shall at any time replace any of the foregoing.

Late Charge as defined in Section 2.3.15.

Lease shall mean any lease relative to all or any portion of an Collateral Property.

Legal Requirements shall mean all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, all Environmental Legal Requirements, and those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Lenders as defined in the Preamble.

Lenders' Consultant as defined in Section 7.33.

LIBO Rate. The term "LIBO Rate" means, as applicable to any Effective LIBO Rate Advance, the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time equal to the Interest Period for the Effective LIBO Rate Advance which appears on the "Telerate Page 3750" as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such Effective LIBO Rate Advance (or if the Effective LIBO Rate Advance is the conversion of an outstanding Effective LIBO Rate Advance, two London Banking Days preceding the end of the Interest Period of such outstanding advance); provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBO Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such Effective LIBO Rate Advance as selected by Agent (or if the Effective LIBO Rate Advance is the conversion of an outstanding Effective LIBO Rate Advance, two London Banking Days preceding the end of the Interest Period of such outstanding advance). The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such

Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of such Effective LIBO Rate Advance (or if the Effective LIBO Rate Advance is the conversion of an outstanding Effective LIBO Rate Advance, two London Banking Days preceding the end of the Interest Period of such outstanding advance).

Lien shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic's, materialmen's and other similar liens and encumbrances.

Licenses and Permits shall mean all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to any Collateral Property.

Liquidation Proceeds. Amounts received by the Agent and/or the Lenders in the exercise of the rights and remedies under the Loan Documents (including, but not limited to, all rents, profits and other proceeds received by the Agent and/or the Lenders from the liquidation of, or exercising rights upon the occurrence of an Event of Default relative to, any Collateral, but not including any amount bid at a foreclosure sale or on behalf of the Agent or otherwise credited to the Borrower in, any deed-in-lieu of foreclosure or similar transaction).

Loan as defined in Section 1.3.

Loan Advance as defined in Section 5.1.

Loan Agenda shall mean that Document Agenda respecting the establishment of the Loan annexed hereto as Exhibit L.

Loan Agreement as defined in the Preamble.

Loan Documents as defined in Section 3.2.

Loan Party and Loan Parties shall mean, singly and collectively, the Borrower, the Shelbourne OP, the Shelbourne REIT, the Shelbourne GP, any Shelbourne Subsidiary which is or becomes a party to any Loan Document, the Guarantor, and any Subsidiary and Affiliate of any of the foregoing which is or also becomes a party to any Loan Document.

London Banking Day. The term "London Banking Day" means any day on which dealings in deposits in Dollars are transacted in the London interbank market.

Major Event of Loss shall mean, with respect to any Collateral Property, both
(1) any of the following: (a) any loss or destruction of, or damage to, such Collateral Property such that either (x) the repairs and restoration thereof cannot be completed, in the judgment of the applicable Lender's Consultant and if there is no Lender's Consultant, an independent architect retained by the Borrower, within twelve (12) months after the occurrence of such loss, damage or destruction or (y) rendering more than fifty (50%) percent of the said Collateral Property unusable for the purposes conducted thereon immediately prior to such loss, destruction or damage, as determined by the applicable Lender's Consultant and if there is no Lender's Consultant, an independent architect retained by the Borrower; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Collateral Property, or confiscation of such Collateral Property or the requisition of such Collateral Property by a Governmental Agency or any Person having the power of eminent domain, or any voluntary transfer of such Collateral Property or any portion thereof in lieu of any such condemnation, seizure or taking, rendering more than fifty (50%) percent of the said Collateral Property unusable for the purposes conducted thereon immediately prior to action, as determined by the applicable Lender's Consultant and if there is no Lender's Consultant, an independent architect retained by the Borrower, and (2) the Agent does not elect under Section 14.4 to make the Net Proceeds with respect to such Event of Loss available for Repair Work.

Major Lease shall mean any Lease for space in any Collateral Property in excess of 10,000 rentable square feet.

Management Agreement shall mean any agreement entered into, from time to time, in connection with the property management of any Collateral Property, as may be amended, modified, supplemented, or replaced from time to time, including, without limitation, the Management Agreements listed in Exhibit H.

Mandatory Principal Payment as defined in Section 2.3.9.

Mandatory Principal Payment Account as defined in Section 2.3.9.

Material Adverse Effect shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of any of the Borrower, the Shelbourne Subsidiaries, the Shelbourne OP, the Shelbourne REIT, the Shelbourne GP, or, taken as a whole, the Loan Parties, and/or the Collateral Properties, (ii) the ability of any of the Borrower or the other Loan Parties to perform any material Obligations or to pay any Obligations which it is obligated to pay in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the Agent and/or any of the Lenders under any Loan Document or (iv) any Lien given to Agent and/or any of the Lenders on any material portion of the Collateral or the priority of any such Lien.

Maturity shall mean the Maturity Date, or, if the Maturity Date has been extended pursuant to the provisions of the Loan Agreement, the applicable Extended Maturity Date, or in any instance, upon acceleration of the Loan, if the Loan has been accelerated by Lenders upon an Event of Default.

Maturity Date as defined in Section 2.2.

Maximum Collateral Property Loan Amount shall mean, at any time, the aggregate for all of the Collateral Properties of sixty-five (65%) percent of the Value of the Collateral Property of each Collateral Property.

Net Operating Income: For any period of determination, (i) net operating income generated by an Individual Property for such period (i.e., gross operating income, inclusive of any Rent Loss Proceeds, less expenses (exclusive of debt service, capital expenditures and vacancy allowances), determined in accordance with GAAP, as generated by, through or under Leases, and (ii) all other income arising from direct operations of or licenses or operating agreements for any part of the Individual Property determined on a GAAP basis. For purposes hereof, all rental income shall be adjusted for straight line rents. Borrower shall provide Agent with all information and materials required by Agent necessary for the determination of Net Operating Income

Net Proceeds. (1) The net amount of all insurance proceeds received under any insurance policies other than Rent Loss Proceeds as a result of the occurrence of an Event of Loss described in clause (a) of the definition of Event of Loss with respect to any Collateral Property, after deduction of the reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (2) the net amount of all awards and payments received with respect to the occurrence of an Event of Loss described in clause (b) of the definition of Event of Loss, after deduction of the reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be.

Net Sales Proceeds shall mean the gross sale proceeds received from the closing of the sale of a Collateral Property less the aggregate of (i) obligations due to the holders of Permitted Liens thereon, (ii) usual closing adjustments, and
(iii) reasonable closing costs payable to third-parties who are not a Loan Party or an Affiliate thereof.

Net Worth shall mean the (a) the aggregate of the Adjusted Appraised Value of all Individual Properties, as determined solely by the Agent, less (b) the total liabilities of the Shelbourne Entities (exclusive of deferred gain recognized in liquidation accounting) determined in accordance with GAAP, without duplication.

Non-Collateral Individual Property and Non-Collateral Individual Properties shall mean, at any time, any Individual Property which is not a Collateral Property, such Non-Collateral Individual Properties initially listed in Exhibit M hereto,

Non-Collateral Individual Property Owner or Non-Collateral Individual Property Owners shall mean, singly and collectively, each of those Persons listed on Exhibit M who owns the respective Non-Collateral Individual Properties, together with the owners of any other Individual Properties which become Non-Collateral Individual Properties hereunder.

Note shall mean the Note or Notes payable to the Lenders in the aggregate original principal amount of Fifty-Five Million Dollars ($55,000,000.00), together with any Notes issued in replacement or substitution thereof.

Notice of Rate Selection as defined in Section 2.3.3.

Obligations shall mean without limitation, all and each of the following, whether now existing or hereafter arising:

         (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower or any Loan Party to the Agent or any Lender under or arising out of the Loan Documents, each of every kind, nature, and description.

         (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower or any Loan Party to the Agent or any Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Lender) under or arising out of the Loan Documents, whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Lender may hold against the Borrower or any Loan Party including, without limitation, any obligation arising under any interest rate hedging, cap or other protection arrangement with the Agent or any Lender.

         (c) All notes and other obligations of the Borrower or any Loan Party now or hereafter assigned to or held by the Agent or any Lender under or arising out of the Loan Documents, each of every kind, nature, and description.

         (d) All interest, fees, and charges and other amounts which may be charged by the Agent or any Lender to the Borrower or any Loan Party and/or which may be due from the Borrower or any Loan Party to the Agent or any Lender from time to time under or arising out of the Loan Documents.

         (e) All costs and expenses incurred or paid by the Agent or any Lender in respect of any agreement between the Borrower or any Loan Party and the Agent or any Lender or instrument furnished by the Borrower or any Loan Party to the Agent or any Lender (including, without limitation, costs of collection, attorneys' reasonable fees, and all court and litigation costs and expenses) in connection with the Loan.

         (f) Any and all covenants of the Borrower or any Loan Party to or with the Agent or any Lender and any and all obligations of the Borrower or any Loan Party to act or to refrain from acting in accordance with any agreement between the Borrower or any Loan Party and the Agent or any Lender or instrument furnished by the Borrower or any Loan Party to the Agent or any Lender in connection with the Loan.

Officer's Certificate shall mean a certificate delivered to the Agent by the Borrower or other Loan Party, as the case may be, respectively, which is signed by an authorized officer thereof (or an authorized officer of the direct or indirect managing general partner or managing member, as applicable, of the Borrower or other Loan Party, if and as applicable.

Option Agreement shall mean that certain Option Agreement, dated as of January 15, 2003, among Shelbourne JV LLC and Accotel Remainder Equity LLC and that certain Letter Agreement, dated as of January 15, 2003, from Accotel Remainder Equity LLC to Shelbourne JV LLC relating to the right of Shelbourne JV LLC to acquire Accotel Remainder Equity LLC's interest in Accotel Remainder LLC.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to
Section 4002 of ERISA, or any successor thereto.

Partial Release Amount shall mean the principal amount of the Loan allocated to each Collateral Property as set forth on Exhibit J; provided, however, that the Partial Release Amount for a Collateral Property may be adjusted upon the addition of any additional Collateral Property as set forth in Section 3.4 .

Payment Direction Letters as defined in Section 7.15.

Permitted Debt as defined in Section 8.4.

Permitted Distributions as defined in Section 8.18.

Permitted Investments as defined in Section 8.19.

Permitted Liens as defined in Section 8.2.

Permitted T/I CAPEX Costs as defined in Section 7.28.1.

Person shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association or limited liability company, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Shelbourne OP, Shelbourne REIT, Shelbourne GP, Borrower or any Subsidiary of any such Person or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which such Person or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

Plan of Liquidation Documents shall mean (i) that certain Settlement Agreement and Mutual Release, dated as of July 1, 2002, among Presidio Capital Investment Company, LLC, HX Investors, L.P. and certain other plaintiffs, the Shelbourne REIT, and Shelbourne Management, LLC, (ii) those three (3) Stock Purchase Agreements, dated as of July 1, 2002, each with HX Investors, L.P. as purchaser, Exeter Capital Corporation, and a Shelbourne REIT (one being with Shelbourne I REIT, one being with Shelbourne II REIT, and one being with Shelbourne III
REIT), as amended as of August 5, 2002, (iii) those three (3) Plans of Liquidation, one each for Shelbourne I REIT, Shelbourne II REIT, and Shelbourne III REIT, having been approved at a special meeting of the shareholders of the Shelbourne REIT on October 29, 2002, and (iv) any and all other agreements, instruments and documents executed by a Loan Party or a Shelbourne Subsidiary in connection with the above referenced agreements.

Pledge and Security Agreement as defined in Section 3.1.3.

Preferred Interests shall mean (i) the Class A Preferred Units (no liquidation preference) issued by each Shelbourne OP to Shelbourne Management LLC as of the date hereof and (ii) the Class B Partnership Units issued by each Shelbourne OP to HX Investors, L.P. on the date hereof

Preliminary Approval shall mean the following:

         (a) Delivery by the Borrower to the Agent and the Lenders of the following with respect to any Individual Property proposed to be a Collateral Property, each such item to the reasonable satisfaction of the
     Agent:

         (i) physical description;

         (ii) current rent roll and operating statements;

         (iii) to the extent then available in Borrower's files, the following: a survey, environmental reports, copies of existing title insurance policies or a title commitment, and copies of all title exceptions, engineering reports and similar information; and

         (iv) the Borrower's certification that to its knowledge the proposed Collateral Property presently satisfies (or is anticipated to satisfy upon the grant of such Collateral) the Eligibility Criteria set forth in subsections (b),
(c), and (d) of the definition of Eligibility Criteria.

     (b) Agent shall, within ten (10) Business Days after delivery of all items described in subsection (a), above, grant or deny the preliminary approval for the proposed additional and/or replacement Collateral Property, all in the sole and exclusive determination of the Agent and the Required Lenders.

Prime Rate. The term "Prime Rate" means the greater of (a) the variable per annum rate of interest so designated and publicly announced from time to time by Fleet National Bank (or any successor thereto) as its prime rate, or (b) five percent (5%). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

Property Owner or Property Owners shall mean, singly and collectively, all Collateral Property Owners and all Non-Collateral Individual Property Owners.

Purchase and Contribution Agreement shall mean (i) that certain Purchase and Contribution Agreement, dated February 14, 2002, among Presidio Capital Investment Company, LLC, certain subsidiaries of Presidio Capital Investment Company, LLC listed on the signature page thereto, NorthStar Capital Investment Corp., Shelbourne Management LLC, Shelbourne I REIT, Shelbourne II REIT, Shelbourne III REIT, Shelbourne I Guarantor, Shelbourne II Guarantor, Shelbourne III Guarantor and HX Investors, L.P., as amended by the Restructuring Agreement, and (ii) any and all other agreements, instruments and documents executed by a Loan Party or a Shelbourne Subsidiary in connection with the above referenced agreements.

Register as defined in Section 13.3.3.

REIT means a "real estate investment trust" as such term is defined in Section 856 of the Code.

Related Documents shall mean, singly and collectively, the Formation Documents, the Management Agreement, any Payment Direction Letters, the Advisory Agreement, the Kestrel Agreements, the Plan of Liquidation Documents, the Purchase and Contribution Agreement, and the Restructuring Agreement.

Related Fund shall mean, with respect to a Lender which is a fund that invests in loans, any other such fund managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such advisor.

Release Conditions as defined in Section 3.3

Release Price shall mean, with respect to any Collateral Property, as determined solely by the Agent, the greater of (a) ninety (90%) percent of the Net Sales Proceeds (if in connection with the sale of a Collateral Property) or (b) the Partial Release Amount with respect to such Collateral Property; provided, however, for the Collateral Property owned by Century Park I Joint Venture, the Release Price shall be the Partial Release Amount with respect to such Collateral Property.

Rent Loss Proceeds. The proceeds received under any rent loss or business interruption insurance policies.

Repair Work. as defined in Section 14.1.

Reportable Event shall mean an event described in Section 4043(b) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation
Section 2615, or as otherwise now or hereafter defined in ERISA.

Required Lenders. As of any date, the Lenders holding greater than fifty percent (50%) of the outstanding principal amount due under the Note on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute greater than fifty percent (50%) of the Total Commitment.

Restoration Property. Any Collateral Property as to which an Event of Loss has occurred and as to which the Net Proceeds are being made available in accordance with the terms and provisions of Article 14 for Repair Work relative to the subject Collateral Property.

Restructuring Agreement shall mean (i) that certain Agreement, dated as of January 15, 2003, among Presidio Capital Investment Company, LLC, certain subsidiaries of Presidio Capital Investment Company, LLC listed on the signature page thereto, NorthStar Capital Investment Corp., Shelbourne Management LLC, Shelbourne I REIT, Shelbourne II REIT, Shelbourne III REIT, Shelbourne I Guarantor, Shelbourne II Guarantor, Shelbourne III Guarantor and HX Investors, L.P., (ii) the Option Agreement, and (iii) any and all other agreements, instruments and documents executed by a Loan Party or a Shelbourne Subsidiary in connection with the above referenced agreements.

Seattle Tower Casualty shall mean the damage to the Collateral Property known as the Seattle Tower, Seattle, Washington, relating to the earthquake in that area in 2001.

Second Extended Maturity Date as defined in Section 2.2.

Second Extended Term as defined in Section 2.2.

Security Documents as defined in Section 3.2.

Shelbourne I Guarantor as defined in the Preamble.

Shelbourne II Guarantor as defined in the Preamble

Shelbourne III Guarantor as defined in the Preamble

Shelbourne I GP as defined in Section 1.2.1.

Shelbourne II GP as defined in Section 1.2.2.

Shelbourne III GP as defined in Section 1.2.3.

Shelbourne I REIT as defined in Section 1.2.1.

Shelbourne II REIT as defined in Section 1.2.2.

Shelbourne III REIT as defined in Section 1.2.3.

Shelbourne Entity or Shelbourne Entities shall mean, singly and collectively, the Borrower, the Shelbourne OP, the Shelbourne GP, the Shelbourne REIT, and each Subsidiary of any such Person

Shelbourne GP as defined in Section 1.2.10.

Shelbourne OP as defined in Section 1.2.12.

Shelbourne REIT as defined in Section 1.2.11.

Shelbourne Subsidiary or Shelbourne Subsidiaries shall mean all of the Subsidiaries of each Shelbourne OP, each Borrower, the Shelbourne OP, or the Borrower, and all Subsidiaries of Subsidiaries of each Shelbourne OP, each Borrower, the Shelbourne OP, or the Borrower, including, without limitation, the following:

         (i) Shelbourne Richmond Company LLC, a Delaware limited liability company;

         (ii) Shelbourne Matthews Company LLC, a Delaware limited liability company;

         (iii) Shelbourne Las Vegas Company LLC, a Delaware limited liability company;

         (iv) Shelbourne I Century Park Company LLC, a Delaware limited liability company;

         (v) Shelbourne II Century Park Company LLC, a Delaware limited liability company;

         (vi) Shelbourne I Seattle Landmark Company LLC, a Delaware limited liability company;

         (vii) Shelbourne II Seattle Landmark Company LLC, a Delaware limited liability company;

         (viii) Shelbourne II Tri-Columbus Company LLC, a Delaware limited liability company;


         (ix) Shelbourne III Tri-Columbus Company LLC, a Delaware limited liability company;

         (x) Tri-Columbus Associates, a Delaware general partnership;

         (xi) Century Park I Joint Venture, a Delaware general partnership; or

         (xii) Seattle Landmark Joint Venture, a Delaware general partnership.

     As used herein, the term "Shelbourne Subsidiary" shall not include Shelbourne JV LLC, a Delaware limited liability company, or Indiana Market, Ltd., a Wyoming limited liability company.

Single-Purpose Entity shall mean, with respect to a Person, that such Person has Formation Documents which contain generally the following provisions , and has agreed to abide by such terms and conditions:

     (a) Such Person shall not engage in any business or activity other than in connection with owning, operating, leasing and disposing of the applicable Collateral Property.

     (b) Such Person shall not acquire or own any material assets other than the applicable Collateral Property, and such incidental personal property as may be necessary for the operation of such real property.

     (c) Such Person shall not fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation and under the applicable laws of any state or states in which the ownership of its assets or the conduct of its business requires such qualification.

     (d) Such Person shall not incur any Debt, except as provided herein.

     (e) Such Person shall not merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure.

     (f) Such Person shall not own any subsidiary or make any investment in any person or entity.

     (g) Such Person shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

     (h) Such Person shall agree to abide by the following covenants in its management and operation:

         (i) To maintain its records, books of account and bank accounts separate and apart from those of the Borrower and any other Person;

         (ii) Not to commingle assets with those of the Borrower or any other Person;

         (iii) Not to maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

         (iv) To maintain separate financial statements and to file its own tax returns;

         (v) To pay its own liabilities out of its own funds;

         (vi) To observe all corporate, partnership or limited liability company formalities;

         (vii) To maintain an arm's-length relationship with its Affiliates;

         (viii) To pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;

         (ix) Not to guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others, except as provided for herein;

         (x) Not to acquire obligations or securities of its partners, members or shareholders;

         (xi) To allocate and charge fairly and reasonably any overhead for shared office space or any common employee or overhead shared with affiliates;

         (xii) To use separate stationery, invoices and checks;

         (xiii) Not to pledge its assets for the benefit of any other entity or make any loans or advances to any entity, except as provided for herein;

         (xiv) To hold itself out to the public as a legal entity separate and distinct from any other Person and to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other Person is transacting business, or (B) to suggest that such Person is responsible for the debts of any third party;

         (xv) To correct any known misunderstanding regarding its separate identity; and

         (xvi) To maintain adequate capital and cash on hand for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

State shall mean the State or Commonwealth in which the subject of such reference or any part thereof is located.

Subsidiary shall mean, with respect to any Person, any corporation, association, limited liability company, partnership or other business entity of which securities or other ownership interests representing more than 50% of either (x) the beneficial ownership interest or (y) ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person.

Tax Expenses shall mean tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued.

T/I and Capital Expenditure Budget as defined in Section 7.2.1(ii).

T/I CAPEX Fund Accounts as defined in Section 7.28.1, which T/I CAPEX Fund Accounts shall at all times be subject to a Pledge and Security Agreement.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

Treasury Rate The term "Treasury Rate" means, as of the date of any calculation or determination, the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined solely by Agent) the amount (i) approximately comparable to the portion of the Loan to which the Treasury Rate applies for the Interest Period, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

UCC or the Uniform Commercial Code means the Uniform Commercial Code in effect and applicable from time to time in a State.

Unfunded Current Liability of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

United States and U.S. shall each mean the United States of America.

Value of the Collateral Property as defined in Section 7.20.1.

Variable Rate. The term "Variable Rate" means a per annum rate equal at all times to the Prime Rate plus 100 basis points, with changes therein to be effective simultaneously without notice or demand of any kind with any change in the Prime Rate].

Variable Rate Advance. The term "Variable Rate Advance" means any principal amount outstanding under this Agreement which pursuant to this Agreement bears interest at the Variable Rate.

Wholly-Owned Subsidiary shall mean, with respect to any Person, any other Person as to which one-hundred (100%) percent of the Capital Stock thereof is owned, directly or indirectly, by such Person.

Withholding Taxes as defined in Section 2.7.3.

                           EXHIBIT B TO LOAN AGREEMENT

                             ALLOCATION OF PROCEEDS

--------------------------------------------------------------------------------
Borrower/Guarantor                                          Loan Proceeds
--------------------------------------------------------------------------------
Shelbourne I Guarantor                                      $5,948,869.00
--------------------------------------------------------------------------------
Century Park I Joint Venture                                $14,060,964.00
--------------------------------------------------------------------------------
Seattle Landmark Joint Venture                              $9,031,465.00
--------------------------------------------------------------------------------
Tri-Columbus Associates                                     $9,896.756.00
--------------------------------------------------------------------------------
Shelbourne Matthews Company LLC                             $4,596,853.00
--------------------------------------------------------------------------------
Shelbourne Richmond Company LLC                             $3,893,805.00
--------------------------------------------------------------------------------
Shelbourne Las Vegas Company LLC                            $7,571,288.00
--------------------------------------------------------------------------------

                           EXHIBIT C TO LOAN AGREEMENT
                                 PROMISSORY NOTE


$_________________                                             February 19, 2003

1.   Promise To Pay.

     FOR VALUE RECEIVED, SHELBOURNE RICHMOND COMPANY LLC, a Delaware limited liability company("Shelbourne Richmond"), SHELBOURNE MATTHEWS COMPANY LLC, a Delaware limited liability company ("Shelbourne Matthews"), SHELBOURNE LAS VEGAS COMPANY LLC, a Delaware limited liability company ("Shelbourne Las Vegas"), CENTURY PARK I JOINT VENTURE, a Delaware general partnership ("Shelbourne Century Park"), SEATTLE LANDMARK JOINT VENTURE, a Delaware general partnership ("Shelbourne Seattle"), TRI-COLUMBUS ASSOCIATES, a Delaware general partnership ("Shelbourne Tri-Columbus"), each having an address at Seven Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts (singly and collectively, and jointly and severally, as the "Borrower" or the "Borrowers"), jointly and severally, promise to pay to the order of _________________________, a_________________________________, with a place of business at
_____________________________ (hereinafter, a "Lender"), the principal sum of
________________________ ($___________________), or so much thereof as may be advanced by or on behalf of Lender, with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, on each advance from the date of its disbursement until such principal sum shall be fully paid. Interest and principal shall be payable in installments as set forth in the Loan Agreement (as defined below). The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on February 19, 2006 (hereinafter, the "Maturity Date"), which term is further defined in, and is subject to acceleration, or extension until February 19, 2007 (hereinafter, the "First Extended Maturity Date") and thereafter to February 19, 2008 (hereinafter, the "Second Extended Maturity Date"), in accordance with, the Loan Agreement pursuant to which this Note has been issued.

     The term "Borrower" shall mean individually and collectively, with all representations, warranties and covenants herein contained to be applicable to Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and Shelbourne Tri-Columbus jointly, and each of Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and Shelbourne Tri-Columbus singularly, as the context so provides. Without limiting the generality of the foregoing, (i) any representations contained herein of the Borrower shall be applicable to Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and/or Shelbourne Tri-Columbus , as the context so provides, (ii) any affirmative covenants contained herein shall be deemed to be covenants of each of Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and Shelbourne Tri-Columbus, and shall require performance by each of Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and Shelbourne Tri-Columbus, (iii) any negative covenants contained therein shall be deemed to be covenants of each of Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and Shelbourne Tri-Columbus, and shall be breached if any one of Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and Shelbourne Tri-Columbus fails to comply therewith, (iv) the occurrence of any Event of Default with respect to any one of Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and Shelbourne Tri-Columbus shall be deemed to be an Event of Default hereunder, and (v) any Obligations of the Borrower shall be deemed to include any Obligations of Shelbourne Richmond, Shelbourne Matthews, Shelbourne Las Vegas, Shelbourne Century Park, Shelbourne Seattle, and Shelbourne Tri-Columbus, or any Obligations of either one of them.

2.   Loan Agreement.

     This Note is issued pursuant to the terms, provisions and conditions of an agreement captioned "Loan Agreement" (hereinafter, the "Loan Agreement") dated as of even date among Borrower, Lender and the other financial institutions named therein (the Lender and such other institutions, the "Lenders") and Fleet National Bank as Agent (hereinafter the "Agent") and evidences the Loan and Loan Advances made by or on behalf of the Lender pursuant thereto. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement. This Note is one of several Notes executed and delivered by the Borrower to the Lenders in accordance with the terms and provisions of the Loan Agreement.

3.   Acceleration; Event of Default.

     At the option of the Agent, subject to the terms of the Loan Agreement, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Agent shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Loan Agreement or any other Loan Document.

4.   Certain Waivers, Consents and Agreements.

     Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the Agent or the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Loan Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Agent or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all costs and expenses actually incurred by Agent and Lenders or any other holder of this Note in connection with the indebtedness evidenced hereby pursuant to the Loan Agreement, including, without limitation, all attorneys' fees and costs, for the implementation of the Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Loan Agreement, the Mortgage, the Assignment of Leases and Rents, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Loan Agreement, or any one or more of the other Loan Documents.

5.   Delay Not A Bar.

     No delay or omission on the part of the Agent or the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

6.   Partial Invalidity.

     The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

7.   Compliance With Usury Laws.

     All agreements among Borrower, Guarantor, Agent and Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Agent or Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law", shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower, Agent and Lenders in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or the Security Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Agent or Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements among Borrower, the Guarantor, Agent and Lenders.

8.   Use of Proceeds.

     All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Loan Agreement.

9.   Security.

     This Note is secured by the Collateral as further set forth in the Loan Agreement. The Collateral for this Note may be held by the Agent, on behalf of the Lender.

10.  Notices.

     Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

11.  Governing Law and Consent to Jurisdiction.

     11.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

     11.2 Place of Delivery. Borrower agrees to furnish to Lender at Lender's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder, if any.

     11.3 Governing Law. This Note, except as otherwise provided in Section 11.4, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

     11.4   Exceptions. Notwithstanding the foregoing choice of law:

     (i) The procedures governing the enforcement by Agent of its foreclosure and other remedies under the Security Documents and under the other Loan Documents with respect to each Collateral Property shall be governed by the laws of the State in which such Collateral Property is located;

     (ii) Agent shall comply with applicable law of such State to the extent required by the law of such jurisdiction in connection with the foreclosure of the security interests and liens created under the Security Documents and the other Loan Documents with respect to each Collateral Property or other assets situated in such State; and

     (iii) provisions of Federal law and the law of such State shall apply in defining the terms Hazardous Materials, Environmental Legal Requirements and Legal Requirements applicable to each Collateral Property as such terms are used in this Loan Agreement, the Environmental Indemnity and the other Loan Documents.

     Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of any other State shall apply to any parties, rights and obligations under any of the Loan Documents, which, except as expressly provided in clauses (i), (ii) and
     (iii) of this Section 11.4., are and shall continue to be governed by the substantive law of Commonwealth of Massachusetts, except as set forth in clauses (i) , (ii) and (iii) of this Section 11.4. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of any other State is not intended, nor shall it be deemed, in any way, to derogate the parties, choice of law as set forth or referred to in this Loan Agreement or in the other Loan Documents. The parties further agree that the Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Borrower or to collect any outstanding indebtedness in accordance with applicable law.

     11.5 Consent to Jurisdiction. Borrower hereby consents to the nonexclusive personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

12.  Waiver of Jury Trial.

     BORROWER, AGENT AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

13.  No Oral Change.

     This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

14.  Rights of the Agent and Holder.

     This Note and the rights and remedies provided for herein may be enforced by Agent, the holder, or any subsequent holder hereof. Wherever the context permits each reference to the term "holder" herein shall mean and refer to Agent, the holder, or the then subsequent holder of this Note.

15.  Right to Pledge.

     Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

16.  Setoff

     The setoff provisions set forth in Article 12 of the Loan Agreement are incorporated herein by reference.




                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date set forth above as a sealed instrument.

WITNESS:                   BORROWER:

                           SHELBOURNE RICHMOND COMPANY LLC,
                           a Delaware limited liability company

                           By:  Shelbourne Properties II L.P.,
                                Managing Member

                                By:  Shelbourne Properties II GP, LLC
                                     General Partner


                                     By:
---------------------                   ----------------------------
                                        Name:
                                        Title:

                           SHELBOURNE MATTHEWS COMPANY LLC
                           a Delaware limited liability company

                           By:  Shelbourne Properties II L.P.,
                                Managing Member

                                By:  Shelbourne Properties II GP, LLC
                                     General Partner


                                     By:
---------------------                   ----------------------------
                                        Name:
                                        Title:

                           SHELBOURNE LAS VEGAS COMPANY LLC
                           a Delaware limited liability company

                           By:  Shelbourne Properties III L.P.
                                Managing Member

                                By:  Shelbourne Properties III GP, Inc.,
                                     General Partner

                                     By:
---------------------                   ----------------------------
                                        Name:
                                        Title:

                           CENTURY PARK I JOINT VENTURE,
                           a Delaware general partnership

                           By:  Shelbourne I Century Park Company LLC,
                                a Delaware limited liability company

                                By:  Shelbourne Properties I L.P.,
                                     Managing Member

                                     By:  Shelbourne Properties I GP, LLC,
                                          General Partner

                                          By:
-------------------------                    -----------------------------------
                                             Name:
                                             Title:

                           By:  Shelbourne II Century Park Company LLC,
                                a Delaware limited liability company

                                By:  Shelbourne Properties II L.P.,
                                     Managing Member

                                     By:  Shelbourne Properties II GP, LLC,
                                          General Partner

                                          By:
-------------------------                    -----------------------------------
                                             Name:
                                             Title:

                           SEATTLE LANDMARK JOINT VENTURE,
                           a Delaware general partnership

                           By: Shelbourne I Seattle Landmark Company LLC, a Delaware limited liability company

                                By:  Shelbourne Properties I L.P.,
                                     Managing Member

                                     By:  Shelbourne Properties I GP, LLC,
                                          General Partner


                                          By:
-------------------------                    -----------------------------------
                                             Name:
                                             Title:







                           By: Shelbourne II Seattle Landmark Company LLC, a Delaware limited liability company

                                By:  Shelbourne Properties II L.P.,
                                     Managing Member

                                     By:  Shelbourne Properties II GP, LLC,
                                          General Partner


                                          By:
-------------------------                    -----------------------------------
                                             Name:
                                             Title:

                           TRI-COLUMBUS ASSOCIATES,
                           a Delaware general partnership

                           By:  Shelbourne II Tri-Columbus Company LLC,
                                a Delaware limited liability company

                                By:  Shelbourne Properties II L.P.,
                                     Managing Member

                                     By:  Shelbourne Properties II GP, LLC,
                                          General Partner


                                          By:
----------------------------                 -----------------------------------
                                             Name:
                                             Title:


                           By: Shelbourne III Tri-Columbus Company LLC, a Delaware limited liability company

                                By:  Shelbourne Properties III L.P.,
                                     Managing Member

                                     By:  Shelbourne Properties III GP, Inc,
                                          General Partner

                                          By:
----------------------------                 -----------------------------------
                                             Name:
                                             Title:

                           EXHIBIT D TO LOAN AGREEMENT

                           AUTHORIZED REPRESENTATIVES


Michael Ashner
Peter Braverman
Lara Sweeney
Carolyn Tiffany

                           EXHIBIT E TO LOAN AGREEMENT

                  REQUIRED PROPERTY, HAZARD AND OTHER INSURANCE

     With respect to any Leases entered into following the date hereof, Borrower shall at all times provide and maintain, or cause a Shelbourne Subsidiary or tenant under any such Lease to provide and maintain, the following insurance coverages with respect to any Collateral Property issued by companies qualified to do business in the applicable jurisdiction where the Collateral Property is located, and otherwise acceptable to Agent in its sole discretion:

         (i) physical insurance on an all-risk basis without exception (including, without limitation, flood required if property is in a "Special Flood Hazard Area" A or V), vandalism and malicious mischief, earthquake, mold infestation insurance (only if commercially available at commercially reasonable rates), collapse, boiler explosion, sprinkler coverage, cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage) covering all the real estate, fixtures and personal property to the extent of the full insurable value thereof, on a builder's risk non-reporting form prior to completion and occupancy to Occupy Endorsement, having replacement cost and agreed amount endorsements (with deductibles not in excess of the insurable value);

         (ii) rent loss or business interruption insurance in an amount equal to one year's rentals or gross revenues;

         (iii) public liability insurance, with underlying and umbrella coverages totaling not less than $100,000,000.00 per occurrence and $100,000,000.00 in the aggregate or such other amounts as may be determined by Agent from time to time;

         (iv) such other insurance coverages in such amounts as Agent may request consistent with the customary practices of prudent developers and owners of similar properties;

         (v) Without limiting the generality of the insurance requirements set forth herein, only if commercially available at commercially reasonable rates (in an amount reasonably consistent with the amount of such insurance generally obtained by companies engaging in real estate business operations of a similar size, common nature, and with similar property types as that of the Borrower) either (i) the insurance policies required hereunder shall not include any so called "terrorist exclusion" or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals, or (ii) excess or blanket coverage with respect thereto shall be provided, which excess or blanket coverage must be in an amount, from an insurer, and in accordance with terms and conditions reasonably acceptable to the Agent.

     All notices provided to be given by any insurer to Agent shall be mailed to or delivered to Agent by certified or registered mail, return receipt requested, as follows:

                           Fleet National Bank as Agent
                           ISAOA/ATIMA
                           Insurance Department
                           Mail Code: CT EH 4151 MP
                           P. O. Box 2984
                           Hartford, CT 06101-2984

                           EXHIBIT F TO LOAN AGREEMENT
             OWNERSHIP INTERESTS AND TAXPAYER IDENTIFICATION NUMBERS

                           EXHIBIT G TO LOAN AGREEMENT
                             COMPLIANCE CERTIFICATE

                                    EXHIBIT H
                       MANAGEMENT AND ADVISORY AGREEMENTS

                                    EXHIBIT I
                        FORM OF ASSIGNMENT AND ACCEPTANCE

                                    EXHIBIT J
                              COLLATERAL PROPERTIES
                           COLLATERAL PROPERTY OWNERS
                             PARTIAL RELEASE AMOUNT

---------------------------------------------------------------------------------------------------------------
Collateral Property                            Borrower/Guarantor                          Partial
                                                                                           Release
                                                                                           Amount
---------------------------------------------------------------------------------------------------------------

Loch Raven Plaza, Towson, Maryland             Shelbourne I Guarantor                      $7,500,000
---------------------------------------------------------------------------------------------------------------
Century Plaza, San Diego, California           Century Park I Joint Venture                $20,000,000
---------------------------------------------------------------------------------------------------------------
Seattle Tower, Seattle, Washington             Seattle Landmark Joint Venture              $13,650,000
---------------------------------------------------------------------------------------------------------------
Tri-Columbus Volvo, Westerville, Ohio          Tri-Columbus Associates                     $9,200,000
---------------------------------------------------------------------------------------------------------------
Tri-Columbus Simmons, Grove City, Ohio         Tri-Columbus Associates                     $3,300.000
---------------------------------------------------------------------------------------------------------------
Matthews Festival, Matthews, North             Shelbourne Matthews Company LLC             $6,500,000
Carolina
---------------------------------------------------------------------------------------------------------------
Commerce Plaza, Richmond, Virginia             Shelbourne Richmond Company LLC             $7,500,000
---------------------------------------------------------------------------------------------------------------
Sunrise Marketplace, Las Vegas, Nevada         Shelbourne Las Vegas Company LLC            $9,600,000
---------------------------------------------------------------------------------------------------------------

                           EXHIBIT K TO LOAN AGREEMENT

                               LENDERS' COMMITMENT

                                    EXHIBIT L

                                   LOAN AGENDA



                                    EXHIBIT M

                      NON-COLLATERAL INDIVIDUAL PROPERTIES
                    NON-COLLATERAL INDIVIDUAL PROPERTY OWNERS
                  OTHER PROPERTIES OWNED BY SHELBOURNE ENTITIES
                                      DEBT


Property                         Owner                                               Debt
--------                         -----                                               ----
568 Broadway                     568 Broadway Joint Venture                          Broadway Debt and Broadway
New York, New York                                                                   Mortgage

Melrose Crossing I               Shelbourne Properties II L.P.                       None
Melrose Outparcel
Melrose Park, Illinois

Melrose Crossing II              Shelbourne Properties III L.P.                      None
Melrose Park, Illinois

Super Valu Stores                Indiana Market, Ltd.                                None
Indianapolis, Indiana

20 Motel Properties              Accotel Property Investors, LLC                     Approximately $74,000,000 of
                                                                                     non-recourse indebtedness owed
                                                                                     to Berkshire Hathaway Credit
                                                                                     Corporation

                                SCHEDULE 5.1.2(i)
                     MATERIAL CHANGES TO FINANCIAL CONDITION


On January 31, 2003, the Shelbourne REITs paid dividends per share as follows:

     Shelbourne Properties I, Inc.               $  3.50
     Shelbourne Properties II, Inc.              $ 14.50
     Shelbourne Properties III, Inc.             $  2.50

On January 22, 2003, Shelbourne Properties I, Inc. sold its property located in Fort Lauderdale, Florida commonly referred to as Southport Shopping Center

On January 19, 2003, Shelbourne Properties III, Inc. sold its property located in Livonia, Michigan commonly referred to as Livonia Plaza

On January 31, 2003, Tri-Columbus Associates sold its property located in Hilliard, Ohio.



                                Sch 5-1-2 --- 1

                                 SCHEDULE 5.1.11
                        CHANGES TO CONDITION OF PROPERTY

Seattle Tower sustained significant damage from an earthquake on February 28, 2001. Remaining repairs consist of elevator shaft wall repairs and exterior facade repairs, the cost of which are estimated to be approximately $1,500,000 in the aggregate. Borrower had in effect at the time of the casualty property insurance which included earthquake coverage with limits in excess of $1,500,000.00. Borrower has made a timely claim against the policy for the costs of repair in compliance with all procedures and requirements of the policy. Borrower is not aware of any reason why such claim would not be paid by the insurer in full.

Matthews Festival is currently undergoing a significant refurbishment program pursuant to which the theater is being converted to commercial retail space. The estimated cost of such refurbishment is approximately $1,200,000.




                                Sch 5-1-11 --- 1

                                  SCHEDULE 6.5
                                   LITIGATION

     On February 26 and March 6, 2002, respectively, plaintiffs Thomas Hudson and Ruth Grening filed individual and derivative action lawsuits, which were subsequently consolidated, on behalf of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. (collectively, the "Companies") against Northstar Capital Investment Corp. ("Northstar"), several of its affiliates, and the members of the boards of directors of the Companies as of February 13, 2002 in the Court of Chancery of the State of Delaware. The two actions challenged the propriety of transactions consummated on February 14, 2002, by which the Companies and their respective operating partnerships agreed to purchase from Northstar approximately 30% of the then outstanding shares of each of the Companies as well as the right to terminate certain management services agreements.

     On May 7, 2002, plaintiffs Grening and Hudson jointly filed a separate individual and class action in Delaware Chancery Court alleging that the Companies and the members of the Boards at that time had violated 8 Del. C. ss. 211 by failing to call and hold annual meetings of the stockholders within 13 months of the incorporation of the Companies, and had breached their fiduciary duties and the provisions of the Companies' Amended and Restated Certificates of Incorporation, by, inter alia, reducing and reorganizing the Companies' boards and issuing allegedly false and/or misleading statements and omissions of material facts in press releases and the 2001 Annual Reports filed with the SEC by each of the Companies. On May 29, 2002, the Court consolidated the claims pursuant to 8 Del. C. ss. 211 for purposes of discovery and trial with similar claims in a lawsuit brought in the same forum by HX Investors, L.P. ("HX Investors") and other shareholders against the Companies.

     The Companies vigorously defended all of the litigation, and, on July 1, 2002, HX Investors, L.P., the additional shareholders, the Companies, the additional defendants, and Ms. Grening entered into several related agreements pursuant to which the aforementioned actions by plaintiffs Grening, Hudson, and HX Investors were settled, subject, with respect to the class and derivative actions, to the approval of the Court, in exchange for, (1) the Companies' agreement to adopt those by-laws and take all other steps necessary to, inter alia, (a) approve the expansion of the size of the then current Boards to six members each, with a majority of members of each Board required thereafter to be independent, (b) conduct Annual Meetings in September 2002 at which all six seats on each of the Boards would be placed up for election by the stockholders,
(c) to adopt and implement additional corporate governance provisions, (d) facilitate the consummation of tender offers by HX Investors for the purchase of up to 30% of the outstanding common stock of each of the Companies at prices that offered a significant premium to then current market trading prices that was required to be based upon a value for all outstanding shares of the Companies in the aggregate amount of at least $138.5 million; (2) HX Investors' agreement to commence such tender offers and to thereafter put forth, and vote all of its shares in favor of, a proposal by which the Companies would be liquidated in an orderly fashion; and (3) Northstar's agreement to contribute
(a) up to $1 million for the payment of the class and derivative plaintiffs' attorneys' fees, expenses, and incentive fees as approved by the Court and (b) up to 42% of the OP Units owned by an affiliate of Northstar with a value of up to $1.05

                                  Sch 6-5 --- 1
million, to be paid to HX Investors upon the completion of the tender offers and settlement of the Actions, so that HX Investors would agree to consummate tender offers at prices that were based upon a minimum value of $138.5 million for all outstanding shares.

     The settlement with Ms. Grening was memorialized by letter agreement dated July 1, 2002, setting forth the agreement in principal. By letter agreement dated October 28, 2002, Plaintiff Thomas Hudson joined in the agreement in principle. Confirmatory discovery and drafting of the full settlement agreement is proceeding, after which Court approval for the settlement must be obtained and notice and the opportunity to opt-out of the class provided to relevant current and former shareholders.




                                  Sch 6-5 --- 2

                                 SCHEDULE 6.16.2
                                  OPTION RIGHTS


Property                          Tenant              Option
--------                          ------              ------
Sunrise Marketplace               Smith's Foods       Right to purchase their space at the end of the initial
                                                      lease term for $4.2 million.

Century Park                      SDGE                Right to make a rejectible offer to purchase the property
                                                      upon landlord giving notice of its intention to market the property for sale.  Should tenant decline to make an offer,
                                                      Landlord may sell the property within 6 months.  Should
                                                      tenant make an offer that Landlord rejects, Landlord may
                                                      sell the property within 6 months on terms no less favorable than tenant's offer.

Tri-Columbus                      Volvo               Tenant may elect to terminate its lease by making a payment of $1,123,732.50 on December 31, 2005, by providing Landlord notice no later than January 1, 2005, of its intention to do
                                                      so.


                                Sch 6-16-2 --- 1

                                 SCHEDULE 6.21.4
                              DISCLOSED OBLIGATIONS

Each of Shelbourne Properties I L.P., Shelbourne Properties II L.P. and Shelbourne Properties III L.P. is obligated under the Restructuring Agreement and the other agreements entered into on connection therewith to:

1. Upon the occurrence of a "Put Event" (as defined in the Restructuring Agreement), to repurchase from Shelbourne Management LLC, at its election, the Class A Units in each of them for a purchase price aggregating $2,500,000 plus a premium equal to the following amounts:


                                        (all amounts are in thousands)
    Period                       Shelbourne I OP         Shelbourne II OP          Shelbourne III OP
    ------                       ---------------         ----------------          -----------------
    2/14/03 - 5/13/03            $4,889                  $6,106                    $4,044
    5/14/03 - 8/13/03            $4,503                  $5,624                    $3,725
    8/14/03 - 11/13/03           $4,128                  $5,156                    $3,415
    11/14/03 - 2/13/04           $3,766                  $4,703                    $3,115
    2/14/04- 5/13/04             $3,415                  $4,264                    $2,864
    5/14/04 - 8/13/04            $3,074                  $3,840                    $2,543
    8/14/04 - 11/13/04           $2,744                  $3,427                    $2,270
    11/14/04 - 2/13/05           $2,425                  $3,029                    $2,006
    2/14/05 - 5/13/05            $2,116                  $2,642                    $1,750
    5/14/05 - 8/13/05            $1,816                  $2,268                    $1,502
    8/14/05 - 11/13/05           $1,525                  $1,905                    $1,262
    11/14/05 - 2/13/06           $1,244                  $1,553                    $1,029
    2/14/06 - 5/13/06            $971                    $1,213                    $803
    5/14/06 - 8/13/06            $708                    $883                      $585
    8/14/06 - 11/13/06           $451                    $563                      $373
    11/14/06 - 2/13/07           $203                    $253                      $168

2. At the election of Shelbourne Management, LLC to expend up to $2,500,000 in the aggregate to acquire a replacement asset for the benefit of Shelbourne Management LLC.

3. Maintain a net worth at least equal to the amounts that could be paid pursuant to paragraph 1 above plus $5,000,000.

4. Upon receipt of a payment from Shelbourne Management, LLC of $105,000, all profit and loss allocation from the Accotel asset is to be allocated to Class A Unitholder.

5. Shelbourne Management, LLC can put their interest in Shelbourne JV LLC to the operating partnerships for no cost.

6.   The Class A Units receive a quarterly distribution of $31,250.

                                Sch 6-21-4 --- 1